FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-165147-10

Dated July 26, 2013	JPMBB 2013-C14

Free Writing Prospectus Structural and Collateral Term Sheet
JPMBB 2013-C14
$1,148,151,830 (Approximate Mortgage Pool Balance)

$1,006,068,000 (Approximate Offered Certificates)

J.P. Morgan Chase Commercial Mortgage Securities Corp. Depositor

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2013-C14

JPMorgan Chase Bank, National Association Barclays Bank PLC Mortgage Loan Sellers
J.P. Morgan Co-Lead Manager and Joint Bookrunner	Barclays Co-Lead Manager and Joint Bookrunner

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated July 26, 2013	JPMBB 2013-C14

This material is for your information, and neither J.P. Morgan Securities LLC (“JPMS”), nor Barclays Capital Inc. (“Barclays”) (each individually, an “Underwriter” and together, the ‘‘Underwriters’’) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The Depositor has filed a registration statement (including a prospectus) with the SEC (SEC File no. 333-165147) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (866) 400-7834 or by emailing cmbs-prospectus@jpmorgan.com.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever.  The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale.  These materials are subject to change, completion or amendment from time to time.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected in this document.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these certificates.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the Computational Materials.  The specific characteristics of the certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any certificate described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the certificates.

This information is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.

This document contains forward-looking statements.  Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth in this document.  While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of their dates, the issuer undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances.  Investors should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date of this document.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide.  Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates.  JPMS is a member of SIPC and the NYSE.

IRS Circular 230 Notice: THIS TERMSHEET IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS TERMSHEET IS WRITTEN AND PROVIDED BY THE DEPOSITOR IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE UNDERWRITERS OF THE TRANSACTION OR MATTERS ADDRESSED IN THIS DOCUMENT. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.  PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THESE CERTIFICATES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF CERTIFICATES TO BE MADE TO INVESTORS; ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES REFERRED TO IN THESE MATERIALS MAY BE ISSUED WITHOUT ALL OR CERTAIN OF THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  EACH UNDERWRITER’S OBLIGATION TO SELL CERTIFICATES TO ANY PROSPECTIVE INVESTOR IS CONDITIONED ON THE CERTIFICATES AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  IF THE UNDERWRITERS DETERMINE THAT A CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, SUCH PROSPECTIVE INVESTOR WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR THE UNDERWRITERS WILL HAVE ANY OBLIGATION TO SUCH PROSPECTIVE INVESTOR TO DELIVER ANY PORTION OF THE CERTIFICATES THAT SUCH PROSPECTIVE INVESTOR HAS COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY OR OBLIGATION BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND SUCH PROSPECTIVE INVESTOR, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS.  THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C14

Indicative Capital Structure

Publicly Offered Certificates
Class	Expected Ratings (Moody’s / Fitch)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	Aaa(sf) / AAA(sf)	$80,032,000	30.000%	2.69	9/13-7/18	44.5%	15.1%
A-2	Aaa(sf) / AAA(sf)	$278,327,000	30.000%	5.18	7/18-6/19	44.5%	15.1%
A-3	Aaa(sf) / AAA(sf)	$75,000,000	30.000%	9.82	6/23-6/23	44.5%	15.1%
A-4	Aaa(sf) / AAA(sf)	$288,526,000	30.000%	9.87	6/23-7/23	44.5%	15.1%
A-SB	Aaa(sf) / AAA(sf)	$81,821,000	30.000%	7.46	7/18-6/23	44.5%	15.1%
X-A	Aaa(sf) / AAA(sf)	$884,077,000(6)	N/A	N/A	N/A	N/A	N/A
X-B	A2(sf) / A-(sf)	$121,991,000(6)	N/A	N/A	N/A	N/A	N/A
A-S	Aaa(sf) / AAA(sf)	$80,371,000	23.000%	9.91	7/23-7/23	49.0%	13.8%
B	Aa3(sf) / AA-(sf)	$76,065,000	16.375%	9.99	7/23-8/23	53.2%	12.7%
C	A3(sf) / A-(sf)	$45,926,000	12.375%	9.99	8/23-8/23	55.7%	12.1%

Privately Offered Certificates(7)
Class	Expected Ratings (Moody’s / Fitch)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-C	NR / NR	$77,499,829(6)	N/A	N/A	N/A	N/A	N/A
D	Baa3(sf) / BBB-(sf)	$53,102,000	7.750%	9.99	8/23-8/23	58.7%	11.5%
E	Ba2(sf) / BBB-(sf)	$11,482,000	6.750%	9.99	8/23-8/23	59.3%	11.4%
F	Ba3(sf) / BB+(sf)	$12,916,000	5.625%	9.99	8/23-8/23	60.0%	11.2%
G	B2(sf) / B(sf)	$22,963,000	3.625%	9.99	8/23-8/23	61.3%	11.0%
NR	NR / NR	$41,620,829	0.000%	9.99	8/23-8/23	63.6%	10.6%

(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%.
(2)
The credit support percentages set forth for Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates in the aggregate.

(3)	Assumes 0% CPR / 0% CDR and an August 19, 2013 closing date. Based on modeling assumptions as described in the Free Writing Prospectus, dated July 26, 2013 (the “Free Writing Prospectus”).
(4)
The “Certificate Principal to Value Ratio” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(5)
The “Underwritten NOI Debt Yield” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates) is calculated by dividing the aggregate UW NOI Debt Yield for the mortgage loans, by the total initial Certificate Balance for such Class and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(6)	The Class X-A, Class X-B and Class X-C Notional Amounts are defined in the Free Writing Prospectus.
(7)
Any information in this Structural and Collateral Term Sheet concerning the Class X-C, Class D, Class E, Class F, Class G, Class NR and Class R Certificates is presented solely to enhance your understanding of the Publicly Offered Certificates.  The Class R Certificates are not shown above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C14

Summary of Transaction Terms

Securities Offered:	$1,006,068,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	J.P. Morgan Securities LLC and Barclays Capital Inc.
Mortgage Loan Sellers:	JPMorgan Chase Bank, National Association (“JPMCB”) (54.9%) and Barclays Bank PLC (“Barclays”) (45.1%).
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association (“Midland”).
Special Servicer:	Midland.
Directing Certificateholder:	BlackRock Financial Management Inc. (or an affiliate).
Trustee:	Wells Fargo Bank, National Association.
Certificate Administrator:	Wells Fargo Bank, National Association.
Senior Trust Advisor:	Pentalpha Surveillance LLC.
Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”) and Fitch Ratings Inc. (“Fitch”).
Pricing Date:	On or about August 6, 2013.
Closing Date:	On or about August 19, 2013.
Cut-off Date:
With respect to each mortgage loan, the related due date in August 2013, or with respect to any mortgage loan that was originated in July 2013 and has its first due date in September 2013, the related due date in August 2013.

Distribution Date:	The 4th business day after the Determination Date in each month, commencing in September 2013.
Determination Date:	11th day of each month, or if the 11th day is not a business day, on the next succeeding business day, commencing in September 2013.
Assumed Final Distribution Date:	The Distribution Date in August 2023, which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in August 2046.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC regular interests for U.S. federal income tax purposes.
Form of Offering:
The Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates will be offered publicly.  The Class X-C, Class D, Class E, Class F, Class G and Class NR Certificates will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors and pursuant to Regulation S, to non-U.S. Persons.

SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	1.0% clean-up call.
Minimum Denominations:
The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C14

Structural Overview

■	Accrual:	Each Class of Certificates (other than the Class R Certificates) will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest.
■	Distribution of Interest:
On each Distribution Date, accrued interest for each Class of Certificates (other than the Class R Certificates) at the applicable Pass-Through Rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B and Class X-C Certificates, on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The Pass-Through Rate applicable to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates on each Distribution Date will be a per annum rate equal to one of (a) a fixed rate, (b) the WAC Rate, (c)  the lesser of a specified fixed rate and the WAC Rate or (d) the WAC Rate less a specified percentage.

The Pass-Through Rate for the Class X-A Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) (the “WAC Rate”) for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S Certificates, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class B and Class C Certificates, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-C Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class F, Class G and Class NR Certificates, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

See “Description of the Certificates—Distributions” in the Free Writing Prospectus.

■	Distribution of Principal:
On any Distribution Date prior to the Cross-Over Date, payments in respect of principal of the Certificates will be distributed first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Free Writing Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-3 Certificates, until the Certificate Balance of such class is reduced to zero, fifth, to the Class A-4 Certificates, until the Certificate Balance of such Class is reduced to zero, sixth, to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal of the Certificates will be distributed first to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates, on a pro rata basis, based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero and then, to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C14

Structural Overview

■	Distribution of Principal (continued):
The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates have been reduced to zero (after taking into account any allocation of realized losses on the mortgage loans (exclusive of any related Pari Passu Companion Loan)) to such Classes on or prior to such date.

The Class X-A, Class X-B and Class X-C Certificates will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-A Certificates’ notional amount (the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S Certificates), the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-B Certificates’ notional amount (the Certificate Balances of the Class B and Class C Certificates) and the notional amount of the Class X-C Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to the Certificates that are components of the Class X-C Certificates’ notional amount (the Certificate Balances of the Class F, Class G and Class NR Certificates).

■	Yield Maintenance / Fixed Penalty Allocation:
For purposes of the distribution of Yield Maintenance Charges on any Distribution Date, Yield Maintenance Charges collected in respect of the mortgage loans will first be allocated pro rata between two groups (based on the amount of principal distributed to the Principal Balance Certificates in each group), consisting of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A and Class A-S Certificates, on the one hand (“YM Group A”) and the Class X-B, Class B, Class C and Class D Certificates, on the other hand (“YM Group B”). As among the Classes of Certificates in each YM Group, each Class of Certificates entitled to distributions of principal will receive an amount calculated generally in accordance with the following formula and as more specifically described in the Free Writing Prospectus, with any remaining Yield Maintenance Charges on such Distribution Date being distributed to the class of Class X Certificates in such YM Group.

YM	x	Principal Paid to Class	x	(Pass-Through Rate on Class – Discount Rate)
Charge		Total Principal Paid		(Mortgage Rate on Loan – Discount Rate)

No Yield Maintenance Charges will be distributed to the Class X-C, Class E, Class F, Class G and Class NR Certificates.  Once the Certificates Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D Certificates have been reduced to zero, all Yield Maintenance Charges will be distributed to the holders of the Class X-B Certificates.

■	Realized Losses:
Realized losses on the mortgage loans (exclusive of any related pari passu companion loan) will be allocated first to the Class NR, Class G, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of each such Class has been reduced to zero, and then, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates, on a pro rata basis, based on the Certificate Balance of each such class, until the Certificate Balance of each such class has been reduced to zero.  The notional amount of the Class X-A, Class X-B and Class X-C Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the Class X-A Certificates’, Class X-B Certificates’ and Class X-C Certificates’ notional amounts, respectively.  Realized losses on each whole loan will be allocated to the mortgage loan and the related pari passu companion loan, pro rata.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C14

Structural Overview

■	Interest Shortfalls:
A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of Appraisal Reductions to reduce P&I Advances; (c) shortfalls resulting from interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Senior Trust Advisor; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance and; (g) shortfalls resulting from other unanticipated or default-related expenses of the trust.  Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority” in the Free Writing Prospectus.

■	Appraisal Reductions:
Upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the mortgage loan, the Special Servicer will be obligated to obtain an appraisal of the related Mortgaged Property and calculate the Appraisal Reduction amount.  The “Appraisal Reduction” amount is generally the amount by which the current principal balance of the related mortgage loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds 90% of the appraised value of the related Mortgaged Property, plus the amount of any escrows and letters of credit.

In general, the Appraisal Reduction amount is notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Certificates beginning with the Class NR Certificates for certain purposes, including certain voting rights and the determination of the controlling class.  With respect to each pari passu whole loan, the Appraisal Reduction amount is notionally allocated to reduce the principal balance of the related mortgage loan and the related pari passu companion loan, pro rata, with the amounts allocated in respect of the related mortgage loan, in reverse sequential order, to each Class of Certificates beginning with the Class NR Certificates.

■	Appraisal Reduced Interest:
Accrued and unpaid interest at the related Mortgage Rate for a mortgage loan that is not advanced by the Master Servicer or the Trustee as backup master servicer due to the application of Appraisal Reduction amounts to such mortgage loan.

■	Master Servicer Advances:
The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction amount exists, the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on the mortgage loan will be reduced to equal the product of (x) the interest portion of the amount that would be advanced without regard to any Appraisal Reduction and (y) a fraction, the numerator of which is the then outstanding principal balance of the mortgage loan minus the Appraisal Reduction amount and the denominator of which is the then outstanding principal balance of the mortgage loan.

Four (4) mortgage loans, which are referred to as the “Meadows Mall Mortgage Loan”, the “589 Fifth Avenue Mortgage Loan”, the “SanTan Village Mortgage Loan” and the “Southridge Mall Mortgage Loan”, respectively, are each part of the trust and are each a split loan that is pari passu with a related companion loan (each of which is referred to as a “Pari Passu Companion Loan”) that is not part of the trust. The entirety of each of these split loan structures is referred to as a “Whole Loan”. With respect to each such Whole Loan, the Master Servicer and the Trustee will not make any principal or interest advances with respect to the related Pari Passu Companion Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■	Liquidated Loan Waterfall:
On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any Pari Passu Companion Loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any Appraisal Reduced Interest. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay Appraisal Reduced Interest. Any liquidation proceeds in respect of each such mortgage loan in excess of the related outstanding balance will first be applied to offset any interest shortfalls allocated to the Certificates (other than the Class X-A, Class X-B and Class X-C Certificates), in sequential order, and then to offset any realized losses allocated to the Certificates (other than the Class X-A, Class X-B and Class X-C Certificates), in sequential order. Any liquidation proceeds remaining after such applications will be distributed to the Class R Certificates.

■	Sale of Defaulted Mortgage Loans and REO Properties:
The Special Servicer may offer to sell or may offer to purchase any defaulted mortgage loan or REO property, if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the trust, on a net present value basis. The Special Servicer is required to accept the highest offer for any defaulted mortgage loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Purchase Price”) except as described in the Free Writing Prospectus.

In connection with such sale and fair value determination, within 30 days of a mortgage loan becoming a specially serviced mortgage loan, the Special Servicer is required to order an appraisal and, within 30 days of receipt of such appraisal, is required to determine the fair value of such defaulted mortgage loan in accordance with the applicable servicing standard. If, however, the Special Servicer is already in the process of obtaining an appraisal with respect to the related mortgaged property, the Special Servicer is required to make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such appraisal. Additionally, with respect to the mortgage loans that have mezzanine debt, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted mortgage loan.

If the Special Servicer does not receive an offer at least equal to the Purchase Price, the Special Servicer may purchase the defaulted mortgage loan or REO property at the Purchase Price. If the Special Servicer does not elect to purchase the defaulted mortgage loan or REO property at the Purchase Price, the Special Servicer is required to accept the highest offer (taking into account credit-worthiness of the purchaser and certainty of execution) received from any person that is determined to be a fair price (supported by an appraisal required to be obtained by the Special Servicer within 30 days of a mortgage loan becoming a specially serviced mortgage loan) for such defaulted mortgage loan or REO property, if the highest offeror is a person other than the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Senior Trust Advisor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer (in connection with offers related to the applicable mortgage loan), a holder of any related Pari Passu Companion Loan (in connection with offers related to any Serviced Whole Loan), a holder of a related mezzanine loan (except to the extent described below), or any known affiliate of any of them (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee must approve the purchase of the defaulted mortgage loan or REO property based upon its determination of the fair price for the defaulted mortgage loan (including any related Pari Passu Companion Loan) or REO property (based upon updated appraisals received by the Trustee) and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may purchase a defaulted mortgage loan or REO property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

■	Sale of Defaulted Mortgage Loans and REO Properties (continued):
If the Special Servicer does not receive any offers that are at least equal to the Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted mortgage loan (including the related Pari Passu Companion Loan, if applicable) or REO property if the Special Servicer determines, in accordance with the applicable servicing standard, that a rejection of such offer would be in the best interests of the Certificateholders, so long as such lower offer was not made by the Special Servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Trustee, the Certificate Administrator and the Master Servicer receive an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either REMIC of the trust fund or cause either REMIC of the trust fund to fail to qualify as a REMIC.

If any of the Whole Loans become defaulted mortgage loans and (i) the Special Servicer or (ii) with respect to the 589 Fifth Avenue Mortgage Loan, the JPMCC 2013-C13 special servicer, determines to sell such mortgage loan as described above, then the applicable special servicer will be required to sell the related Pari Passu Companion Loan together with the related mortgage loan as a single loan.  In connection with any such sale, the then applicable special servicer will be required to follow the procedures set forth above.

■	Control Rights:
The Class F, Class G and Class NR Certificates (the “Control Eligible Certificates”) will have certain control rights attached to them. The majority owner or appointed representative of the Class of Control Eligible Certificates that at any time of determination is the Controlling Class (such owner or representative the “Directing Certificateholder”), will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to a mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan.  With respect to any mortgage loan that has mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

With respect to the 589 Fifth Avenue Mortgage Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder under the JPMCC 2013-C13 securitization.

With respect to the Meadows Mall Mortgage Loan, the SanTan Village Mortgage Loan and the Southridge Mall Mortgage Loan, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain rights of the holder of the related Pari Passu Companion Loan pursuant to the related intercreditor agreement.

■	Directing Certificateholder:	BlackRock Financial Management Inc. (or an affiliate), is expected to be appointed the initial directing certificateholder.

■	Controlling Class:
The “Controlling Class” will at any time of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reductions allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class.

The Controlling Class as of the Closing Date will be the Class NR Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

■	Control Event:
A “Control Event” will occur when (i) the Certificate Balance of the Class F Certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Balance of the Class F Certificates) has been reduced to less than 25% of the initial Certificate Balance as of the Closing Date or (ii) a holder of the Class F Certificates becomes the majority holder of the Controlling Class (the “Controlling Class Certificateholder”) and irrevocably waives its right to exercise any rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder.

Upon the occurrence and during the continuance of a Control Event, the Controlling Class will no longer have any control rights. The Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to a mortgage loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

■	Consultation Termination Event:
A Consultation Termination Event will occur (i) when, without regard to the application of any Appraisal Reduction amount (i.e., giving effect to principal reductions through principal payments and realized losses only), there is no Class of Control Eligible Certificates that satisfies the requirement of a Controlling Class or (ii) during such time as the Class F Certificates are the most subordinate class among the Control Eligible Certificates that have a then outstanding Principal Balance, net of Appraisal Reductions, at least equal to 25% of the initial Certificate Balance, and the then Controlling Class Certificateholder has irrevocably waived its right to appoint a Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all Certificateholders.

■	Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction amounts allocable to such Class, to no longer be the Controlling Class.
■	Remedies Available to Holders of an Appraised-Out Class:
Holders of the majority of any Class of Control Eligible Certificates that is determined at any date of determination to no longer be the Controlling Class as a result of an Appraisal Reduction allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan that results in the Class becoming an Appraised-Out Class.

Upon receipt of that second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, any recalculation of the Appraisal Reduction amount is warranted, and if so warranted, the Special Servicer is required to recalculate the Appraisal Reduction amount based on the second appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a second appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

■	Senior Trust Advisor:
The Senior Trust Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of Specially Serviced Mortgage Loans.  The Senior Trust Advisor will generally be responsible for reviewing the Special Servicer’s operational practices with respect to the resolution and liquidation of Specially Serviced Mortgage Loans. In addition, after the occurrence and during the continuance of a Control Event, the Senior Trust Advisor will have certain consultation rights with respect to the Specially Serviced Mortgage Loans. The Senior Trust Advisor will initially be Pentalpha Surveillance LLC.  The Senior Trust Advisor will have no obligations under the Pooling and Servicing Agreement with respect to the 589 Fifth Avenue Whole Loan.

The Senior Trust Advisor will be responsible for:

■       after the occurrence and during the continuance of a Control Event, consulting with the Special Servicer with respect to each Asset Status Report prepared by the Special Servicer and recommending proposed alternative courses of action.

■       after the occurrence and during the continuance of a Control Event, preparing an annual report addressing the Senior Trust Advisor’s overall findings and determinations and setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Mortgage Loans.  The Annual Report will be based on the Senior Trust Advisor’s knowledge of all of the Special Servicer’s actions taken during the applicable calendar year with respect to the resolution or liquidation of Specially Serviced Mortgage Loans, including knowledge obtained in connection with the Senior Trust Advisor’s review of each Asset Status Report prepared by the Special Servicer.

■       prior to the occurrence and continuance of a Control Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the Senior Trust Advisor after such calculations have been finalized.  The Senior Trust Advisor will be required to review such calculations but will not opine on or take any affirmative action with respect to such Appraisal Reduction calculations and/or net present value calculations.

■       after the occurrence and during the continuance of a Control Event, recalculating and verifying, on a limited basis, the accuracy of mathematical calculations and the corresponding application of the applicable formulas utilized in connection with any Appraisal Reduction or net present value calculations performed by the Special Servicer.  In the event the Senior Trust Advisor does not agree with the mathematical calculations or the application of the applicable formulas required to be utilized for such calculation, the Senior Trust Advisor and the Special Servicer will consult with each other in order to resolve any disagreement.  Any disagreement with respect to such calculations that the Senior Trust Advisor and the Special Servicer are unable to resolve will be determined by the Certificate Administrator.

In addition, the Senior Trust Advisor is required to promptly review all information available to Privileged Persons on the Certificate Administrator’s website related to Specially Serviced Mortgage Loans and certain information available to Privileged Persons on the Certificate Administrator’s website related to mortgage loans included on the monthly CREFC® servicer watch list report, each final asset status report delivered to the Senior Trust Advisor by the Special Servicer and each assessment of compliance report and attestation report prepared by the Special Servicer in order to maintain its familiarity with the mortgage loans and the performance of the Special Servicer under the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Event, the Senior Trust Advisor will also consult with the Special Servicer in connection with certain major decisions and propose possible alternative courses of action.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■	Senior Trust Advisor (continued):
In addition, after the occurrence of a Consultation Termination Event, if the Senior Trust Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Senior Trust Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Senior Trust Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Certificates evidencing at least a majority of the aggregate notional balance of all Classes of Certificates entitled to principal distributions (taking into account the application of any Appraisal Reduction amounts to notionally reduce the Certificate Balances of the Classes to which such Appraisal Reduction amounts are allocable). In the event the holders of such Certificates elect to remove and replace the Special Servicer, the Certificate Administrator will be required to obtain a rating agency confirmation from each of the rating agencies at that time.

■	Replacement of Senior Trust Advisor:
The Senior Trust Advisor may be terminated or removed under certain circumstances and a replacement Senior Trust Advisor appointed as described in the Free Writing Prospectus.

Any replacement Senior Trust Advisor (or the personnel responsible for supervising the obligations of the replacement Senior Trust Advisor) must (i) be regularly engaged in the business of advising clients in commercial mortgage-backed securities matters and have at least 5 years of experience in collateral analysis and loss projections and (ii) have at least 5 years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets or (iii) be an institution that is a special servicer or operating advisor on a rated CMBS transaction, but has not been a special servicer on a transaction that a rating agency has downgraded, qualified or withdrawn its ratings citing servicing concerns with the Special Servicer as the sole or a material factor in such rating option. Any Senior Trust Advisor is prohibited from making an investment in any class of certificates in the Trust as described in the Free Writing Prospectus.

■	Appointment and Replacement of Special Servicer:
The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Event, the Special Servicer may generally be replaced at any time by the Directing Certificateholder.

Upon the occurrence and during the continuance of a Control Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

After the occurrence of a Consultation Termination Event, the Senior Trust Advisor may also recommend the replacement of the Special Servicer as described above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

■	Replacement of Special Servicer by Vote of Certificateholders:
After the occurrence and during the continuance of a Control Event and upon (a) the written direction of holders of Certificates evidencing not less than 25% of the aggregate notional balance of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction amounts to notionally reduce the Certificate balances of Classes to which such Appraisal Reduction amounts are allocable) requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade of the Certificates (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of at least 75% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with the replacement special servicer.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer described above, the holders of Certificates evidencing at least 75% of the aggregate voting rights (taking into account the application of realized losses and the application of any Appraisal Reductions to notionally reduce the Certificate Balance of the Certificates) of all Classes of Certificates entitled to principal on an aggregate basis.

With respect to each of the Whole Loans, the holder of the related Pari Passu Companion Loan (the rights of which, with respect to the 589 Fifth Avenue Mortgage Loan will, prior to a Control Event, be exercised by the Directing Certificateholder and afterward will be the applicable holders of Certificates with the requisite percentage of voting rights), under certain circumstances following a servicer termination event with respect to the special servicer, will be entitled to direct the trustee to terminate the special servicer solely with respect to such Whole Loan.  A replacement special servicer will be selected by the applicable trustee or, prior to a Control Event, by the applicable Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

■	Master Servicer and Special Servicer Compensation:
The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described under “Transaction Parties–Servicing and Other Compensation and Payment of Expenses” in the Free Writing Prospectus.

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan and REO Loan (including Specially Serviced mortgage loans) that will accrue at the related servicing fee rate described in the Free Writing Prospectus.  The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each Specially Serviced mortgage loan and REO Loan at the special servicing fee rate described in the Free Writing Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans.  The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

■	Master Servicer and Special Servicer Compensation (continued):
An “Excess Modification Fee” with respect to any mortgage loan and Serviced Whole Loan (as defined in the Free Writing Prospectus) is the sum of (A) the excess of (i) any and all Modification Fees with respect to a mortgage loan or Serviced Whole Loan over (ii) all unpaid or unreimbursed additional expenses described in the Free Writing Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan or Serviced Whole Loan, if applicable, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan (or serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (or serviced Whole Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan or serviced Whole Loan.

A “Workout Fee” will generally be payable with respect to each corrected Mortgage Loan (as more specifically described in the Free Writing Prospectus) and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a corrected Mortgage Loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected Mortgage Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout, calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected Mortgage Loan (including the related Pari Passu Companion Loan, if applicable) that would result in the total Workout Fees payable to the Special Servicer in respect of that mortgage loan (or Whole Loan) to be $25,000.

The “Excess Modification Fee Amount” for any corrected Mortgage Loan is an amount equal to any Excess Modification Fees paid by or on behalf of the related borrower and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO Loan being a corrected Mortgage Loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each Specially Serviced Mortgage Loan or REO Property (except with respect to any Mortgage Loan serviced under the JPMCC 2013-C13 pooling and servicing agreement) as to which the Special Servicer obtains a full or partial recovery of the related asset. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable at a rate of 1.00% of the liquidation proceeds.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan or REO Loan as additional compensation within the prior 12 months; provided, however, that no Workout Fee (on an aggregate basis) or Liquidation Fee will be less than $25,000.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement.  In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

■	Master Servicer and Special Servicer Compensation (continued):
In addition, no liquidation fee will be payable to the Special Servicer if a mortgage loan becomes a Specially Serviced Mortgage Loan only because of a maturity default and the related liquidation proceeds are received within 90 days following the stated maturity date as a result of the related mortgage loan being refinanced or otherwise repaid in full.

■	Deal Website:
The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted
               ■     special notices
               ■     summaries of asset status reports
               ■     appraisals in connection with Appraisal Reductions plus any second appraisals ordered
               ■     an “Investor Q&A Forum”
               ■     a voluntary investor registry
               ■     SEC EDGAR filings

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Characteristics

Mortgage Loan Sellers

	Number of	Number of	Aggregate
Mortgage	Mortgage	Mortgaged	Cut-off Date	% of
Loan Seller	Loans	Properties	Balance	IPB
JPMCB	17	36	$630,122,993	54.9%
Barclays	28	53	518,028,836	45.1
	45	89	$1,148,151,830	100.0%

Loan Pool
Initial Pool Balance (IPB):	$1,148,151,830
Number of Mortgage Loans:	45
Number of Mortgaged Properties:	89
Average Cut-off Date Balance per Mortgage Loan:	$25,514,485
Weighted Average Current Mortgage Rate:	4.57466%
10 Largest Mortgage Loans as % of IPB:	61.4%
Weighted Average Remaining Term to Maturity(1):	104 months
Weighted Average Seasoning:	1 month

Credit Statistics
Weighted Average UW NCF DSCR(2)(3):	1.65x
Weighted Average UW NOI Debt Yield(2):	10.6%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(2)(4):	63.6%
Weighted Average Maturity Date LTV(1)(2)(4):	54.4%

Other Statistics
% of Mortgage Loans with Additional Debt:	42.9%
% of Mortgaged Properties with Single Tenants:	16.9%

Amortization
Weighted Average Original Amortization Term(5):	344 months
Weighted Average Remaining Amortization Term(5):	344 months
% of Mortgage Loans with Amortizing Balloon:	63.6%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	23.2%
% of Mortgage Loans with Interest-Only:	10.8%
% of Mortgage Loans with Amortizing Balloon followed by ARD-Structure:	2.4%

Cash Management(6)
% of Mortgage Loans with In-Place, CMA Lockboxes:	68.2%
% of Mortgage Loans with In-Place, Hard Lockboxes:	24.3%
% of Mortgage Loans with Springing Lockboxes:	7.5%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	67.6%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	28.3%
% of Mortgage Loans Requiring Monthly CapEx Reserves(7):	71.7%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(8):	60.7%

(1)	In the case of the two mortgage loans with anticipated repayment dates, as of the related anticipated repayment date.
(2)	In the case of Loan Nos. 1, 3, 4 and 5, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loans.
(3)
In the case of Loan No. 12, UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 months after the Cut-off Date based on the planned amortization schedule provided in Annex F of the Free Writing Prospectus.

(4)	In the case of Loan No. 18, the Cut-Off Date LTV and Maturity Date LTV is calculated using the appraisal’s “hypothetical market value at stabilization”.
(5)	Excludes three mortgage loans that are interest-only for the entire term.
(6)	For detailed description of Cash Management, refer to “Description of the Mortgage Pool – Lockbox Accounts” in the Free Writing Prospectus.
(7)	CapEx Reserves include FF&E reserves for hotel properties.
(8)	Calculated only with respect to Cut-off Date Balance for retail, office, industrial and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C14

Collateral Characteristics

Ten Largest Mortgage Loans

		Mortgage	No.	Cut-off						Cut-off	Maturity
		Loan	of	Date	% of		Property	UW NCF	UW NOI	Date	Date/ARD
No.	Loan Name	Seller	Prop.	Balance	IPB	SF/Rooms	Type	DSCR(1)	DY(1)	LTV(1)	LTV(1)
1	Meadows Mall	JPMCB	1	$109,797,026	9.6%	308,190	Retail	1.49x	9.8%	69.9%	50.3%
2	Spirit Portfolio	Barclays	26	$102,134,091	8.9%	1,558,061	Various	1.63x	12.1%	59.8%	50.0%
3	589 Fifth Avenue	JPMCB	1	$87,500,000	7.6%	169,486	Mixed Use	2.00x	8.6%	59.3%	59.3%
4	SanTan Village	JPMCB	1	$82,726,432	7.2%	707,615	Retail	2.12x	11.6%	55.6%	48.5%
5	Southridge Mall	Barclays	1	$75,000,000	6.5%	553,801	Retail	1.53x	9.2%	69.1%	57.9%
6	Texas Industrial Portfolio	JPMCB	19	$73,400,000	6.4%	2,329,423	Industrial	1.48x	10.4%	68.6%	63.1%
7	Plaza La Cienega	Barclays	1	$61,100,000	5.3%	308,143	Mixed Use	1.33x	9.1%	64.3%	59.5%
8	Embassy Suites Glendale	JPMCB	1	$49,939,536	4.3%	272	Hotel	1.74x	10.5%	64.7%	59.2%
9	Sand Creek Crossing	Barclays	1	$34,947,365	3.0%	251,614	Retail	1.46x	9.8%	65.6%	53.3%
10	Republic Services Corporate Headquarters	JPMCB	1	$28,000,000	2.4%	152,162	Office	1.59x	10.0%	57.6%	50.6%

	Top 3 Total / Weighted Average			$299,431,116	26.1%			1.69x	10.2%	63.4%	52.8%
	Top 5 Total / Weighted Average			$457,157,548	39.8%			1.74x	10.3%	62.9%	52.9%
	Top 10 Total / Weighted Average			$704,544,449	61.4%			1.66x	10.2%	63.7%	54.9%
(1)	In the case of Loan Nos. 1, 3, 4 and 5, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loans.

Pari Passu Note Loan Summary

			Companion	Total
		Trust	Loan	Mortgage Loan	Controlling
		Cut-off Date	Cut-off Date	Cut-off Date	Pooling & Servicing	Master	Special	Voting
No.	Loan Name	Balance	Balance	Balance	Agreement	Servicer	Servicer	Rights
1	Meadows Mall	$109,797,026	$54,399,435	$164,196,461	JPMBB 2013-C14	Midland	Midland	JPMBB 2013-C14
3	589 Fifth Avenue	$87,500,000	$87,500,000	$175,000,000	JPMCC 2013-C13	Midland	Berkadia	JPMCC 2013-C13
4	SanTan Village	$82,726,432	$54,818,720	$137,545,152	JPMBB 2013-C14	Midland	Midland	JPMBB 2013-C14
5	Southridge Mall	$75,000,000	$50,000,000	$125,000,000	JPMBB 2013-C14	Midland	Midland	JPMBB 2013-C14

Existing Mezzanine Debt/Third Party Financing Summary

			Other	Total	Trust	Total	Trust	Total Debt	Trust	Total
		Trust	Debt	Debt	UW	Debt	Cut-off	Cut-off	UW NOI	Debt
		Cut-off Date	Cut-off Date	Cut-off Date	NCF	UW NCF	Date	Date	Debt	UW NOI
No.	Loan Name	Balance	Balance	Balance	DSCR(1)	DSCR(1)	LTV	LTV	Yield	Debt Yield
6	Texas Industrial Portfolio	$73,400,000	$7,418,500	$80,818,500	1.48x	1.27x	68.6%	75.6%	10.4%	9.5%
11	Copper Creek Portfolio	$27,760,000	$6,000,000	$33,760,000	1.55x	1.13x	69.7%	84.8%	10.7%	8.8%
12	575 Maryville Centre Drive	$26,371,384	$2,600,000	$28,971,384	1.48x	1.29x	65.9%	72.4%	11.8%	10.7%
28	Element Dallas Fort Worth Airport North	$10,000,000	$3,000,000	$13,000,000	1.89x	1.24x	62.9%	81.8%	11.9%	9.2%
(1)
In the case of Loan No. 12, UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 months after the Cut-off Date based on the planned amortization schedule provided in Annex F of the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C14

Collateral Characteristics

Previous Securitization History(1)

			Property	Cut-off Date	% of	Previous
No.	Loan Name	Location	Type	Balance	IPB	Securitization
1	Meadows Mall	Las Vegas, NV	Retail	$109,797,026	9.6%	COMM 2004-LB2A, WBCMT 2003-C9
2	Spirit Portfolio(2)	Various, Various	Various	$102,134,091	8.9%	Various
3	589 Fifth Avenue	New York, NY	Mixed Use	$87,500,000	7.6%	BACM 2005-2
5	Southridge Mall	Greendale, WI	Retail	$75,000,000	6.5%	JPMCC 2005-CB11
7	Plaza La Cienega	Los Angeles, CA	Mixed Use	$61,100,000	5.3%	MSDWC 2002-TOP7
8	Embassy Suites Glendale	Glendale, CA	Hotel	$49,939,536	4.3%	COMM 2011-FL1
9	Sand Creek Crossing	Brentwood, CA	Retail	$34,947,365	3.0%	GCCFC 2003-C2
13	Country Club Mall	LaVale, MD	Retail	$26,150,000	2.3%	MSC 2003-IQ6
15	Embassy Suites Birmingham-Hoover	Hoover, AL	Hotel	$22,750,000	2.0%	S2H 2012-LV1
18	10 South Broadway	St. Louis, MO	Office	$20,000,000	1.7%	MSC 2007-IQ14
19	Centre at Westbank	Harvey, LA	Retail	$18,600,000	1.6%	LBUBS 2003-C8
20	Sky Harbor Manufactured Housing	Buffalo, NY	Manufactured Housing	$18,580,000	1.6%	MLMT 2004-KEY2
21	American Twine	Cambridge, MA	Office	$18,000,000	1.6%	CSFB 2005-C4
30	Four Points Sheraton - San Diego	San Diego, CA	Hotel	$9,500,000	0.8%	BACM 2004-1
31	Market at Lake Tapps	Bonney Lake, WA	Retail	$8,278,284	0.7%	WBCMT 2003-C7
33	North Ridge Shopping Center	Hobart, IN	Retail	$7,500,000	0.7%	CMAT 1999-C2
41	Mission Trace	Lakewood, CO	Retail	$4,957,253	0.4%	CCMSC 2000-1
42	Maplewood Properties	Bloomfield Hills, MI	Mixed Use	$4,700,000	0.4%	JPMCC 2003-LN1
43	Thunderbird Village	Tumwater, WA	Manufactured Housing	$3,595,216	0.3%	CSFB 2004-C1
45	Battlefield Place	Chickamauga, GA	Retail	$3,000,000	0.3%	PSSF 2000-C1
(1)
The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

(2)
For Loan No. 2, J. Jill Distribution Center was securitized in MSC 1999-LIFE, Home Depot / Art Van Furniture was securitized in MLMI 1998-C1, Kroger - LaGrange was securitized in BSCMS 2007-T28, CVS - Richland Hills was securitized in WBCMT 2006-C25 and CVS - River Oaks was securitized in MSC 2003-T11.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C14

Mortgage Assets with Scheduled Balloon Payments and Related Classes

Class A-2(1)

						% of	Original	Remaining	UW	UW NOI	Cut-off	Maturity
			Cut-off Date	% of	Maturity/ARD	Certificate	Loan	Loan	NCF	Debt	Date	Date/ARD
No.	Loan Name	Location	Balance	IPB	Balance	Class(2)	Term(3)	Term(3)	DSCR	Yield	LTV Ratio	LTV Ratio(3)
4	SanTan Village	Gilbert, AZ	$82,726,432	7.2%	$72,155,298	25.9%	72	70	2.12x	11.6%	55.6%	48.5%
6	Texas Industrial Portfolio	Various, Various	$73,400,000	6.4%	$67,526,978	24.3%	60	60	1.48x	10.4%	68.6%	63.1%
8	Embassy Suites Glendale	Glendale, CA	$49,939,536	4.3%	$45,707,240	16.4%	60	59	1.74x	10.5%	64.7%	59.2%
15	Embassy Suites Birmingham-Hoover	Hoover, AL	$22,750,000	2.0%	$20,929,813	7.5%	60	60	1.67x	10.5%	65.0%	59.8%
17	J.P. Morgan Chase - Elgin	Elgin, IL	$22,000,000	1.9%	$18,235,157	6.6%	60	60	1.32x	12.1%	54.6%	45.2%
19	Centre at Westbank	Harvey, LA	$18,600,000	1.6%	$18,600,000	6.7%	60	60	3.38x	12.4%	64.1%	64.1%
26	Hyatt Regency Cleveland	Cleveland, OH	$12,286,243	1.1%	$11,305,722	4.1%	60	59	2.30x	14.5%	47.3%	43.5%
27	Prime Center at Northridge	Westminster, CO	$10,217,099	0.9%	$9,322,626	3.3%	60	59	1.62x	11.6%	72.5%	66.1%
28	Element Dallas Fort Worth Airport North	Irving , TX	$10,000,000	0.9%	$9,191,864	3.3%	60	60	1.89x	11.9%	62.9%	57.8%
38	Westshore Office	Tampa, FL	$5,700,000	0.5%	$5,354,303	1.9%	60	59	1.60x	12.6%	64.8%	60.8%

Total / Weighted Average:			$307,619,310	26.8%	$278,328,999	100.0%	63	62	1.86x	11.3%	62.0%	56.2%
(1)
The table above presents the mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date.  Each class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans.  Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan.  See Annex A-1 to the Free Writing Prospectus.

(2)	Reflects the percentage equal to the Maturity/ARD Balance divided by the initial Class A-2 Certificate Balance.
(3)	In the case of Loan No. 17 which has an anticipated repayment date, Original Loan Term, Remaining Loan Term and Maturity Date/ARD LTV Ratio are as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C14

Cut-off Date Principal Balance

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Range of Principal Balances			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)	DY(2)	LTV(2)(4)	LTV(1)(2)(4)
$3,000,000	-	$9,999,999	17	$105,203,190	9.2%	5.14730%	116	1.59x	11.7%	64.0%	50.9%
$10,000,000	-	$19,999,999	10	147,225,661	12.8	4.72967%	99	1.90x	11.3%	61.2%	54.4%
$20,000,000	-	$34,999,999	10	254,125,895	22.1	4.80218%	109	1.49x	10.8%	64.1%	53.7%
$35,000,000	-	$49,999,999	1	49,939,536	4.3	4.43500%	59	1.74x	10.5%	64.7%	59.2%
$50,000,000	-	$99,999,999	5	379,726,432	33.1	4.14984%	97	1.72x	9.8%	63.0%	57.4%
$100,000,000	-	$109,797,026	2	211,931,116	18.5	4.70397%	119	1.56x	10.9%	65.0%	50.2%
Total / Weighted Average:			45	$1,148,151,830	100.0%	4.57466%	104	1.65x	10.6%	63.6%	54.4%

Mortgage Interest Rates

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Range of			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Mortgage Interest Rates			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)	DY(2)	LTV(2)(4)	LTV(1)(2)(4)
3.09350%	-	4.00000%	4	$286,123,457	24.9%	3.64298%	101	1.81x	10.3%	65.2%	52.7%
4.00001%	-	4.30000%	4	133,995,384	11.7	4.11884%	114	1.86x	9.2%	60.5%	57.7%
4.30001%	-	4.55000%	5	96,360,591	8.4	4.44125%	74	1.60x	10.7%	63.6%	55.2%
4.55001%	-	4.75000%	4	75,465,353	6.6	4.61896%	119	1.61x	10.6%	63.0%	50.7%
4.75001%	-	4.95000%	7	178,907,627	15.6	4.84169%	80	1.64x	11.0%	63.7%	57.9%
4.95001%	-	5.15000%	4	42,250,000	3.7	5.06018%	112	1.39x	11.8%	64.0%	50.0%
5.15001%	-	5.35000%	8	174,910,275	15.2	5.21112%	120	1.41x	9.9%	66.0%	57.4%
5.35001%	-	5.97700%	9	160,139,142	13.9	5.55852%	120	1.62x	12.1%	60.6%	49.5%
Total / Weighted Average:			45	$1,148,151,830	100.0%	4.57466%	104	1.65x	10.6%	63.6%	54.4%

Original Term to Maturity/ARD in Months(1)

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Original Term to	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Maturity/ARD in Months	of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)	DY(2)	LTV(2)(4)	LTV(1)(2)(4)
60	9	$224,892,878	19.6%	4.55492%	60	1.77x	11.2%	64.3%	59.0%
72	1	82,726,432	7.2	3.09350%	70	2.12x	11.6%	55.6%	48.5%
120	35	840,532,519	73.2	4.72572%	119	1.58x	10.4%	64.1%	53.7%
Total / Weighted Average:	45	$1,148,151,830	100.0%	4.57466%	104	1.65x	10.6%	63.6%	54.4%

Remaining Term to Maturity/ARD in Months(1)

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Remaining Term to			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Maturity/ARD in Months			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)	DY(2)	LTV(2)(4)	LTV(1)(2)(4)
59	-	60	9	$224,892,878	19.6%	4.55492%	60	1.77x	11.2%	64.3%	59.0%
61	-	84	1	82,726,432	7.2	3.09350%	70	2.12x	11.6%	55.6%	48.5%
85	-	120	35	840,532,519	73.2	4.72572%	119	1.58x	10.4%	64.1%	53.7%
Total / Weighted Average:			45	$1,148,151,830	100.0%	4.57466%	104	1.65x	10.6%	63.6%	54.4%
(1)
In the case of Loan Nos. 17 and 37 which have anticipated repayment dates, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.

(2)	In the case of Loan Nos. 1, 3, 4 and 5, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loans.
(3)
In the case of Loan No. 12, UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 months after the Cut-off Date based on the planned amortization schedule provided in Annex F of the Free Writing Prospectus.

(4)	In the case of Loan No. 18, the Cut-Off Date LTV and Maturity Date LTV is calculated using the appraisal’s “hypothetical market value at stabilization”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C14

Original Amortization Term in Months

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Original Amortization	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Term in Months	of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)	DY(2)	LTV(2)(4)	LTV(1)(2)(4)
Interest Only	3	$124,100,000	10.8%	4.07807%	110	2.22x	9.6%	58.5%	58.5%
240	2	27,188,350	2.4	4.55437%	71	1.33x	11.9%	56.4%	44.3%
264	1	5,290,474	0.5	5.51800%	119	1.47x	12.1%	59.4%	41.6%
300	10	201,203,528	17.5	4.55274%	119	1.51x	10.9%	66.1%	48.6%
330	1	9,500,000	0.8	5.97700%	120	1.76x	13.0%	57.6%	46.9%
360	28	780,869,477	68.0	4.63648%	100	1.61x	10.6%	64.1%	55.7%
Total / Weighted Average:	45	$1,148,151,830	100.0%	4.57466%	104	1.65x	10.6%	63.6%	54.4%

Remaining Amortization Term in Months

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Remaining Amortization			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Term in Months			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)	DY(2)	LTV(2)(4)	LTV(1)(2)(4)
Interest-Only			3	$124,100,000	10.8%	4.07807%	110	2.22x	9.6%	58.5%	58.5%
239	-	299	7	173,332,352	15.1	4.38333%	112	1.50x	10.7%	65.3%	48.0%
300	-	330	7	69,850,000	6.1	5.24057%	120	1.48x	12.0%	62.6%	47.8%
331	-	360	28	780,869,477	68.0	4.63648%	100	1.61x	10.6%	64.1%	55.7%
Total / Weighted Average:			45	$1,148,151,830	100.0%	4.57466%	104	1.65x	10.6%	63.6%	54.4%

Amortization Types

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Amortization Types	of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)	DY(2)	LTV(2)(4)	LTV(1)(2)(4)
Balloon	30	$729,971,830	63.6%	4.61672%	99	1.64x	11.1%	64.0%	52.8%
IO-Balloon	10	266,380,000	23.2	4.69399%	118	1.46x	9.6%	65.7%	57.7%
Interest-Only	3	124,100,000	10.8	4.07807%	110	2.22x	9.6%	58.5%	58.5%
ARD-Balloon	2	27,700,000	2.4	4.54340%	72	1.38x	12.1%	54.0%	43.9%
Total / Weighted Average:	45	$1,148,151,830	100.0%	4.57466%	104	1.65x	10.6%	63.6%	54.4%

Underwritten Net Cash Flow Debt Service Coverage Ratios(2)

						Weighted Average
Underwritten				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Net Cash Flow			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Debt Service Coverage Ratios			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)	DY(2)	LTV(2)(4)	LTV(1)(2)(4)
1.26x	-	1.30x	3	$64,730,000	5.6%	5.14422%	120	1.28x	10.4%	68.1%	55.1%
1.31x	-	1.40x	5	103,228,350	9.0	5.09186%	107	1.34x	10.1%	62.6%	54.8%
1.41x	-	1.50x	11	320,358,125	27.9	4.56019%	105	1.47x	10.1%	68.0%	55.3%
1.51x	-	1.60x	7	161,920,209	14.1	4.33914%	116	1.56x	10.0%	66.4%	56.1%
1.61x	-	1.75x	7	203,823,495	17.8	5.03134%	95	1.67x	11.5%	61.9%	53.5%
1.76x	-	2.00x	8	162,478,976	14.2	4.56803%	115	1.92x	10.3%	59.7%	54.7%
2.01x	-	2.25x	2	100,726,432	8.8	3.39202%	79	2.11x	11.6%	54.3%	48.5%
2.26x	-	3.38x	2	30,886,243	2.7	3.91523%	60	2.95x	13.2%	57.4%	55.9%
Total / Weighted Average:			45	$1,148,151,830	100.0%	4.57466%	104	1.65x	10.6%	63.6%	54.4%
(1)
In the case of Loan Nos. 17 and 37 which have anticipated repayment dates, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.

(2)	In the case of Loan Nos. 1, 3, 4 and 5, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loans.
(3)
In the case of Loan No. 12, UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 months after the Cut-off Date based on the planned amortization schedule provided in Annex F of the Free Writing Prospectus.

(4)	In the case of Loan No. 18, the Cut-Off Date LTV and Maturity Date LTV is calculated using the appraisal’s “hypothetical market value at stabilization”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C14

LTV Ratios as of the Cut-off Date(2)(3)

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Range of			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Cut-off Date LTVs			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)	DY(2)	LTV(2)(4)	LTV(1)(2)(4)
44.9%	-	49.9%	3	$33,881,459	3.0%	4.87888%	98	2.14x	12.8%	47.7%	45.2%
50.0%	-	54.9%	3	37,300,000	3.2	4.56801%	85	1.47x	12.3%	53.6%	42.5%
55.0%	-	59.9%	7	330,130,358	28.8	4.42431%	107	1.85x	10.9%	58.3%	51.7%
60.0%	-	64.9%	9	209,156,957	18.2	4.77496%	95	1.73x	10.5%	63.5%	56.9%
65.0%	-	69.9%	17	487,512,345	42.5	4.53387%	107	1.49x	10.1%	68.0%	55.9%
70.0%	-	74.8%	6	50,170,711	4.4	4.92485%	107	1.43x	10.8%	73.9%	61.5%
Total / Weighted Average:			45	$1,148,151,830	100.0%	4.57466%	104	1.65x	10.6%	63.6%	54.4%

LTV Ratios as of the Maturity Date(1)(2)(3)

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Range of			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Maturity Date/ARD LTVs			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)	DY(2)	LTV(2)(4)	LTV(1)(2)(4)
34.6%	-	44.9%	7	$56,639,645	4.9%	5.17375%	106	1.80x	13.1%	53.9%	41.4%
45.0%	-	49.9%	7	195,005,502	17.0	4.13850%	92	1.83x	11.7%	57.2%	48.1%
50.0%	-	54.9%	8	324,828,149	28.3	4.68114%	119	1.55x	10.8%	64.6%	51.0%
55.0%	-	59.9%	13	386,647,822	33.7	4.53317%	106	1.63x	9.5%	64.6%	58.4%
60.0%	-	66.1%	10	185,030,711	16.1	4.75071%	85	1.67x	10.7%	69.2%	62.4%
Total / Weighted Average:			45	$1,148,151,830	100.0%	4.57466%	104	1.65x	10.6%	63.6%	54.4%

Prepayment Protection

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Prepayment Protection	of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)	DY(2)	LTV(2)(4)	LTV(1)(2)(4)
Defeasance	32	$703,580,239	61.3%	4.48875%	103	1.68x	10.4%	62.9%	54.9%
Yield Maintenance	13	444,571,591	38.7	4.71061%	106	1.62x	10.9%	64.6%	53.5%
Total / Weighted Average:	45	$1,148,151,830	100.0%	4.57466%	104	1.65x	10.6%	63.6%	54.4%

Loan Purpose

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Loan Purpose	of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)	DY(2)	LTV(2)(4)	LTV(1)(2)(4)
Refinance	34	$850,967,229	74.1%	4.42796%	105	1.66x	10.3%	63.7%	54.2%
Acquisition	11	297,184,601	25.9	4.99473%	100	1.63x	11.4%	63.2%	54.9%
Total / Weighted Average:	45	$1,148,151,830	100.0%	4.57466%	104	1.65x	10.6%	63.6%	54.4%
(1)
In the case of Loan Nos. 17 and 37 which have anticipated repayment dates, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.

(2)	In the case of Loan Nos. 1, 3, 4 and 5, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loans.
(3)
In the case of Loan No. 12, UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 months after the Cut-off Date based on the planned amortization schedule provided in Annex F of the Free Writing Prospectus.

(4)	In the case of Loan No. 18, the Cut-Off Date LTV and Maturity Date LTV is calculated using the appraisal’s “hypothetical market value at stabilization”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C14

Collateral Characteristics

WA
OR
MT
ID
ND
SD
WY
MN
WI
MI
ME
VT
NH
NY
MA
CT
RI
CA
NV
UT
CO
NE
IA
IL
IN
OH
PA
NJ
MD
DE
WV
VA
KS
MO
KY
AZ
NM
OK
AR
TN
NC
SC
TX
LA
MS
AL
GA
FL
HI
AK
Percentage of Initial Pool Balance
0.1-2.0%
2.1-10.0%
10.1-13.5%

MAP © 2013 CARTIFACT, INC. LOS ANGELES, CA · DATA © BROADMAP

Mortgaged Properties by Location(1)

	Number	Cut-off Date	%	Weighted Average
	of	Principal	of		UW NCF	UW NOI	Cut-off Date	Maturity Date
State	Properties	Balance	IPB	Occupancy	DSCR(2)(3)	DY(2)	LTV(2)(4)	LTV(2)(4)(5)
California	4	$155,486,901	13.5%	87.5%	1.52x	9.9%	64.3%	57.2%
New York	6	142,681,756	12.4	96.3%	1.76x	9.0%	60.6%	57.4%
Arizona	3	120,326,432	10.5	91.9%	1.96x	11.3%	55.8%	48.2%
Texas	26	113,478,532	9.9	86.3%	1.55x	10.9%	65.9%	58.4%
Nevada	1	109,797,026	9.6	95.8%	1.49x	9.8%	69.9%	50.3%
Illinois	6	84,893,852	7.4	96.3%	1.48x	11.0%	63.3%	53.2%
Wisconsin	1	75,000,000	6.5	95.0%	1.53x	9.2%	69.1%	57.9%
Missouri	3	49,320,649	4.3	89.7%	1.41x	11.3%	69.1%	56.7%
Ohio	6	44,747,874	3.9	91.1%	1.71x	11.4%	61.9%	54.4%
Alabama	3	31,134,257	2.7	73.0%	1.66x	10.9%	63.6%	57.2%
Washington	3	26,852,861	2.3	77.9%	1.72x	12.4%	59.2%	46.2%
Maryland	1	26,150,000	2.3	98.8%	1.26x	11.4%	65.4%	49.0%
Pennsylvania	1	24,147,146	2.1	68.1%	1.85x	11.5%	60.2%	49.0%
Indiana	6	23,396,253	2.0	91.7%	1.50x	11.8%	62.9%	48.2%
Louisiana	1	18,600,000	1.6	96.8%	3.38x	12.4%	64.1%	64.1%
Massachusetts	1	18,000,000	1.6	93.6%	2.09x	11.4%	48.5%	48.5%
Florida	3	15,603,746	1.4	97.4%	1.62x	12.3%	61.6%	53.9%
Colorado	2	15,174,353	1.3	94.8%	1.72x	11.9%	71.5%	62.8%
New Hampshire	1	13,670,620	1.2	100.0%	1.63x	12.1%	59.8%	50.0%
North Carolina	4	11,269,729	1.0	100.0%	1.63x	12.1%	59.8%	50.0%
South Carolina	1	7,800,000	0.7	72.5%	1.78x	11.7%	65.0%	53.8%
Mississippi	1	6,700,000	0.6	84.5%	1.49x	12.0%	72.8%	55.4%
Georgia	2	6,642,260	0.6	97.5%	1.55x	11.5%	65.9%	55.0%
Michigan	1	4,700,000	0.4	100.0%	1.60x	12.1%	69.6%	56.4%
Oklahoma	1	1,911,871	0.2	100.0%	1.63x	12.1%	59.8%	50.0%
Minnesota	1	665,711	0.1	100.0%	1.63x	12.1%	59.8%	50.0%
Total / Weighted Average:	89	$1,148,151,830	100.0%	91.2%	1.65x	10.6%	63.6%	54.4%
(1)
Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 3, 4 and 5, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loans.
(3)
In the case of Loan No. 12, UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 months after the Cut-off Date based on the planned amortization schedule provided in Annex F of the Free Writing Prospectus.

(4)	In the case of Loan No. 18, the Cut-Off Date LTV and Maturity Date LTV is calculated using the appraisal’s “hypothetical market value at stabilization”.
(5)
In the case of Loan Nos. 17 and 37 which have anticipated repayment dates, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD and Maturity Date LTV are as of the related anticipated repayment dates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C14

Collateral Characteristics

Mortgaged Properties by Type(1)

		Number	Cut-off Date	%	Weighted Average
		of	Principal	of		UW NCF	UW NOI	Cut-off Date	Maturity Date
Property Type	Property Subtype	Properties	Balance	IPB	Occupancy	DSCR(2)(3)	DY(2)	LTV(2)(4)	LTV(2)(4)(5)
Retail	Regional Mall	4	$293,673,457	25.6%	94.0%	1.66x	10.3%	65.3%	51.6%
	Anchored	8	110,570,719	9.6	94.7%	1.82x	10.9%	64.0%	54.7%
	Freestanding	21	88,401,723	7.7	100.0%	1.57x	11.5%	59.9%	50.1%
	Unanchored	1	4,957,253	0.4	91.3%	1.92x	12.6%	69.4%	56.1%
	Subtotal	34	$497,603,153	43.3%	95.2%	1.68x	10.7%	64.1%	52.1%

Hotel	Full Service	5	$109,455,140	9.5%	70.0%	1.79x	11.5%	61.2%	54.5%
	Limited Service	4	49,617,420	4.3	69.2%	1.73x	11.5%	61.7%	48.3%
	Extended Stay	1	10,000,000	0.9	80.3%	1.89x	11.9%	62.9%	57.8%
	Subtotal	10	$169,072,561	14.7%	70.3%	1.78x	11.6%	61.5%	52.8%

Mixed Use	Office/Retail	1	$87,500,000	7.6%	96.7%	2.00x	8.6%	59.3%	59.3%
	Retail/Office	3	72,500,000	6.3	97.5%	1.36x	9.6%	65.4%	58.9%
	Retail/Industrial	1	1,422,389	0.1	100.0%	1.63x	12.1%	59.8%	50.0%
	Subtotal	5	$161,422,389	14.1%	97.1%	1.71x	9.1%	62.1%	59.0%

Office	Suburban	6	$111,507,240	9.7%	95.3%	1.60x	11.3%	59.0%	51.3%
	CBD	2	25,700,000	2.2	81.3%	1.35x	11.0%	72.4%	61.5%
	Subtotal	8	$137,207,240	12.0%	92.7%	1.55x	11.3%	61.5%	53.2%

Industrial	Warehouse	4	$48,562,442	4.2%	100.0%	1.58x	11.3%	65.5%	56.1%
	Flex	14	42,991,184	3.7	80.0%	1.50x	10.6%	67.6%	61.6%
	Warehouse/Distribution	8	35,443,000	3.1	97.4%	1.48x	10.4%	68.6%	63.1%
	Subtotal	26	$126,996,626	11.1%	92.5%	1.53x	10.8%	67.1%	59.9%

Manufactured Housing		3	$29,615,216	2.6%	91.9%	1.38x	9.7%	63.1%	54.4%

Multifamiily	Student	1	$15,981,033	1.4%	99.1%	1.42x	8.9%	68.4%	55.4%
	Garden	2	10,253,612	0.9	97.2%	1.50x	9.6%	74.7%	60.6%
	Subtotal	3	$26,234,645	2.3%	98.4%	1.45x	9.2%	70.8%	57.4%

Total/Weighted Average:		89	$1,148,151,830	100.0%	91.2%	1.65x	10.6%	63.6%	54.4%
(1)
Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 3, 4 and 5, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loans.
(3)
In the case of Loan No. 12, UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 months after the Cut-off Date based on the planned amortization schedule provided in Annex F of the Free Writing Prospectus.

(4)	In the case of Loan No. 18, the Cut-Off Date LTV and Maturity Date LTV is calculated using the appraisal’s “hypothetical market value at stabilization”.
(5)
In the case of Loan Nos. 17 and 37, which have anticipated repayment dates, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD and Maturity Date LTV are as of the related anticipated repayment dates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23 of 116

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C14

Meadows Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C14

Meadows Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C14

Meadows Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C14

Meadows Mall

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$110,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$109,797,026	Property Type - Subtype:	Retail - Regional Mall
% of Pool by IPB:	9.6%	Net Rentable Area (SF):	308,190
Loan Purpose:	Refinance	Location:	Las Vegas, NV
Borrower:	GGP Meadows Mall L.L.C.	Year Built / Renovated:	1978 / 2003
Sponsor:	GGPLP Real Estate, Inc.	Occupancy(2):	95.8%
Interest Rate:	3.96350%	Occupancy Date:	4/30/2013
Note Date:	6/3/2013	Number of Tenants(2):	114
Maturity Date:	7/1/2023	2010 NOI:	$15,177,765
Interest-only Period:	None	2011 NOI:	$15,343,532
Original Term:	120 months	2012 NOI:	$15,736,553
Original Amortization:	300 months	TTM NOI (as of 3/2013):	$15,871,885
Amortization Type:	Balloon	UW Economic Occupancy:	89.0%
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW Revenues:	$20,657,165
Lockbox:	CMA	UW Expenses:	$4,577,848
Additional Debt:	Yes	UW NOI(3):	$16,079,317
Additional Debt Balance:	$54,399,435	UW NCF:	$15,457,926
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$235,000,000 / $763
		Appraisal Date:	5/14/2013

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$533
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$384
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	69.9%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	50.3%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.49x
Other:	$0	$0	N/A	UW NOI Debt Yield:	9.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$164,500,000	100.0%	Payoff Existing Debt	$94,469,974	57.4%
			Return of Equity	69,213,575	42.1
			Closing Costs	816,451	0.5
Total Sources	$164,500,000	100.0%	Total Uses	$164,500,000	100.0%
(1)
Meadows Mall is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $164.5 million. The Financial Information presented in the chart above reflects the cut-off date balance of approximately $164.2 million Meadows Mall Whole Loan.

(2)
Occupancy and Number of Tenants includes temporary tenants. Thirteen tenants accounting for 23,460 square feet are considered temporary tenants by the borrower. Excluding temporary tenants, occupancy is 88.2%.

(3)	UW NOI is higher than TTM NOI primarily due to five new leases totaling approximately 7,196 square feet and accounting for $302,936 in annual rent.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Meadows Mall loan is secured by a first mortgage lien on 308,190 square feet of a regional mall totaling 945,043 square feet located in Las Vegas, Nevada. The whole loan has an outstanding principal balance of approximately $164.2 million (the “Meadows Mall Whole Loan”) and is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1 has an outstanding principal balance as of the Cut-off Date of approximately $109.8 million and is being contributed to the JPMBB 2013-C14 Trust. Note A-2, with an outstanding principal balance as of the Cut-off Date of approximately $54.4 million, is currently held by JPMCB and is expected to be contributed to a future securitized trust. The holder of Note A-1 (the “Controlling Noteholder”) will be the trustee of the JPMBB 2013-C14 Trust (or, prior to the occurrence and continuance of a control event, the directing certificateholder) and will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the related Meadows Mall Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Meadows Mall Whole Loan has a 10-year term and amortizes on a 25-year schedule. The previously existing debt consisted of pari passu notes that were securitized in the WBCMT 2003-C9 and COMM 2004-LB2 transactions.

The Borrower. The borrowing entity for the Meadows Mall Whole Loan is GGP Meadows Mall L.L.C., a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C14

Meadows Mall

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is GGPLP Real Estate, Inc., an affiliate of General Growth Properties, Inc. (“GGP”). GGP (NYSE: GGP) is a publicly traded, self-managed and self-administered real estate investment trust focused on owning, managing, leasing and redeveloping regional malls throughout the United States. GGP currently owns, or has an interest in, 123 regional shopping malls comprising approximately 124 million square feet of gross leasable area. GGP is headquartered in Chicago, Illinois.

The Property.  Meadows Mall is a 945,043 square foot enclosed regional mall, of which 308,190 square feet serves as collateral for the loan. The property is situated on approximately 77.0 acres in central Las Vegas, approximately five miles northwest of the Las Vegas Strip. Meadows Mall primarily serves year-round residents of Las Vegas who live in the densely populated areas surrounding the property and does not rely on travel and tourism as a primary demand driver. The property is anchored by Dillard’s (182,493 square feet), Macy’s (163,250 square feet), JCPenney (146,519 square feet) and Sears (144,591 square feet). Each of the four anchors owns its own land and improvements and is excluded from the collateral for the Meadows Mall Whole Loan. Additionally, there are 4,597 surface parking spaces at the property which are included in the collateral, resulting in a parking ratio of 4.86 spaces per 1,000 square feet of net rentable area. Constructed in 1978, the property was purchased by the sponsor in 1998 for approximately $182.0 million and subsequently underwent renovations totaling $22.0 million in 2003.

As of April 30, 2013, the mortgaged property was approximately 95.8% occupied by 114 tenants. The property’s tenancy caters to a mid-price point customer, with tenants that include Bath & Body Works, Charlotte Russe, Forever 21, Lane Bryant, Hollister and Victoria’s Secret. Gross mall sales for all tenants that reported as of the trailing twelve-month period ending February 28, 2013 were approximately $102.8 million. In-line sales per square foot for comparable stores less than 10,000 square feet were approximately $375, $391, $418 and $406 in 2010, 2011, 2012 and the trailing twelve-month period ending February 2013, respectively. Occupancy costs for comparable in-line tenants occupying less than 10,000 square feet for the same time periods were approximately 16.7%, 16.8%, 15.9% and 15.9%, respectively.

Meadows Mall is located immediately off of U.S. Route 95, approximately five miles northwest of the Las Vegas Strip. U.S. Route 95 is the main thoroughfare connecting downtown Las Vegas with the western and northwestern portions of the city, and has an average traffic count of approximately 200,000 cars per day. Additionally, the property is located approximately 2.5 miles from Interstate 15, which bisects the city and is the primary north/south route in Las Vegas. According to the appraisal, the property has a primary trade area consisting of a five-mile radius that contains approximately 457,513 people, with an average household income of $47,354 as of 2013. The secondary trade area, defined as being within a seven-mile radius of the property, contains approximately 867,145 people with an average household income of $52,335 as of 2013. The appraisal concluded that rents in the market average approximately $26.59 per square foot and range from $20.00 to $60.00 per square foot. The appraisal concluded per square foot market rents of $60.00 for spaces less than 1,200 square feet, $40.00 for spaces between 1,201 and 2,000 square feet, $25.00 for spaces between 2,001 and 3,500 square feet, $22.00 for spaces between 3,501 and 5,000 and $20.00 for spaces greater than 5,000 square feet. According to the appraisal, the property’s primary competition consists of the four properties that are detailed in the table below.

Meadows Mall is a mid-price point oriented regional mall that mostly caters to the local, largely working class population in the northwest Las Vegas area.   The customer base is primarily concentrated in a five mile radius around the property along the Route 95 corridor to the northwest of the Las Vegas Strip. Much of the retail development and concentration in Las Vegas caters to a tourism driven customer base which is not the focus of Meadows Mall. There is a single new retail development known as the Shops at Summerlin that is currently being developed in Summerlin, a 22,500 acre master planned development, approximately 9 miles south-west of Meadows Mall in the far west periphery of the Las Vegas MSA. The upscale, open-air center is expected to open in 2014 and reportedly will feature 125 stores and restaurants. The center will cater to the growing, higher income demographic base in Summerlin which is among the most affluent communities in Nevada with an average household income of over $120,000.

Competitive Set Summary(1)
Property	Year Built / Renovated	Total GLA	Est. 2012 Sales PSF	Est. 2012 Occ.	Proximity	Anchor Tenants
Fashion Show Mall(2)	1981 / 2003	1,890,000	$900	95.0%	5 Miles	Neiman Marcus, Dillard’s, Macy’s, Saks Fifth Avenue, Bloomingdales
Las Vegas Premium Outlets	2003 / 2007	538,660	N/A	100.0%	3 Miles	Ann Taylor Factory Outlet, Nike Factory Outlet, Polo Ralph Lauren Factory Outlet
Best In The West	1996 / 2002	428,108	N/A	90.0%	4 Miles	Bed Bath & Beyond, Best Buy, DSW, Old Navy, Sports Authority
Boca Park	2000 / 2003	745,478	N/A	98.0%	5 Miles	Target, REI, Ross Vons, Office Max
Total / Weighted Average		3,602,246	N/A	95.8%
(1)	Per the appraisal.
(2)	Fashion Show Mall is a GGP controlled property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C14

Meadows Mall

Historical Occupancy, In-line Sales and Occupancy Costs
	2010	2011	2012	TTM(1)
Occupancy(2)(3)	93.8%	98.4%	96.2%	95.8%
In-line Sales PSF(4)	$375	$391	$418	$406
Occupancy Costs(4)	16.7%	16.8%	15.9%	15.9%
(1)	TTM Occupancy is as of April 30, 2013. TTM In-line Sales PSF and Occupancy Costs represent the trailing twelve-months ending February 28, 2013.
(2)	Historical Occupancies are as of December 31 of each respective year.
(3)	Occupancy includes temporary tenants.
(4)	In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Forever 21(4)	NA / NA / NA	16,957	5.5%	$28.48	$203	20.3%	6/30/2019
Victoria’s Secret	NA / BB+ / NA	11,904	3.9%	$40.00	$696	10.6%	1/31/2019
Rainbow(5)	NA / NA / NA	7,960	2.6%	$15.30	$127	11.8%	12/31/2013
Charlotte Russe	B2 / NA / NA	7,673	2.5%	$20.00	$211	19.6%	1/31/2014
Hollister	NA / NA / NA	7,538	2.4%	$22.00	$410	8.2%	1/31/2014
Tilly’s	NA / NA / NA	7,500	2.4%	$24.00	$374	12.8%	10/31/2015
New York & Company	NA / NA / NA	7,379	2.4%	$24.00	$224	21.5%	1/31/2017
Express	NA / BB / NA	7,372	2.4%	$33.48	$308	11.2%	1/31/2023
Lane Bryant	NA / NA / NA	7,005	2.3%	$36.00	$161	42.0%	1/31/2017
Finish Line	NA / NA / NA	5,657	1.8%	$37.13	$262	13.6%	3/31/2016
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent sales for the twelve-month period ending February 28, 2013 for all tenants.
(4)	Forever 21 pays percentage rent of 14.0% of gross sales in lieu of base rent. Base Rent PSF represents percentage rent based on trailing twelve-month sales as of February 2013.
(5)	Rainbow pays percentage rent of 12.0% of gross sales in lieu of base rent. Base Rent PSF represents percentage rent based on trailing twelve-month sales as of February 2013.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	12,868	4.2%	NAP	NAP	12,868	4.2%	NAP	NAP
2013 & MTM(2)	15	31,520	10.2	$121,786	1.0%	44,388	14.4%	$121,786	1.0%
2014	19	59,434	19.3	2,280,888	19.6	103,822	33.7%	$2,402,674	20.7%
2015	18	38,414	12.5	1,830,030	15.7	142,236	46.2%	$4,232,704	36.4%
2016	10	19,596	6.4	920,092	7.9	161,832	52.5%	$5,152,796	44.3%
2017	14	36,648	11.9	1,952,004	16.8	198,480	64.4%	$7,104,800	61.1%
2018	6	10,296	3.3	482,525	4.2	208,776	67.7%	$7,587,325	65.3%
2019	8	38,562	12.5	1,404,240	12.1	247,338	80.3%	$8,991,565	77.3%
2020	3	9,520	3.1	333,845	2.9	256,858	83.3%	$9,325,410	80.2%
2021	3	7,413	2.4	338,459	2.9	264,271	85.7%	$9,663,869	83.1%
2022	7	9,928	3.2	521,428	4.5	274,199	89.0%	$10,185,297	87.6%
2023	11	33,991	11.0	1,439,572	12.4	308,190	100.0%	$11,624,869	100.0%
2024 & Beyond	0	0	0.0	0	0.0	308,190	100.0%	$11,624,869	100.0%
Total	114	308,190	100.0%	$11,624,868	100.0%
(1)	Based on the underwritten rent roll.
(2)	Includes thirteen tenants accounting for 23,460 square feet that are considered temporary tenants by the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C14

Meadows Mall

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$10,692,768	$11,003,674	$11,171,955	$11,271,661	$11,624,868	$37.72	58.1%
Vacant Income	0	0	0	0	1,064,812	3.46	5.3
Gross Potential Rent	$10,692,768	$11,003,674	$11,171,955	$11,271,661	$12,689,680	$41.17	63.4%
Total Reimbursements	6,207,705	5,990,933	6,079,292	6,089,570	7,335,399	23.80	36.6
Net Rental Income	$16,900,474	$16,994,607	$17,251,247	$17,361,230	$20,025,080	$64.98	100.0%
(Vacancy/Credit Loss)	(108,512)	(109,258)	(143,646)	(138,741)	(2,202,781)	(7.15)	(11.0)
Other Income(4)	3,095,304	2,964,743	2,933,656	2,916,248	2,834,866	9.20	14.2
Effective Gross Income	$19,887,266	$19,850,092	$20,041,258	$20,138,737	$20,657,165	$67.03	103.2%

Total Expenses	$4,709,502	$4,506,560	$4,304,705	$4,266,853	$4,577,848	$14.85	22.2%

Net Operating Income	$15,177,765	$15,343,532	$15,736,553	$15,871,885	$16,079,317	$52.17	77.8%

Total TI/LC, Capex/RR	0	0	0	0	621,391	2.02	3.0
Net Cash Flow	$15,177,765	$15,343,532	$15,736,553	$15,871,885	$15,457,926	$50.16	74.8%
(1)	TTM column represents the trailing twelve-month period ending March 31, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place is higher than historical primarily due to five new leases totaling approximately 7,196 square feet, which account for $302,936 in annual rent.
(4)	Other Income primarily includes rent from temporary tenants, storage rent, antenna rent and vending revenue.

Property Management. The property is managed by the borrower.

Escrows and Reserves. No upfront escrows were taken at origination.

Tax Escrows - The requirement for the borrower to make monthly deposits to the tax escrow is waived so long as no Cash Sweep Event exists.

A “Cash Sweep Event” means: (i) the occurrence and continuance of an event of default, (ii) any bankruptcy action of the property manager not dismissed within 90 days, (iii) the DSCR as calculated in the loan documents based on the trailing twelve-month period falls below 1.20x or (iv) any combination of at least two of the anchors (JCPenney, Sears, Macy’s and Dillard’s) goes dark or vacates during the same period.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no Cash Sweep Event exists. In addition, borrower is not required to make deposits for insurance premiums so long as the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy.

Replacement Reserves - The requirement for the borrower to make monthly deposits to the replacement reserve is waived so long as no Cash Sweep Event exists. Following the occurrence and during the continuance of a Cash Sweep Event, the borrower is required to deposit $7,705 per month ($0.30 per square foot annually) for replacement reserves. The reserve is subject to a cap of $92,457 ($0.30 per square foot).

TI/LC Reserves - The requirement for the borrower to make monthly deposits into the TI/LC reserve is waived so long as no Cash Sweep Event exists. Following the occurrence and during the continuance of a Cash Sweep Event, the borrower is required to deposit $61,638 per month ($2.40 per square foot annually) for TI/LC reserves. The reserve is subject to a cap of $739,656 ($2.40 per square foot).

Lockbox / Cash Management. The loan is structured with a CMA lockbox. At origination, the borrower was required to send tenant direction letters to the tenants at the property instructing them to deposit all rents and payments into the lockbox account. All funds in the lockbox account are swept daily to a segregated cash management account set up at origination and, until the occurrence of a Cash Sweep Event, are then returned to an account controlled by the borrower. During a Cash Sweep Event, all rents swept to the segregated cash management account will be held in trust for the benefit of the lender as additional security for the loan. The lender will have a first priority security interest in the cash management account.

Release of Property. The borrower is permitted to release non-income producing portions of the property to third parties or affiliates in accordance with certain terms and conditions set forth in the loan documents.

Future Additional Debt. A mezzanine loan may be obtained by the borrower’s affiliates, provided certain terms and conditions are satisfied, including, but not limited to, the following: (i) no event of default exists, (ii) the LTV of the mortgage and mezzanine loans does not exceed 63.0% based on a recent appraisal, (iii) the DSCR as calculated in the loan documents is not less than 1.57x (taking into account the mezzanine loan), (iv) the debt yield (taking into account the mezzanine loan) is not less than 9.47%, (v) the maturity date of the mezzanine loan will be no earlier than the final maturity date of the mortgage loan or is freely prepayable from and after the maturity date of the mortgage loan and (vi) after securitization, the borrower is required to deliver a rating agency confirmation with respect to the mezzanine loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C14

Spirit Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C14

Spirit Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C14

Spirit Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$102,134,091	Title:	Fee
Cut-off Date Principal Balance:	$102,134,091	Property Type - Subtype(2):	Various - Various
% of Pool by IPB:	8.9%	Net Rentable Area (SF):	1,558,061
Loan Purpose(1):	Acquisition	Location(2):	Various
Borrower:	Spirit SPE Loan Portfolio 2013-3, LLC	Year Built / Renovated(2):	Various / Various
Sponsor:	Spirit Realty, L.P.	Occupancy:	100.0%
Interest Rate:	5.50000%	Occupancy Date:	7/26/2013
Note Date:	7/17/2013	Number of Tenants:	27
Maturity Date:	8/6/2023	2011 NOI(3):	N/A
Interest-only Period:	None	2012 NOI(3):	N/A
Original Term:	120 months	In Place NOI(4):	$13,836,690
Original Amortization:	360 months	UW Economic Occupancy:	91.3%
Amortization Type:	Balloon	UW Revenues:	$16,923,242
Call Protection:	L(24),Grtr1%orYM(89),O(7)	UW Expenses:	$4,605,736
Lockbox:	CMA	UW NOI:	$12,317,506
Additional Debt:	N/A	UW NCF:	$11,345,442
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$170,770,000 / $110
Additional Debt Type:	N/A	Appraisal Date:	Various

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$66
Taxes:	$115,467	$39,726	N/A	Maturity Date Loan / SF:	$55
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	59.8%
Replacement Reserves:	$0	$16,086	N/A	Maturity Date LTV:	50.0%
TI/LC:	$0	$64,919	N/A	UW NCF DSCR:	1.63x
Other:	$500,155	$0	N/A	UW NOI Debt Yield:	12.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$102,134,091	100.0%	Funds to Borrower(1)	$99,824,078	97.7%
			Closing Costs	1,694,390	1.7
			Upfront Reserves	615,622	0.6
Total Sources	$102,134,091	100.0%	Total Uses	$102,134,091	100.0%
(1)
Mortgage Loan proceeds were used to acquire the properties in connection with the merger of Spirit Realty Capital, Inc. and Cole Credit Property Trust II, Inc. However, no allocated purchase price for these properties was provided.

(2)	For a full description of the Property Subtype, Location and Year Built/Renovated, please refer to “The Properties” below.
(3)	The borrower acquired the properties at loan origination and historical operating statements were not available.
(4)
In Place NOI reflects the lender’s underwriting, but does not include lender’s vacancy adjustment of ($1,603,130), lender’s mark-to-market rent adjustment of ($787,144) and lender’s straight-line rent of $80,873. For further details please refer to the “Underwritten Net Cash Flows” table below.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Spirit Portfolio loan has an outstanding principal balance of approximately $102.1 million and is secured by a first mortgage lien on a portfolio of 18 single-tenant retail properties, one multi-tenant retail property, one single-tenant office property, five industrial properties and one mixed-use property totaling 1,558,061 square feet that are located in 13 states. The loan has a 10-year term and amortizes on a 30-year schedule. The loan was made in connection with the $7.4 billion merger of Spirit Realty Capital, Inc. and Cole Credit Property Trust II, Inc. The properties were unencumbered prior to the merger.

The Borrower. The borrowing entity for the loan is Spirit SPE Loan Portfolio 2013-3, LLC, a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C14

Spirit Portfolio

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Spirit Realty, L.P. The parent company of Spirit Realty, L.P. is Spirit Realty Capital, Inc. a real estate investment trust company located in Scottsdale, Arizona. Created in 2003, Spirit Realty Capital Inc. was formed to acquire single tenant, free-standing commercial/retail real estate facilities. As of March 31, 2013, Spirit Realty Capital, Inc.’s gross investment in real estate and mortgage and equipment loans totaled approximately $3.7 billion, substantially all of which was invested in 1,232 properties that were approximately 98.9% occupied. Approximately 65.0% of Spirit Realty Capital, Inc.’s annual rent (defined as annualized first quarter 2013 rent) is contributed from properties under NNN leases and approximately 96.0% of all leases provide for rental increases. Spirit Realty Capital Inc.’s three largest property types (based on annual rent) as of March 31, 2013 were general and discount retail (30.0%), restaurants (18.9%) and specialty retail (7.8%).

The Properties. The Spirit Portfolio is a 26-property retail (66.5% by allocated loan amount), industrial (25.3% by allocated loan amount), office (6.8% by allocated loan amount) and mixed use (1.4% by allocated loan amount) portfolio with properties located in 13 states, totaling 1,558,061 square feet of net rentable area. The top five states by allocated loan balance are Illinois (18.8%), New Hampshire (13.4%), Texas (12.0%), North Carolina (11.0%) and Indiana (10.5%) with no other state representing more than 10.0% of the portfolio by allocated loan balance. Twenty-five of the properties in the portfolio are occupied by a single tenant and one property is occupied by two tenants. Of the 25 properties, eleven properties are leased to tenants rated investment grade and account for 47.4% of the portfolio’s allocated loan balance. The weighted average remaining lease term for the portfolio is approximately 146 months and the portfolio has an average lease expiration date ending in approximately 2025. Additionally, 24 of the 27 tenants have renewal options. The properties in the portfolio were constructed between 1975 and 2010 and are 100.0% leased as of July 26, 2013. The following is a description of the top five properties by allocated loan balance.

J. Jill Distribution Center is located at 100 Birch Pond Drive, Tilton, New Hampshire, approximately 35 miles north of Manchester and 85 miles north of Boston, Massachusetts.  The property is a 573,000 square foot single-tenant, industrial/warehouse building that was built in 1998 and situated on an approximately 341.2 acre site. The property features 35 foot clear heights throughout the warehouse facility with 16 dock-high loading entrances located along the rear. The property is accessible from Interstate 93 via Exit 20 (US-3/Rt-11/Rt-132) approximately one-half mile to the west. The property is the largest by square footage industrial use in the neighborhood. As of July 26, 2013, the property is 100% leased to J. Jill through September 30, 2030 at a current in-place rent of $4.17 per square foot. J. Jill has occupied the property since 1998 and is a multichannel fashion retailer of women’s apparel, accessories and footwear. J. Jill started in 1959 in one specialty store in western Massachusetts and has evolved into a cross-channel business with over 200 stores nationwide and more than 26 catalogs a year and growing.  J. Jill is privately held by private equity firms Arcapita and Golden Gate Capital.  According to the appraiser, the local submarket had a vacancy rate of 12.1% with average asking rents of $6.13 per square foot as of year-end 2012. The appraiser concluded a market rent of $4.00 per square foot based on rental comparables.

Home Depot / Art Van Furniture is located at 7150-7200 South Cicero Avenue, Bedford Park, Illinois, approximately 13 miles southwest of Chicago’s central business district. The property consists of two retail buildings comprising approximately 218,076 square feet that were built in 1992 and situated on an approximately 15.8 acre site. The property is accessible via Cicero Avenue (State Route 50), a north-south artery servicing the metro area. Five miles north of the subject is Interstate 55 which provides direct access to Chicago’s central business district and provides interstate access leading southwest to St. Louis. The property is part of the Bedford City Square shopping center. In aggregate, the shopping center has a total of 370,494 square feet. As of July 26, 2013, the property was 100% occupied by Home Depot and Art Van Furniture. Home Depot leases 133,571 square feet through January 31, 2028 at a current in-place rent of $9.75 per square foot.  Home Depot’s stock is traded on the New York Stock Exchange (NYSE: HD) and is rated A3/A-/A- (Moody’s/S&P/Fitch). Art Van Furniture leases 84,505 square feet through June 18, 2024 at a current in-place rent of $6.00 per square foot. Art Van Furniture has taken possession of their space and is expected to open the store in the fourth quarter of 2013. Art Van Furniture is family-owned and operates 36 stores in Michigan with furniture and mattress selections and seven freestanding PureSleep mattress stores. According to the appraiser, the local submarket had a vacancy rate of 5.5% with average asking rents of $16.12 per square foot as of March 31, 2013. The appraiser concluded a market rent of $9.00 per square foot based on rental comparables.

FedEx is located at 6500 FedEx Way, Madison, Alabama, near the Huntsville International Airport and approximately 90 miles north of Birmingham’s central business district. The property is a 56,360 square foot single-tenant, industrial/warehouse building that was built in 2008 and is situated on an approximately 35.7 acre site. The property offers 820 surface truck and auto parking spaces and 24 foot ceiling dock heights. The property is situated just west of Wall Triana Highway, to the south of its transition to Interstate 565. Interstate 565 is an east/west interstate that connects Huntsville with Interstate 65, located approximately 15 miles west of the Huntsville central business district. The neighborhood is mostly residential with supporting retail and commercial development along major roadways. As of July 26, 2013, the property is 100% leased to FedEx through July 31, 2023 at a current in-place rent of $14.57 per square foot. FedEx has annual revenues of approximately $44 billion and its stock is traded on the New York Stock Exchange (NYSE: FDX) and is rated Baa1/BBB/NR (Moody’s/S&P/Fitch). According to the appraiser, the local submarket had a vacancy rate of 15.2% with average asking rents of $5.91 per square foot as of year-end 2012.  The appraiser concluded a market rent of $15.00 per square foot based on rental comparables.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Bank of America is located at 551 Southeast 8th Street, Delray Beach, Florida approximately 15 miles south of the Palm Beach International Airport and 25 miles north of the Fort Lauderdale International Airport in Broward County.  The property is an approximately 54,600 square foot single-tenant, suburban office building that was built in 1975 and situated on an approximately 4.0 acre site. Access to the property is provided via Interstate I-95 and Florida’s Turnpike. Interstate 95 is located within one mile east of the property, while the Turnpike is located approximately four miles west of the property. I-95 and the Turnpike are the major north/south expressways providing access to the southeastern and northeastern areas of Palm Beach County, as well as Broward County to the south and Martin County to the north.  The surrounding area is a mixture of industrial, recreational, institutional, commercial and residential development. As of July 26, 2013, the property is 100% leased to Bank of America through January 30, 2036 at a current in-place rent of $16.48 per square foot. Bank of America stock is traded on the New York Stock Exchange (NYSE: BAC) and is rated Baa2/A-/A (Moody’s/S&P/Fitch). According to the appraiser, the local submarket had a vacancy rate of 54.1% with average asking rents of $17.10 per square foot as of year-end 2012.  The appraiser concluded a market rent of $16.00 per square foot based on rental comparables.

LA Fitness - Naperville is located at 1836 Freedom Drive, Naperville, Illinois, approximately 30 miles west of Chicago’s central business district. The property is an approximately 45,000 square foot single-tenant retail building that was built in 2007 and situated on an approximately 5.1 acre site.  Access to the property is provided by Interstate 88, 10 miles east of the property. Interstate 88 provides linkage with the region’s interstate system including, from west to east, Interstates 355, 290 and 294. The surrounding area is a mix of business parks, office complexes, school campuses and hospital and medical offices. As of July 26, 2013, the property is 100% leased to LA Fitness through March 31, 2023 at a current in-place rent of $21.35 per square foot. Founded in 1984, LA Fitness has more than 340 locations in 22 states and Canada. According to the appraiser, the local submarket had a vacancy rate of 10.0% with average asking rents of $18.13 per square foot as of year-end 2012.  The appraiser concluded a market rent of $21.00 per square foot based on rental comparables.

Tenant Sales. Five tenants report their store sales. In addition, third party estimates of 2012 store sales were obtained for nine additional tenants.

Reporting Tenant Sales Summary
Tenant	Property Name	Ratings(1) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA)	Gross Sales ($ Million)	Sales Per Square Foot
Home Depot(2)	Home Depot / Art Van Furniture	A3 / A- / A-	133,571	8.6%	$29.0	$217
Walgreens(3)	Walgreens - Evansville	Baa1 / BBB / NA	14,820	1.0%	$6.5	$650
H.H. Gregg(3)	H.H. Gregg	NA / NA / NA	30,583	2.0%	$11.7	$488
Kroger	Kroger - LaGrange	Baa2 / BBB / BBB	63,448	4.1%	$28.2	$444
Best Buy(3)	Best Buy	Baa2 / BB / BB-	45,582	2.9%	$33.8	$1,166
PetSmart(3)	PetSmart	NA / BB+ / NA	26,262	1.7%	$4.7	$195
Jo-Ann’s	Jo-Ann’s	NA / NA / NA	46,350	3.0%	$5.0	$108
Academy Sports & Outdoors(3)	Academy Sports & Outdoors	NA / NA / NA	60,750	3.9%	$18.2	$350
CVS(3)	CVS - East 21st Street	Baa2 / BBB+ / BBB+	12,222	0.8%	$11.7	$900
Walgreens(3)	Walgreens - Cincinnati	Baa1 / BBB / NA	15,120	1.0%	$9.1	$758
CVS	CVS - Richland Hills	Baa2 / BBB+ / BBB+	10,908	0.7%	$7.7	$705
CVS	CVS - River Oaks	Baa2 / BBB+ / BBB+	10,908	0.7%	$6.4	$574
Tractor Supply(3)	Tractor Supply - Ellettsville	NA / NA / NA	19,097	1.2%	$3.6	$260
Tractor Supply(3)	Tractor Supply - Lowville	NA / NA / NA	19,097	1.2%	$4.2	$347
(1)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(2)	Home Depot sales are for the trailing twelve-month period ending January 2012.
(3)	Sales for certain tenants are based on 2012 third party estimates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C14

Spirit Portfolio

Property Summary
Property	Location	Property Type	Year Built	Net Rentable Area (SF)	Allocated Loan Balance	Appraised Value	Underwritten Net Cash Flow	Largest Tenant
J. Jill Distribution Center	Tilton, NH	Industrial	1998	573,000	$13,670,620	$26,700,000	$1,622,658	J. Jill
Home Depot / Art Van Furniture	Bedford Park, IL	Retail	1992	218,076	12,545,070	20,500,000	1,449,700	Home Depot
FedEx	Madison, AL	Industrial	2008	56,360	7,131,822	10,250,000	777,791	FedEx
Bank of America	Delray Beach, FL	Office	1975	54,600	6,918,757	11,200,000	804,262	Bank of America
LA Fitness - Naperville	Naperville, IL	Retail	2007	45,000	6,607,750	10,750,000	827,501	LA Fitness
LA Fitness - League City	League City, TX	Retail	2008	45,000	5,755,583	9,450,000	665,625	LA Fitness
Walgreens - Evansville	Evansville, IN	Retail	2007	14,820	4,065,000	5,420,000	323,873	Walgreens
CarMax	Pineville, NC	Retail	2002	16,627	3,715,355	6,100,000	301,087	CarMax
H.H. Gregg	Grove City, OH	Retail	2008	30,583	3,662,395	6,000,000	317,667	H.H. Gregg
Kroger - LaGrange	LaGrange, GA	Retail	1985	63,448	3,642,260	5,900,000	430,641	Kroger
BE Aerospace	Winston-Salem, NC	Industrial	1987	89,600	3,116,038	4,800,000	267,865	BE Aerospace
Best Buy	Fayetteville, NC	Retail	1998	45,582	3,015,947	4,900,000	421,903	Best Buy
PetSmart	Daytona Beach, FL	Retail	1996	26,262	2,984,989	4,700,000	285,876	PetSmart
Jo-Ann’s	Independence, MO	Retail	1999	46,350	2,949,265	4,650,000	231,993	Jo-Ann’s
Academy Sports & Outdoors	Lufkin, TX	Retail	2003	60,750	2,799,623	4,570,000	321,346	Academy Sports
CVS - East 21st Street	Indianapolis, IN	Retail	1997	12,222	2,572,500	3,770,000	242,655	CVS
Walgreens - Cincinnati	Cincinnati, OH	Retail	2000	15,120	2,445,624	4,470,000	345,686	Walgreens
CVS - Crawfordsville Road	Indianapolis, IN	Retail	1998	10,125	2,317,787	3,430,000	232,191	CVS
CVS - Richland Hills	Richland Hills, TX	Retail	1997	10,908	1,982,547	3,940,000	249,545	CVS
StarPlex	Yukon, OK	Retail	2007	27,442	1,911,871	4,700,000	341,048	StarPlex
CVS - River Oaks	River Oaks, TX	Retail	1996	10,908	1,768,380	3,625,000	225,713	CVS
Tractor Supply - Ellettsville	Ellettsville, IN	Retail	2010	19,097	1,752,616	2,875,000	187,621	Tractor Supply
Tractor Supply - Lowville	Lowville, NY	Retail	2010	19,097	1,461,756	2,400,000	109,602	Tractor Supply
Ferguson Enterprises - Shallotte	Shallotte, NC	Mixed Use	2006	17,280	1,422,389	2,320,000	165,483	Ferguson Enterprises
Ferguson Enterprises - Auburn	Auburn, AL	Industrial	2007	15,504	1,252,435	2,050,000	115,034	Ferguson Enterprises
Ferguson Enterprises - Cohasset	Cohasset, MN	Industrial	2007	14,300	665,711	1,300,000	81,076	Ferguson Enterprises
Total:				1,558,061	$102,134,091	$170,770,000	$11,345,442

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Spirit Portfolio

Historical and Current Occupancy
Property	Single Tenant (Yes / No)	2010	2011	2012	Current(1)
J. Jill Distribution Center	Yes	100.0%	100.0%	100.0%	100.0%
Home Depot / Art Van Furniture	No	100.0%	100.0%	100.0%	100.0%
FedEx	Yes	100.0%	100.0%	100.0%	100.0%
Bank of America	Yes	100.0%	100.0%	100.0%	100.0%
LA Fitness - Naperville	Yes	100.0%	100.0%	100.0%	100.0%
LA Fitness - League City	Yes	100.0%	100.0%	100.0%	100.0%
Walgreens - Evansville	Yes	100.0%	100.0%	100.0%	100.0%
CarMax	Yes	100.0%	100.0%	100.0%	100.0%
H.H. Gregg	Yes	100.0%	100.0%	100.0%	100.0%
Kroger - LaGrange	Yes	100.0%	100.0%	100.0%	100.0%
BE Aerospace	Yes	100.0%	100.0%	100.0%	100.0%
Best Buy	Yes	100.0%	100.0%	100.0%	100.0%
PetSmart	Yes	100.0%	100.0%	100.0%	100.0%
Jo-Ann’s	Yes	100.0%	100.0%	100.0%	100.0%
Academy Sports & Outdoors	Yes	100.0%	100.0%	100.0%	100.0%
CVS - East 21st Street	Yes	100.0%	100.0%	100.0%	100.0%
Walgreens - Cincinnati	Yes	100.0%	100.0%	100.0%	100.0%
CVS - Crawfordsville Road	Yes	100.0%	100.0%	100.0%	100.0%
CVS - Richland Hills	Yes	100.0%	100.0%	100.0%	100.0%
StarPlex	Yes	100.0%	100.0%	100.0%	100.0%
CVS - River Oaks	Yes	100.0%	100.0%	100.0%	100.0%
Tractor Supply - Ellettsville	Yes	100.0%	100.0%	100.0%	100.0%
Tractor Supply - Lowville	Yes	100.0%	100.0%	100.0%	100.0%
Ferguson Enterprises - Shallotte	Yes	100.0%	100.0%	100.0%	100.0%
Ferguson Enterprises - Auburn	Yes	100.0%	100.0%	100.0%	100.0%
Ferguson Enterprises - Cohasset	Yes	100.0%	100.0%	100.0%	100.0%
Total / Weighted Average		100.0%	100.0%	100.0%	100.0%
(1)	Current Occupancy is as of July 26, 2013.

Tenant Summary(1)
Tenant	Property Name	Ratings(2) Moody’s/S&P/ Fitch	Net Rentable Area (SF)	2012 Sales ($ Million)	Occupancy Cost	% of Total NRA	UW Base Rent PSF(3)	Lease Expiration Date
J. Jill	J. Jill Distribution Center	NA / NA / NA	573,000	N/A	N/A	36.8%	$4.00	9/30/2030
Home Depot	Home Depot / Art Van Furniture	A3 / A- / A-	133,571	$ 29.0(4)	4.5%	8.6%	$9.75	1/31/2028
LA Fitness(5)	Multiple	NA / NA / NA	90,000	N/A	N/A	5.8%	$19.00	3/31/2023
BE Aerospace	BE Aerospace	Ba1 / BB+ / NA	89,600	N/A	N/A	5.8%	$4.75	12/31/2018
Art Van Furniture	Home Depot / Art Van Furniture	NA / NA / NA	84,505	N/A	N/A	5.4%	$6.00	6/18/2024
Kroger	Kroger - LaGrange	Baa2 / BBB / BBB	63,448	$28.2	1.9%	4.1%	$8.37	1/31/2018
Academy Sports	Academy Sports & Outdoors	NA / NA / NA	60,750	N/A	N/A	3.9%	$6.25	6/30/2024
FedEx	FedEx	Baa1 / BBB / NA	56,360	N/A	N/A	3.6%	$14.57	7/31/2023
Bank of America	Bank of America	Baa2 / A- / A	54,600	N/A	N/A	3.5%	$16.48	1/30/2036
Ferguson Enterprises(6)	Multiple	NA / NA / NA	47,084	N/A	N/A	3.0%	$9.03	8/31/2023
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF is adjusted downwards for any mark to market adjustments.
(4)	Home Depot sales are for the trailing twelve month period ending January 2012.
(5)
LA Fitness has two leases in the portfolio and the lease expiration date listed above reflects the earliest expiration date.  LA Fitness leases 45,000 square feet at LA Fitness - Naperville expiring March 31, 2023 and leases 45,000 square feet at LA Fitness - League City expiring October 31, 2023.

(6)
Ferguson Enterprises has three leases in the portfolio and all three leases expire on August 31, 2023. In total, Ferguson Enterprises has 17,280 square feet in Ferguson Enterprises - Shallotte, 15,504 square feet in Ferguson Enterprises - Auburn and 14,300 square feet in Ferguson Enterprises - Cohasset.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C14

Spirit Portfolio

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2013	0	0	0.0	$0	0.0%	0	0.0%	$0.0	0.0%
2014	0	0	0.0	0	0.0	0	0.0%	$0.0	0.0%
2015	0	0	0.0	0	0.0	0	0.0%	$0.0	0.0%
2016	0	0	0.0	0	0.0	0	0.0%	$0.0	0.0%
2017	2	21,816	1.4	522,878	3.7	21,816	1.4%	$522,878	3.7%
2018	2	153,048	9.8	956,726	6.9	174,864	11.2%	$1,479,604	10.6%
2019	1	45,582	2.9	478,611	3.4	220,446	14.1%	$1,958,215	14.0%
2020	0	0	0.0	0	0.0	220,446	14.1%	$1,958,215	14.0%
2021	1	26,262	1.7	315,144	2.3	246,708	15.8%	$2,273,359	16.3%
2022	2	73,792	4.7	817,789	5.9	320,500	20.6%	$3,091,148	22.2%
2023	9	250,779	16.1	4,038,912	28.9	571,279	36.7%	$7,130,061	51.1%
2024 & Beyond	10	986,782	63.3	6,821,623	48.9	1,558,061	100.0%	$13,951,683	100.0%
Total	27	1,558,061	100.0%	$13,951,683	100.0%
(1) Based on the underwritten rent roll.

Underwritten Net Cash Flows(1)
	In Place(2)	Underwritten	Per Square Foot	%(3)
Rents in Place(4)	$13,867,737	$14,657,954	$9.41	79.1%
Mark to Market(5)	0	(787,144)	(0.51)	(4.2)
Straight Line Rent(6)	0	80,873	0.05	0.4
Gross Potential Rent	$13,867,737	$13,951,683	$8.95	75.3%
Total Reimbursements(7)	4,574,689	4,574,689	2.94	24.7
Net Rental Income	$18,442,426	$18,526,372	$11.89	100.0%
(Vacancy/Credit Loss)	0	(1,603,130)	(1.03)	(8.7)
Other Income	0	0	0.00	0.0
Effective Gross Income	$18,442,426	$16,923,242	$10.86	91.3%

Total Expenses	$4,605,736	$4,605,736	$2.96	27.2%

Net Operating Income	$13,836,690	$12,317,506	$7.91	72.8%

Total TI/LC, Capex/RR	972,064	972,064	0.62	5.7
Net Cash Flow	$12,864,626	$11,345,442	$7.28	67.0%
(1)	The borrower acquired the properties as part of the loan origination; therefore, historical operating statements were not available.
(2)	Rents In Place reflect the lender’s underwriting, but does not include rent steps, lender’s vacancy adjustment, mark-to-market rent adjustment and straight-line rent.
(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Underwritten Rents In Place are based on tenant leases including rent steps through June 2014.
(5)	All non-investment grade rated tenant rents were marked to market if in-place rent was greater than the appraisal’s concluded market rent.
(6)	A straight-line rent adjustment was made for all investment grade tenants whose lease expires after the loan term.
(7)	All leases are NNN, and with the exception of the Art Van Furniture tenant lease, provide for reimbursement of management fees.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C14

Spirit Portfolio

Escrows and Reserves. At origination, the borrower deposited into escrow $141,009 for required repairs, $115,467 for real estate taxes, $253,515 towards free rent related to the Art Van Furniture lease and $105,631 towards outstanding tenant improvements related to the Art Van Furniture lease.

Tax Escrows - For properties where a tenant is not obligated to (and is not in default of its obligation to) pay taxes, the borrower is required to escrow 1/12 of the annual estimated real estate tax payments monthly, which currently equates to $39,726.

Insurance Escrows - At the option of the lender, if the liability or casualty policies maintained by the borrower do not constitute an approved blanket or umbrella policy (or if the lender otherwise requires the borrower to obtain separate policies in accordance with the loan agreement), the borrower is required to escrow 1/12 of the annual estimated insurance premiums monthly.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $16,086 (approximately $0.12 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $64,919 (approximately $0.50 per square foot annually) for TI/LC reserves. In lieu of the borrower making this monthly deposit, the borrower may deliver to the lender a letter of credit in an amount not less than the amount of deposits required to be made by the borrower for the twelve calendar month period following the date such letter of credit is delivered to lender. The letter of credit must be irrevocable and have an initial term of not less than one year, with automatic renewals for one year periods and from a bank or other financial institution acceptable to lender and rated not less than “AA-” by Fitch and S&P and “Aa3” by Moody’s. Also see “Lockbox / Cash Management” below for information on TI/LC reserves required upon a Spirit Portfolio TI/LC Cash Sweep Triggering Event.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower was required to send notice to all tenants instructing them to deposit all rents and other payments into the lockbox account. The funds are then returned daily to an account controlled by the borrower until the occurrence of a “Spirit Portfolio Triggering Event” or a “Spirit Portfolio TI/LC Cash Sweep Triggering Event”. During the continuance of a Spirit Portfolio Triggering Event or Spirit Portfolio TI/LC Cash Sweep Triggering Event, all rents will be swept to a segregated cash management account and held in trust for the benefit of the lender. The lender will have a first priority security interest in the cash management account. Upon the occurrence and during the continuance of a Spirit Portfolio Triggering Event, all excess cash flow deposited into the cash management account will be, after payment of debt service, required reserves and approved budgeted operating expenses, held as additional security for the loan. Upon the occurrence and during the continuance of a Spirit Portfolio TI/LC Cash Sweep Triggering Event, to the extent that the amounts on deposit in the TI/LC reserve account are insufficient to pay the tenant improvement and leasing commission amounts set forth in the loan documents, funds remaining after payment of debt service, required reserves and approved budgeted operating expenses will be transferred to the TI/LC reserve account, until such time as the tenant improvement and leasing commission amounts set forth in the loan documents are met.

A “Spirit Portfolio Triggering Event” means the occurrence of (i) the DSCR as calculated under the loan documents based on the trailing twelve-month period falling below 1.20x or (ii) an event of default.

A “Spirit Portfolio TI/LC Cash Sweep Triggering Event” means a period commencing upon (i) any tenant or tenants with cumulative allocated loan amounts of more than five percent of the outstanding principal balance of the loan files for bankruptcy or other insolvency proceedings, substantially cease operations, give notice of intent to substantially cease operations, or otherwise “goes dark”, however investment grade tenants will only be considered under this clause (x) during the last two years of the term of the loan and/or (y) during the last two years of the term of such tenant’s lease, (ii) any tenant does not renew any lease by the renewal notice date or terminates its lease early or (iii) any tenant has defaults in any material respect under the terms of its lease. The Spirit Portfolio TI/LC Cash Sweep Triggering Event will end when (i) the tenant renews their lease or new leases have been executed for vacant/dark spaces, (ii) the tenant is no longer subject to any bankruptcy or insolvency proceedings and/or (iii) any and all events of default on leases have been cured. The Spirit Portfolio TI/LC Cash Sweep Triggering Event cash flow sweep is subject to a cap for each property more fully described in the loan agreement.

Release of Properties. The borrower may obtain the release of a property or properties from the collateral for the loan, after (other than in connection with certain condemnation and casualty events, in which case such release may occur prior to the expiration of the lockout period), the expiration of a twenty-four month lockout period by paying an additional “Spirit Release Price” and subject to certain conditions set forth in the loan documents (other than in connection with certain condemnation and casualty events, which such release may not be subject to the following), including but not limited to: (i) the debt service coverage ratio as calculated in the loan documents  after giving effect to such release is greater than the greater of (x) debt service coverage ratio for the loan existing on the origination date, and (y) the debt service coverage ratio for the loan immediately prior to such release; (ii) the loan-to-value ratio as calculated in the loan documents after such release is no greater than 59.8%; (iii) receipt of rating agency confirmation; (iv) no event of default under the loan has occurred and is continuing; and (v) such release complies with REMIC requirements which are customary for securitized loans. Other than in connection with certain condemnation and casualty events, the borrower is also required to pay to the lender any applicable yield maintenance premium.  “Spirit Release Price” means, with respect to any property, an amount equal to the greater of (a) (i) with respect to properties with allocated loan amounts representing the first 10% of the loan amount to be released, 115% of the allocated loan amount with respect to such property, and (ii) after the date that properties with allocated loan amounts in excess of 10% of the loan amount have been released, 120% of the allocated loan amount with respect to such individual property, and (b) the net sales proceeds applicable to such property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C14

Spirit Portfolio

Substitution of Properties. The borrower may substitute a property or properties from the collateral for the loan subject to terms and conditions set forth in the loan documents, including but not limited to: (i) the substitute property is acceptable to the lender in the lender’s sole discretion, (ii) the aggregate substitution does not exceed fifteen 15% of the original principal balance of the loan, (iii) the debt service coverage ratio as calculated in the loan documents after giving effect to such release is greater than the greater of (A) the debt service coverage ratio for the loan existing on the origination date, and (B) the debt service coverage ratio for the loan immediately prior to such release, (iv) the loan-to-value ratio as calculated in the loan documents after such release is no greater than 59.8%, (v) the debt yield for the properties is greater than the greater of (A) the debt yield for all of the properties on the origination date of the loan and (B) the debt yield for all of the properties (including the property to be substituted) immediately prior to the substitution, (vi) the debt yield for the substitute property, based on its allocated loan amount, is greater than the greater of (A) the debt yield for the exchanged property, based on its allocated loan amount, as of the origination date of the loan, and (B) the debt yield for the exchanged property, based on its allocated loan amount, immediately prior to the substitution, (vii) appraisal value equal to or greater than the exchanged property, (viii) an acceptable phase I environmental report and a physical condition report and survey have been obtained, (ix) rating agency confirmation and (x) determination by lender that the aggregate fair market value of the properties securing the loan at the time of such determination is at least 80.0% of the amount of the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C14

589 Fifth Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C14

589 Fifth Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C14

589 Fifth Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C14

589 Fifth Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$87,500,000	Title(2):	Fee/Leasehold
Cut-off Date Principal Balance(1):	$87,500,000	Property Type - Subtype:	Mixed Use - Office/Retail
% of Pool by IPB:	7.6%	Net Rentable Area (SF):	169,486
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers(3):	Various	Year Built / Renovated:	1954 / 2013
Sponsor:	Western Heritable Investment Company (U.S.) Ltd	Occupancy(4):	96.7%
		Occupancy Date:	5/1/2013
Interest Rate:	4.09300%	Number of Tenants:	68
Note Date:	5/31/2013	2010 NOI:	$6,293,313
Maturity Date:	6/1/2023	2011 NOI:	$6,520,702
Interest-only Period:	120 months	2012 NOI:	$6,406,590
Original Term:	120 months	UW Economic Occupancy(4):	96.1%
Original Amortization:	None	UW Revenues(4):	$20,556,725
Amortization Type:	Interest Only	UW Expenses:	$5,431,274
Call Protection:	L(26),Def(90),O(4)	UW NOI(5):	$15,125,452
Lockbox:	Hard	UW NCF:	$14,533,173
Additional Debt:	Yes	Appraised Value / Per SF:	$295,000,000 / $1,741
Additional Debt Balance:	$87,500,000	Appraisal Date:	5/1/2013
Additional Debt Type:	Pari Passu

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$1,033
Taxes:	$954,783	$158,982	N/A	Maturity Date Loan / SF:	$1,033
Insurance:	$156,863	$13,072	N/A	Cut-off Date LTV:	59.3%
Replacement Reserves:	$4,237	$4,237	$152,537	Maturity Date LTV:	59.3%
TI/LC:	$18,748	$18,748	$449,944	UW NCF DSCR:	2.00x
Other:	$12,660,172	$0	N/A	UW NOI Debt Yield:	8.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$175,000,000	100.0%	Payoff Existing Debt	$89,197,907	51.0%
			Return of Equity	67,621,791	38.6
			Upfront Reserves	13,794,802	7.9
			Closing Costs	4,385,499	2.5
Total Sources	$175,000,000	100.0%	Total Uses	$175,000,000	100.0%
(1)
589 Fifth Avenue is part of a loan evidenced by two pari passu notes with an aggregate principal balance of $175.0 million. The Financial Information presented in the chart above reflects the entire $175.0 million 589 Fifth Avenue Whole Loan.

(2)	The loan is secured in part by a leasehold mortgage, but the affiliated fee owner has also mortgaged the fee interest as collateral.
(3)	For a full description of the borrowers, please refer to “The Borrowers” below.
(4)
Occupancy, UW Economic Occupancy and UW Revenues include a 57,000 square foot lease to H&M and a 3,065 square foot lease to Assael, Inc., which have been executed, but the tenants have not yet taken occupancy. The spaces are currently under construction. The H&M store is expected to open for the 2013 holiday season and Assael, Inc. is expected to take occupancy by September 2013. Both tenants began paying full contractual rent on July 1, 2013.

(5)	The increase in the UW NOI from the 2012 NOI is primarily due to a new 57,000 square foot lease to H&M with a rent commencement date of July 1, 2013.
(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The 589 Fifth Avenue loan is secured by a first mortgage lien on a 169,486 square foot mixed use office and retail building located on Fifth Avenue in New York City. The loan has an outstanding principal balance of $175.0 million (the “589 Fifth Avenue Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2.  Note A-2 has an outstanding principal balance as of the Cut-off Date of $87.5 million and is being contributed to the JPMBB 2013-C14 Trust. The holder of Note A-1 (the “Controlling Noteholder”) is the trustee of the JPMCC 2013-C13 Trust (or, prior to the occurrence and continuance of a control event, the directing certificateholder of the JPMCC 2013-C13 Trust) and will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the related 589 Fifth Avenue Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The 589 Fifth Avenue Whole Loan has a 10-year term and will be interest-only for the entire term of the loan. The previously existing mortgage debt was securitized in BACM 2005-2.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C14

589 Fifth Avenue

The Borrowers. The borrowing entities for the loan are 589 Fifth TIC I LLC, 589 Fifth TIC II LLC, Jewelry Space on Fifth LLC and Fifth Avenue Retail LLC, each a Delaware limited liability company and special purpose entity. The borrowers own the property as tenants-in-common.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Western Heritable Investment Company (U.S.) Ltd (“Western Heritable”).  Western Heritable is the North American subsidiary of Western Heritable Investment Company, Ltd, based in the United Kingdom.  Western Heritable is a private property investment company controlled by the Mactaggart family since 1893.

The Property. 589 Fifth Avenue is a Class A- mixed-use office/retail property located on the southeast corner of Fifth Avenue and East 48th Street in Midtown Manhattan. The 17-story property is comprised of approximately 57,000 square feet of retail space 100% leased to H&M that consists of the basement and first five floors of the building, and 112,486 square feet of office space located on floors 6 through 17 of the building. The property was constructed in 1954 and was completely renovated in 1991 as an office and showroom building for diamond dealers. As of May 2013, the property was 96.7% leased by 68 tenants. The property features approximately 70 feet of frontage along Fifth Avenue and 150 feet along East 48th Street.

The largest tenant at the property, H&M, recently executed a 20-year, 57,000 square foot lease (34.0% of the net rentable area) with a rent commencement date of July 1, 2013.  This location will serve as H&M’s new flagship store and will be their first full concept store that will offer all of H&M’s signature apparel collections as well as special departments for cosmetics, home décor, plus sizes, maternity and children’s fashion. The initial contract base rent is $12.7 million ($222.81 per square foot) annually for all six levels, with 9.0% increases every three years thereafter.  The weighted average rent of $222.81 per square foot is based on rents per square foot of $1,000 for the ground floor space, $200 for the second floor, $70 for floors three through five and $100 for the basement space. The lease is guaranteed by H&M’s parent company, H&M Hennes & Mauritz AB. H&M’s parent company trades on the Stockholm exchange and reported sales of approximately $18.5 billion in 2012 with no long-term debt. According to the sponsor, H&M plans to spend approximately $30.0 million on the store build-out in addition to the $4.5 million provided by the sponsor as part of the lease. The H&M space is currently under construction and the store is expected to open for the 2013 holiday shopping season. The appraiser identified seven comparable ground floor leases along Fifth Avenue with rents ranging from approximately $959 to $1,120 per square foot after the appraiser’s adjustments.

As of May 2013, the office portion of the property, which totals approximately 112,486 square feet on floors 6 through 17 of the building, was 95.0% leased by 67 tenants. The property is located within the Jewelry District, which according to the appraisal is informally identified as the area between West 46th and 48th Streets from Fifth Avenue to the Avenue of the Americas. New York City is one of the diamond and jewelry capitals of the world, and according to the appraisal, over 90% of all diamonds that enter the United States pass through Manhattan and the Jewelry District. The district contains two of the ten major exchanges in the world, The Diamond Dealers Club and The Diamond Trade Association, where billions of dollars in jewelry are exchanged annually. Due to the property’s location, the office space primarily caters to tenants involved in the diamond and jewelry industry with tenants using their spaces as offices, showrooms, stores and shops concentrated with precious gems, gold and silver to be purchased, cut, set and sold. Overall, the office tenancy of the property is very granular, with the largest office tenant, William Goldberg Diamonds, occupying 5,908 square feet (3.5% of the net rentable area).

According to the appraisal, the property falls within the Madison/Fifth Avenue submarket within the Midtown office market. As of the first quarter of 2013, Class A office space within the submarket totaled approximately 21.6 million square feet with a vacancy rate of 12.2% and asking rents of $103.42 per square foot. The appraiser identified eight competitive properties with office components ranging from approximately 82,000 to 340,000 square feet that reported a weighted average occupancy of 92.5% with asking rents of $55 to $77 per square foot. According to the appraisal, the new 745,000 square foot International Gem Tower, which is located within the Jewelry District, is scheduled to be completed in the second quarter of 2013. Of the total building, 292,500 square feet will be rentable office space and the remaining will be sold as office condominiums.

Historical and Current Occupancy(1)
2010	2011	2012(2)	Current(2)(3)
91.0%	93.0%	95.0%	96.7%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)
Occupancy includes a 57,000 square foot lease to H&M and a 3,065 square foot lease to Assael, Inc., which have executed leases but have not yet taken occupancy. The spaces are currently under construction. The H&M store is expected to open for the 2013 holiday season and Assael, Inc. is expected to take occupancy by September 2013. Both tenants began paying full contractual rent on July 1, 2013.

(3)	Current Occupancy is as of May 1, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C14

589 Fifth Avenue

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
H&M(2)	NA / NA / NA	57,000	33.6%	$222.81	7/31/2033
William Goldberg Diamonds	NA / NA / NA	5,908	3.5%	$36.40	6/30/2014
Fine Jewelry In Platinum	NA / NA / NA	5,407	3.2%	$70.79	5/31/2015
Windsor Jewelers Inc.	NA / NA / NA	5,272	3.1%	$75.37	5/31/2017
Safdico USA	NA / NA / NA	4,441	2.6%	$70.30	6/30/2016
T. Gluck	NA / NA / NA	3,905	2.3%	$35.10	10/31/2014
Dalumi Diamond Corp.	NA / NA / NA	3,078	1.8%	$35.65	1/31/2015
Rare 1 Corporation	NA / NA / NA	3,075	1.8%	$70.00	1/31/2020
Assael, Inc.(3)	NA / NA / NA	3,065	1.8%	$63.91	3/31/2018
Siegelson’s Diamond	NA / NA / NA	3,013	1.8%	$94.90	1/31/2015
(1)	Based on the underwritten rent roll.
(2)	H&M has an executed lease but has not yet taken occupancy. The H&M space is currently under construction and the store is expected to open for the 2013 holiday shopping season.
(3)	Assael, Inc. has an executed lease but has not yet taken occupancy. The Assael, Inc. space is currently under construction and the tenant is expected to take occupancy by September 2013.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	5,591	3.3%	NAP	NAP	5,591	3.3%	NAP	NAP
2013 & MTM	19	22,308	13.2	$1,694,897	8.4%	27,899	16.5%	$1,694,897	8.4%
2014	14	28,664	16.9	1,720,218	8.6	56,563	33.4%	$3,415,115	17.0%
2015	12	20,886	12.3	1,476,548	7.3	77,449	45.7%	$4,891,662	24.3%
2016	14	17,756	10.5	1,276,954	6.4	95,205	56.2%	$6,168,616	30.7%
2017	2	6,608	3.9	494,590	2.5	101,813	60.1%	$6,663,206	33.2%
2018	5	7,598	4.5	513,180	2.6	109,411	64.6%	$7,176,386	35.7%
2019	0	0	0.0	0	0.0	109,411	64.6%	$7,176,386	35.7%
2020	1	3,075	1.8	215,250	1.1	112,486	66.4%	$7,391,636	36.8%
2021	0	0	0.0	0	0.0	112,486	66.4%	$7,391,636	36.8%
2022	0	0	0.0	0	0.0	112,486	66.4%	$7,391,636	36.8%
2023	0	0	0.0	0	0.0	112,486	66.4%	$7,391,636	36.8%
2024 & Beyond	1	57,000	33.6	12,700,000	63.2	169,486	100.0%	$20,091,636	100.0%
Total	68	169,486	100.0%	$20,091,636	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$9,257,707	$9,550,077	$9,422,749	$20,091,636	$118.54	94.0%
Vacant Income	0	0	0	391,370	2.31	1.8
Gross Potential Rent	$9,257,707	$9,550,077	$9,422,749	$20,483,006	$120.85	95.8%
Total Reimbursements	1,779,971	1,866,561	1,881,399	891,669	5.26	4.2
Net Rental Income	$11,037,678	$11,416,638	$11,304,148	$21,374,674	$126.11	100.0%
(Vacancy/Credit Loss)	0	0	0	(838,504)	(4.95)	(3.9)
Other Income	124,207	104,258	51,845	20,555	0.12	0.1
Effective Gross Income	$11,161,885	$11,520,896	$11,355,993	$20,556,725	$121.29	96.2%

Total Expenses	$4,868,572	$5,000,194	$4,949,403	$5,431,274	$32.05	26.4%

Net Operating Income	$6,293,313	$6,520,702	$6,406,590	$15,125,452	$89.24	73.6%

Total TI/LC, Capex/RR	0	0	0	592,279	3.49	2.9
Net Cash Flow	$6,293,313	$6,520,702	$6,406,590	$14,533,173	$85.75	70.7%

(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)
Underwritten Rents in Place are higher than historical years primarily due to a new 57,000 square foot lease to H&M. The lease had a rent commencement date of July 1, 2013 and H&M is expected to open for business prior to the 2013 holiday shopping season.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C14

589 Fifth Avenue

Property Management. The property is managed by Western Management Corporation, an affiliate of the sponsor.

Escrows and Reserves. At origination, the borrowers deposited into escrow approximately $10.5 million for outstanding tenant improvement and leasing commissions primarily associated with the H&M lease, $1.1 million for deferred maintenance, $1.1 million for abated rents associated with H&M and Assael, Inc., $954,783 for real estate taxes, $156,863 for insurance premiums, $18,748 for the initial deposit to the TI/LC reserve and $4,237 for the initial deposit to the replacement reserves.

Tax Escrows - The borrowers are required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $158,982.

Insurance Escrows - The borrowers are required to escrow 1/12 of the annual estimated insurance premiums monthly, which currently equates to $13,072.

Replacement Reserves - On a monthly basis, the borrowers are required to escrow $4,237 (approximately $0.30 per square foot annually) for replacement reserves. The reserve is subject to a cap of $152,537 ($0.90 per square foot).

TI/LC Reserves - On a monthly basis, the borrowers are required to escrow $18,748 (approximately $1.33 per square foot annually) for tenant improvements and leasing commissions. This reserve is subject to a cap of $449,944 ($2.65 per square foot).

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent (i) the DSCR as calculated in the loan documents based on the trailing three-month period falls below 1.10x, (ii) there is an event of default under the loan documents or (iii) the borrower, its managing member or property manager (unless replaced by a qualified property manager within 60 days) becomes the subject of a bankruptcy, insolvency or similar action, then all excess cash flow will be deposited into the cash management account and will be held as additional collateral for the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49 of 116

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C14

SanTan Village

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C14

SanTan Village

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C14

SanTan Village

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C14

SanTan Village

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$83,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$82,726,432	Property Type - Subtype:	Retail - Regional Mall
% of Pool by IPB:	7.2%	Net Rentable Area (SF):	707,615
Loan Purpose:	Refinance	Location:	Gilbert, AZ
Borrower:	Westcor SanTan Village LLC	Year Built / Renovated:	2007 / N/A
Sponsor:	The Macerich Partnership, L.P.	Occupancy(2):	89.2%
Interest Rate:	3.09350%	Occupancy Date:	5/1/2013
Note Date:	5/30/2013	Number of Tenants(2):	118
Maturity Date:	6/1/2019	2010 NOI:	$15,935,412
Interest-only Period:	None	2011 NOI:	$16,317,450
Original Term:	72 months	2012 NOI:	$16,250,873
Original Amortization:	360 months	TTM NOI (as of 3/2013):	$16,010,366
Amortization Type:	Balloon	UW Economic Occupancy:	90.1%
Call Protection:	L(26),Def(42),O(4)	UW Revenues:	$24,764,796
Lockbox:	CMA	UW Expenses:	$8,828,998
Additional Debt:	Yes	UW NOI:	$15,935,798
Additional Debt Balance:	$54,818,720	UW NCF:	$14,969,660
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$247,500,000 / $350
		Appraisal Date:	5/17/2013

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$194
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$170
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	55.6%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	48.5%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	2.12x
Other:	$383,880	$0	N/A	UW NOI Debt Yield:	11.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$138,000,000	99.2%	Payoff Existing Debt	$138,343,339	99.5%
Sponsor Equity	1,080,262	0.8	Upfront Reserves	383,880	0.3
			Closing Costs	353,043	0.3
Total Sources	$139,080,262	100.0%	Total Uses	$139,080,262	100.0%
(1)
SanTan Village is part of a loan evidenced by two pari passu notes with an aggregate principal balance of $138.0 million. The Financial Information presented in the chart above reflects the cut-off date balance of $137.5 million SanTan Village Whole Loan.

(2)	Includes temporary tenants. Thirteen tenants accounting for 30,279 square feet are considered temporary tenants by the borrower.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The SanTan Village loan is secured by a first mortgage lien on 707,615 square feet of an outdoor regional mall totaling 1,044,866 square feet located in Gilbert, Arizona. The loan has an outstanding principal balance of approximately $137.5 million (the “SanTan Village Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1 has an outstanding principal balance as of the Cut-off Date of approximately $82.7 million and is being contributed to the JPMBB 2013-C14 Trust. Note A-2, with an outstanding principal balance as of the Cut-off Date of approximately $54.8 million, was securitized in the JPMCC 2013-C13 transaction. The holder of Note A-1 (the “Controlling Noteholder”) is the trustee of the JPMBB 2013-C14 Trust (or, prior to the occurrence and continuance of a control event, the directing certificateholder) and will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the related SanTan Village Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions.  The SanTan Village Whole Loan has a six-year term and amortizes on a 30-year schedule. The previously existing debt was provided by a syndicate of balance sheet lenders.

The Borrower. The borrowing entity for the loan is Westcor SanTan Village LLC, a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C14

SanTan Village

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is The Macerich Partnership, L.P. (“Macerich”). Macerich (NYSE: MAC) is a publicly traded real estate investment trust and member of the S&P 500. Macerich engages in the acquisition, ownership, development, redevelopment, management and leasing of regional and community shopping centers located throughout the United States.  As of December 31, 2012, Macerich’s portfolio consisted of 61 regional shopping centers and nine community/power shopping centers totaling approximately 63 million square feet.

The Property.  SanTan Village is an approximately 1.0 million square foot anchored regional mall, of which 707,615 square feet serves as collateral for the loan. Located in Gilbert, Arizona, the property was constructed by Macerich in 2007 and is situated on approximately 97.9 acres.  The property is anchored by Dillard’s (215,510 square feet), Macy’s (121,741 square feet), Harkins Theatres (71,791 square feet), Dick’s Sporting Goods (70,000 square feet), Best Buy (45,092 square feet) and Barnes & Noble (31,368 square feet). Macy’s and Dillard’s own their own land and improvements and are excluded from the collateral for the loan. Of the 707,615 square feet of space that serves as collateral for the loan, approximately 42,000 square feet is office space that is located on the second floor and is 89.0% occupied by seven tenants. Additionally, there are approximately 5,682 surface parking spaces included in the collateral for the loan, resulting in a parking ratio of 5.4 spaces per 1,000 square feet of net rentable area.

As of May 1, 2013, the property was approximately 89.2% occupied by 118 tenants. The property’s tenancy caters to a mid to upscale customer, with tenants that include Apple, Banana Republic, Bath & Body Works, Chico’s, Coach, Forever 21, Lane Bryant, LOFT and Victoria’s Secret. The property also contains several restaurant tenants such as The Keg Steak House & Bar, Gordon Biersch Brewery, Red Robin Gourmet Burgers and Kona Grill. Gross sales for all tenants that reported as of the twelve-month period ending March 31, 2013 were approximately $208.5 million. Sales per square foot and occupancy costs for tenants occupying less than 10,000 feet were $486 and 10.6%, respectively, for the same period.

SanTan Village is located at the intersection of Williams Field Road and the SanTan Freeway, approximately 22 miles southeast of downtown Phoenix. The property is located at the intersection of the SanTan Freeway, a heavily trafficked six-lane highway, and East Williams Field Road, which have a combined average traffic count of approximately 35,000 cars per day. The SanTan Freeway provides access to the local area and intersects with Interstate 10 approximately 14.0 miles south of the property. According to the appraisal, the property has a primary trade area consisting of a five-mile radius that contains approximately 235,557 people, with an average household income of $90,600 as of 2012. The secondary trade area, defined as being within a seven-mile radius of the property, contains approximately 433,290 people with an average household income of $82,755 as of 2012. The appraisal concluded that rents in the market average approximately $30.38 per square foot and range from $22.00 to $68.00 per square foot. The appraisal concluded per square foot market rents of $44.00 for spaces less than 1,000 square feet, $38.00 for spaces between 1,000 and 2,000 square feet, $28.00 for spaces between 5,000 and 10,000 square feet and $22.00 for spaces greater than 10,000 square feet. According to the appraisal, the property’s primary competition consists of three properties that are all controlled by affiliates of the sponsor and are detailed in the table below.

Competitive Set Summary(1)
Property(2)	Year Built	Total GLA	Est. 2012 Sales PSF	Est. 2012 Occ.	Proximity	Anchor Tenants
Superstition Springs	1990	1,207,000	$275-$325	87.7%	9 Miles	Dillard’s, Macy’s, Sears, JCPenney, Burlington Coat Factory, Best Buy
Chandler Fashion Center	2001	1,323,000	$525-$570	97.0%	10 Miles	Dillard’s, Macy’s, Nordstrom, Sears

Fiesta Mall	1979	933,000	$220-$240	83.6%	11 Miles	Dillard’s Clearance, Macy’s, Sears, Dick’s, Best Buy

Total / Weighted Average		3,463,000	$356-$396	90.1%
(1)	Per the appraisal.
(2)	Superstition Springs, Chandler Fashion Center and Fiesta Mall are Macerich controlled properties.

Historical Occupancy, In-line Sales and Occupancy Costs
	2010	2011	2012	TTM(1)
Occupancy(2)(3)	95.2%	93.3%	92.0%	92.2%
In-line Sales PSF(4)(5)	$368	$427	$491	$486
Occupancy Costs(4)(6)	13.4%	12.0%	10.4%	10.6%
(1)	TTM represents the trailing twelve-months ending March 31, 2013.
(2)	Historical Occupancies are as of December 31 of each respective year.
(3)	Occupancy includes temporary tenants.
(4)	In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet.
(5)	In-line Sales PSF excluding Apple were $306, $349, $394 and $392 for 2010, 2011, 2012 and TTM, respectively.
(6)	Occupancy Costs excluding Apple were 16.1%, 14.6%, 13.0% and 13.1% for 2010, 2011, 2012 and TTM, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C14

SanTan Village

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Harkins Theatres(4)	NA / NA / NA	71,791	10.1%	$14.00	$712,102	11.8%	3/31/2022
Dick’s Sporting Goods	NA / NA / NA	70,000	9.9%	$19.00	$196	12.6%	1/31/2024
Best Buy	Baa2 / BB / BB-	45,092	6.4%	$18.45	N/A	N/A	1/31/2019
Barnes & Noble	NA / NA / NA	31,368	4.4%	$18.42	$151	14.5%	1/31/2019
Box Office(5)	NA / NA / NA	25,229	3.6%	$10.00	N/A	N/A	11/30/2017
Total Wine & More	NA / NA / NA	20,555	2.9%	$22.66	N/A	N/A	1/31/2025
Forever 21	NA / NA / NA	13,675	1.9%	$25.47	$278	15.8%	1/31/2018
Today’s Patio	NA / NA / NA	11,944	1.7%	$25.11	$307	10.8%	12/31/2017
Charming Charlie	NA / NA / NA	10,435	1.5%	$30.23	$301	11.2%	3/31/2022
The Keg Steakhouse & Bar	NA / NA / NA	10,000	1.4%	$19.57	$397	7.6%	12/31/2022
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represents sales for the twelve-month period ending March 31, 2013 for all tenants.
(4)	Sales PSF reflects sales per screen for Harkins Theatres. Sales per screen is based on a total of 16 screens.
(5)	Box Office occupies space within the office portion of the property.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	76,557	10.8%	NAP	NAP	76,557	10.8%	NAP	NAP
2013 & MTM(2)	15	35,200	5.0	$204,914	1.3%	111,757	15.8%	$204,914	1.3%
2014	7	19,507	2.8	283,858	1.8	131,264	18.6%	$488,772	3.1%
2015	4	15,010	2.1	344,631	2.2	146,274	20.7%	$833,403	5.2%
2016	3	4,941	0.7	110,268	0.7	151,215	21.4%	$943,671	5.9%
2017	32	114,746	16.2	3,865,451	24.3	265,961	37.6%	$4,809,122	30.3%
2018	31	126,681	17.9	4,393,567	27.7	392,642	55.5%	$9,202,689	58.0%
2019	7	92,214	13.0	2,024,992	12.8	484,856	68.5%	$11,227,681	70.7%
2020	1	2,373	0.3	71,750	0.5	487,229	68.9%	$11,299,431	71.2%
2021	4	7,189	1.0	236,152	1.5	494,418	69.9%	$11,535,582	72.6%
2022	9	112,412	15.9	2,260,150	14.2	606,830	85.8%	$13,795,733	86.9%
2023	1	1,487	0.2	49,071	0.3	608,317	86.0%	$13,844,804	87.2%
2024 & Beyond	4	99,298	14.0	2,033,723	12.8	707,615	100.0%	$15,878,526	100.0%
Total	118	707,615	100.0%	$15,878,526	100.0%
(1)	Based on the underwritten rent roll.
(2)	Includes thirteen tenants accounting for 30,279 square feet that are considered temporary tenants by the sponsor.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$15,623,697	$15,832,727	$15,901,138	$15,638,331	$15,878,526	$22.44	57.8%
Vacant Income	0	0	0	0	2,721,031	3.85	9.9
Gross Potential Rent	$15,623,697	$15,832,727	$15,901,138	$15,638,331	$18,599,557	$26.28	67.8%
Total Reimbursements	8,882,432	8,874,874	9,060,348	9,126,241	8,849,716	12.51	32.2
Net Rental Income	$24,506,129	$24,707,601	$24,961,486	$24,764,572	$27,449,273	$38.79	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(2,721,031)	(3.85)	(9.9)
Other Income	17,913	60,646	38,429	36,554	36,554	0.05	0.1
Effective Gross Income	$24,524,041	$24,768,248	$24,999,915	$24,801,126	$24,764,796	$35.00	90.2%

Total Expenses	$8,588,630	$8,450,798	$8,749,042	$8,790,760	$8,828,998	$12.48	35.7%

Net Operating Income	$15,935,412	$16,317,450	$16,250,873	$16,010,366	$15,935,798	$22.52	64.3%

Total TI/LC, Capex/RR	0	0	0	0	966,138	1.37	3.9
Net Cash Flow	$15,935,412	$16,317,450	$16,250,873	$16,010,366	$14,969,660	$21.16	60.4%
(1)	TTM column represents the trailing twelve-month period ending March 31, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C14

SanTan Village

Property Management. The property is managed by Macerich Arizona Partners, LLC, an affiliate of the sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $383,880 for outstanding tenant improvements and leasing commissions.

Tax Escrows - The requirement for the borrower to make monthly deposits to the tax escrow is waived so long as no Cash Trap Period  exists and the borrower provides satisfactory evidence that the taxes are paid.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no Cash Trap Period exists and the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy.

Replacement Reserves - The requirement for the borrower to make monthly deposits to the replacement reserve is waived so long as no Cash Trap Period exists. During a Cash Trap Period, the borrower is required to deposit $14,725 per month ($0.25 per square foot annually) for replacement reserves. The reserve is subject to a cap of $176,700 ($0.25 per square foot).

TI/LC Reserves - The requirement for the borrower to make monthly deposits to the tenant improvement and leasing commission reserve is waived so long as no Cash Trap Period exists. During a Cash Trap Period, the borrower is required to escrow $44,172 per month (approximately $0.75 per square foot annually) for tenant improvements and leasing commissions. The TI/LC reserve is subject to a cap of $795,096.

A “Cash Trap Period” means: (i) the DSCR as calculated in the loan documents based on the most recent calendar quarter falls below 1.10x or (ii) the occurrence of an event of default.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. At origination, the borrower was required to send tenant direction letters to the tenants at the property instructing them to deposit all rents and payments into the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Trap Period. During a Cash Trap Period, all rents will be swept into a segregated cash management account set up at such time and held in trust and for the benefit of the lender as additional security for the loan. The lender will have a first priority security interest in the cash management account.

Release of Property. The borrower is permitted to release non-income producing portions of the property to third parties or affiliates in accordance with certain terms and conditions set forth in the loan documents.

Future Additional Debt. A mezzanine loan as a part of a corporate financing may be obtained by the sponsor or its affiliates (excluding the borrower), provided that certain terms and conditions are satisfied, including, but not limited to (i) no event of default exists and (ii) the value of the pledged equity will constitute no more than 15% of the total value of the assets securing the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57 of 116

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C14

Southridge Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C12

Southridge Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C14

Southridge Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C14

Southridge Mall

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$75,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$75,000,000	Property Type - Subtype:	Retail - Regional Mall
% of Pool by IPB:	6.5%	Net Rentable Area (SF):	553,801
Loan Purpose:	Refinance	Location:	Greendale, WI
Borrower:	Southridge Limited Partnership	Year Built / Renovated:	1970 / 2012
Sponsor:	Simon Property Group, L.P.	Occupancy(2):	95.0%
Interest Rate:	3.85400%	Occupancy Date:	3/19/2013
Note Date:	5/22/2013	Number of Tenants(2):	94
Maturity Date:	6/6/2023	2010 NOI:	$10,396,929
Interest-only Period:	24 months	2011 NOI:	$10,354,219
Original Term:	120 months	2012 NOI:	$10,257,110
Original Amortization:	360 months	TTM NOI (as of 3/2013):	$10,608,695
Amortization Type:	IO-Balloon	UW Economic Occupancy:	95.0%
Call Protection:	L(26),Def(90),O(4)	UW Revenues:	$20,828,544
Lockbox:	CMA	UW Expenses:	$9,376,389
Additional Debt:	Yes	UW NOI(3):	$11,452,155
Additional Debt Balance:	$50,000,000	UW NCF:	$10,779,543
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$181,000,000 / $327
		Appraisal Date:	5/13/2013

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$226
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$189
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	69.1%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	57.9%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.53x
Other:	$0	Springing	N/A	UW NOI Debt Yield:	9.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$125,000,000	99.6%	Payoff Existing Debt	$124,559,068	99.3%
Sponsor Equity	446,033	0.4	Closing Costs	886,965	0.7
Total Sources	$125,446,033	100.0%	Total Uses	$125,446,033	100.0%
(1)
Southridge Mall is part of a loan evidenced by two pari passu notes with an aggregate principal balance of $125.0 million. The Financial Information presented in the chart above reflects the entire $125.0 million Southridge Mall Whole Loan.

(2)	Includes temporary tenants. Excluding temporary tenants, the property has an occupancy rate of 91.3%.
(3)
UW NOI is higher than TTM NOI due to new leases and contractual rent bumps for existing tenants. Since January 2013, leases representing approximately $1.8 million of annual revenue have been executed.

(4)	For a full description of escrows and reserves, please refer to “Escrows and Reserves” below.

The Loan. The Southridge Mall loan is secured by a first mortgage lien on 553,801 square feet of an approximately 1.2 million square foot regional mall located in Greendale, Wisconsin. The loan has an outstanding principal balance of $125.0 million (the “Southridge Mall Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1 has an outstanding principal balance as of the Cut-off Date of $75.0 million and is being contributed to the JPMBB 2013-C14 Trust. Note A-2, with an outstanding principal balance as of the Cut-off Date of $50.0 million, was securitized in the JPMBB 2013-C12 securitization.  The holder of Note A-1 (the “Southridge Mall Controlling Noteholder”) will be the trustee of the JPMBB 2013-C14 Trust (or, prior to the occurrence and continuance of a control event, the directing certificateholder) and will be entitled to exercise all of the rights of the Southridge Mall Controlling Noteholder with respect to the related Southridge Mall Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Southridge Mall Whole Loan has a 10-year term, and subsequent to a 24-month interest-only period, amortizes on a 30-year schedule. The previously existing debt, with an aggregate original principal balance of $124.0 million, was securitized in JPMCC 2005-CB11.

The Borrower. The borrowing entity for the loan is Southridge Limited Partnership, a Delaware limited partnership and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C14

Southridge Mall

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Simon Property Group, L.P. Simon Property Group, L.P. is Simon Property Group, Inc.’s majority-owned partnership subsidiary that owns all of its real estate properties and other assets. Simon Property Group, Inc. (“Simon”) is an S&P 100 company and the largest real estate company in the world. Simon owns or has interests in 326 retail real estate properties in North America and Asia comprising 241 million square feet as of July 2013.

The Property.  Southridge Mall is a 1,163,777 square foot regional mall, of which 553,801 square feet serve as collateral for the loan. The property, located in Greendale, Wisconsin, was originally constructed in 1970 and is a two-story enclosed mall located on a 119.9 acre parcel of land.  It is the largest mall in Wisconsin and the only mall in the southern portion of the Milwaukee market. The mall underwent a $44.9 million renovation in 2012, which included the addition of a Macy’s department store which replaced a former Dillard’s space. In addition, major exterior and interior renovations were performed including new entrances, flooring, lighting, skylights and a brand-new food court. Anchor tenant, Boston Store, renovated its store in 2012 for a reported $10.0 million, $2.0 million of which was contributed by the sponsor. The property contains 7,223 parking spaces, resulting in a parking ratio of 6.21 spaces per 1,000 square feet of net rentable area.

As of March 19, 2013, the space serving as collateral for the loan was approximately 95.0% occupied and the entire property was 97.6% occupied. Anchors at the property include Boston Store (219,400 square feet), Sears (214,700 square feet), JCPenney (175,876 square feet), Macy’s (149,374 square feet) and Kohl’s (85,247 square feet). Of the five anchors, only Macy’s and Kohl’s are included in the collateral for the loan. The collateral also features major tenants including H&M, Old Navy and Shoe Department Encore. Other national tenants include Express/Express Men, Victoria’s Secret and Charlotte Russe.  In-line sales per square foot for stores less than 10,000 square feet were approximately $359, $400, $426 and $440 in 2010, 2011, 2012 and the trailing twelve-month period ending May 31, 2013, respectively.  Occupancy costs for tenants less than 10,000 square feet for 2010, 2011, 2012 and the trailing twelve-month period ending May 31, 2013 were 16.1%, 15.3%, 14.8% and 14.6%, respectively.

Southridge Mall is located in the community of Greendale, Wisconsin, situated in the south central quadrant of Milwaukee County. Interstate 894/43 is less than 1.0 mile to the north of the property and Interstate 94 is located 3.0 miles to the north. Both interstate routes provide good access to the remainder of the Milwaukee core based statistical area and beyond.  According to the appraisal, the property has a primary trade area consisting of a five-mile radius that contains approximately 257,973 people, with an average household income of $58,591 as of 2013. According to the appraisal, the secondary trade area might span up to ten miles from the site given its regional accessibility and location of competitive properties. The property is the dominant retail property in the local area and a major draw.

The appraisal concluded that in-line rents in the market average approximately $28.73 per square foot and range from $20.00 to $65.00 per foot. The appraisal concluded that current in-line rents at the property are slightly below the market average. According to REIS, the overall vacancy rate for the region was 12.5%, while the property’s submarket vacancy rate was 10.6% as of the first quarter 2013. Vacancy rates at the property’s submarket for community shopping centers and neighborhood shopping center were 7.7% and 13.7%, respectively. According to the appraisal, the property’s primary competition consists of three properties that are detailed in the table below. Southridge Mall is the only mall in the market with five anchors.

Competitive Set Summary(1)

Property	Year Built / Renovated	Total GLA	Est. 2012 Sales PSF	Est. 2012 Occ.	Proximity	Anchor Tenants
Mayfair Mall	1958 / 2001	1,113,800	$475	93.6%	8.0 miles	Macy’s, Boston Store and AMC Theatres
Brookfield Square	1967 / 1997, 2007	1,049,557	$435	96.0%	12.0 miles	Boston Store, JCPenney and Sears
Bayshore Town Center	1954 / 2006	1,258,585	$325	93.0%	15.0 miles	Boston Store, Sears and Kohls
Total / Weighted Average		3,421,942	$408	94.1%
 (1) Per the appraisal.

Historical and Current Occupancy (1)

	2010	2011	2012	Current(2)
Non-Anchor(3)	94.7%	90.5%	88.5%	91.3%
Total Mall(4)(5)	85.7%	84.6%	96.8%	97.6%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of March 19, 2013.
(3)	Occupancy excludes collateral and non-collateral anchor tenants.
(4)	Includes non-collateral anchors. The net rentable area serving as collateral for the mortgage loan is currently 95.0% occupied.
(5)	Increase in Total Mall Occupancy from 2010 to 2012 is due to Macy’s leasing a vacant anchor space in March, 2012, formerly occupied by Dillard’s.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C14

Southridge Mall

Historical In-line Sales and Occupancy Costs(1)(2)

	2010	2011	2012	TTM(3)
In-Line Sales PSF	$359	$400	$426	$440
Occupancy Costs	16.1%	15.3%	14.8%	14.6%
(1) Based on the collateral square feet.
(2) In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet.
(3) TTM represents the trailing twelve-month period ending May 31, 2013.

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Macy’s(4)	Baa3 / BBB / NA	149,374	27.0%	$4.02	N/A	N/A	1/31/2028
Kohl’s(5)	Baa1 / BBB+ / BBB+	85,247	15.4%	$9.64	$206	5.6%	1/31/2020
H&M	NA / NA / NA	16,627	3.0%	$14.11	$205	8.0%	1/31/2022
Old Navy	Baa3 / BBB- / BBB-	12,860	2.3%	$24.81	N/A	N/A	6/30/2023
Shoe Dept. Encore	NA / NA / NA	10,623	1.9%	$13.65	N/A	N/A	6/30/2023
Express/Express Men	NA / BB / NA	8,166	1.5%	$27.00	$305	16.7%	4/30/2014
Victoria’s Secret	NA / BB / NA	8,001	1.4%	$27.00	$590	8.3%	1/31/2024
Charlotte Russe	B2 / NA / NA	7,042	1.3%	$34.08	$233	12.8%	1/31/2017
Tilly’s	NA / NA / NA	7,000	1.3%	$17.73	$175	28.5%	1/31/2023
Footaction USA	NA / NA / NA	6,825	1.2%	$30.98	$187	28.1%	1/31/2014
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent sales for the twelve-month period ending December 31, 2012 for all tenants.
(4)	Macy’s opened its store in March 2012.
(5)
Kohl’s annual gross base rent is $821,895 or $9.64 per square foot. In lieu of the landlord’s contribution toward tenant allowances, Kohl’s gross base rent will be reduced by $396,715 annually through the lease term, resulting in an annual net effective base rent of $425,180 or $4.99 per square foot. Simon, rated ”A” by S&P, has guaranteed the total amount of reduced rent, or $2,644,766.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant(2)	NAP	48,217	8.7%	NAP	NAP	48,217	8.7%	NAP	NAP
2013 & MTM	9	15,752	2.8	$769,962	7.1%	63,969	11.6%	$769,962	7.1%
2014	15	37,746	6.8	1,377,450	12.7	101,715	18.4%	$2,147,412	19.8%
2015	6	14,513	2.6	521,270	4.8	116,228	21.0%	$2,668,682	24.6%
2016	11	22,522	4.1	912,225	8.4	138,750	25.1%	$3,580,907	33.0%
2017	9	19,326	3.5	1,061,451	9.8	158,076	28.5%	$4,642,357	42.7%
2018	2	5,677	1.0	139,417	1.3	163,753	29.6%	$4,781,774	44.0%
2019	6	11,640	2.1	646,137	5.9	175,393	31.7%	$5,427,912	50.0%
2020	5	97,814	17.7	1,382,796	12.7	273,207	49.3%	$6,810,707	62.7%
2021	4	8,561	1.5	484,528	4.5	281,768	50.9%	$7,295,235	67.1%
2022	8	38,784	7.0	922,521	8.5	320,552	57.9%	$8,217,756	75.6%
2023	14	60,682	11.0	1,466,518	13.5	381,234	68.8%	$9,684,274	89.1%
2024 & Beyond	5	172,567	31.2	1,182,097	10.9	553,801	100.0%	$10,866,371	100.0%
Total	94	553,801	100.0%	$10,866,371	100.0%
(1)	Based on the underwritten rent roll.
(2)	Includes temporary tenant square footage of 20,524.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C14

Southridge Mall

Operating History and Underwritten Net Cash Flow

	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)

Rents in Place(3)	$9,705,787	$9,136,030	$9,712,306	$9,929,141	$10,866,371	$19.62	57.3%
Overage Rent	117,098	98,088	119,718	125,580	81,488	0.15	0.4
Gross Potential Rent	$9,822,885	$9,234,118	$9,832,024	$10,054,721	$10,947,859	$19.77	57.8%
Total Reimbursements	6,381,953	6,204,448	7,282,219	7,449,484	8,003,606	14.45	42.2
Net Rental Income	$16,204,838	$15,438,566	$17,114,243	$17,504,205	$18,951,464	$34.22	100.0%
(Vacancy/Credit Loss)(3)	0	0	0	0	0	0.00	0.0
Other Income	2,064,629	2,203,017	2,018,566	2,065,165	1,877,080	3.39	9.9
Effective Gross Income	$18,269,467	$17,641,583	$19,132,809	$19,569,370	$20,828,544	$37.61	109.9%

Total Expenses	$7,872,538	$7,287,364	$8,875,699	$8,960,675	$9,376,389	$16.93	45.0%

Net Operating Income(4)	$10,396,929	$10,354,219	$10,257,110	$10,608,695	$11,452,155	$20.68	55.0%

Total TI/LC, Capex/RR	0	0	0	0	672,612	1.21	3.2
Net Cash Flow	$10,396,929	$10,354,219	$10,257,110	$10,608,695	$10,779,543	$19.46	51.8%
(1)	TTM column represents the trailing twelve months ended March 31, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Rents in Place based on in-place leases as of March 19, 2013, which is reflective of the UW Economic Occupancy of 95.0%.
(4)	Underwritten Rents in Place are higher than TTM due to new leases and contractual rent increases for existing tenants. Since January 2013, leases representing approximately $1.8 million of annual revenue have been executed.

Property Management. The property is managed by Simon Management Associates, LLC, an affiliate of the sponsor.

Escrows and Reserves. At origination, no reserves were escrowed.  However, in lieu of cash, the sponsor, Simon Property Group, L.P. rated “A” by S&P, delivered a tenant allowance guaranty for the outstanding Buca tenant allowance in the amount of $975,000. At any time the tenant allowance guaranty is in effect, the borrower may elect to deposit funds as required under the loan documents which will automatically terminate the tenant allowance guaranty. In addition, the sponsor delivered a Kohl’s Rent Allowance Guaranty for the outstanding Kohl’s tenant allowance in the amount of $2,644,766 in lieu of cash. At any time the Kohl’s Rent Allowance Guaranty is in effect, the borrower may elect to deposit funds as required under the loan documents which will automatically terminate the Kohl’s Rent Allowance Guaranty. In lieu of tenant improvement allowance, Kohl’s elected to pay for their improvements and receive the allowance in form of an ongoing monthly rent credit of $33,060 per month. The guaranty obligations will be automatically reduced on the date by the amounts set forth in the loan documents.

Tax Escrows - Other than during a Southridge Reserve Period, the requirement for the borrower to make monthly deposits to the tax escrow is waived.

Insurance Escrows - Other than during a Southridge Reserve Period, the requirement for the borrower to make monthly deposits to the insurance escrow is waived. During the Southridge Reserve Period, the borrower is required to deposit 1/12 of the annual estimated insurance payments monthly, unless the borrower has provided satisfactory evidence that insurance is maintained under a blanket insurance policy acceptable to the lender.

Replacement Reserves - Other than during a Southridge Reserve Period, the requirement for the borrower to make monthly deposits to the replacement reserve is waived. Following the occurrence and during the continuance of a Southridge Reserve Period the borrower is required to deposit $11,600 per month (approximately $0.25 per square foot annually) for replacement reserves. The reserve is subject to a cap of $278,400 (approximately $0.50 per square foot).

TI/LC Reserves - Other than during a Southridge Reserve Period, the requirement for the borrower to make monthly deposits to the TI/LC reserve is waived. Following the occurrence and during the continuance of a Southridge Reserve Period the borrower is required to deposit $46,350 per month (approximately $1.00 per square foot annually) for TI/LC reserves. The reserve is subject to a cap of $1,112,400 (approximately $2.00 per square foot).

A “Southridge Reserve Period” means the period commencing on the date upon which the debt service coverage ratio as calculated in the loan documents for the immediately preceding four calendar quarters is less than 1.25x, and ending on the date the debt service coverage ratio for the immediately preceding four calendar quarters equals or exceeds 1.25x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C14

Southridge Mall

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower was required to send notice to all tenants instructing them to deposit all rents and other payments into the lockbox account. The funds are then returned to an account controlled by the borrower on a monthly basis until the occurrence of a Southridge Cash Sweep Period. During the continuance of a Southridge Cash Sweep Period, all rents will be swept into a segregated cash management account and all excess cash flow after payment of debt service, required reserves and approved operating expenses will be held as additional security for the loan.  The lender will have a first priority security interest in the cash management account.

A “Southridge Cash Sweep Period” means the period (i) commencing on the date upon which the debt service coverage ratio as calculated in the loan documents for the immediately preceding four calendar quarters is less than 1.25x, and ending on the date the debt service coverage ratio for the immediately preceding four calendar quarters equals or exceeds 1.25x or (ii) during the continuance of an event of default.

Cap on Guaranty. There is a cap on the nonrecourse and loss carve-out liabilities of the guarantor in the amount of $12.5 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C14

Texas Industrial Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C14

Texas Industrial Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C14

Texas Industrial Portfolio

Humble
Atascocita
Crosby
GEORGE BUSH INTERCONTINENTAL HOUSTON AIRPORT
N BELTWAY 8
VA Cemetery
W W Thorne Stadium
El Dorado Country Club
Aldine
Cy Fair Stadium
Sam Houston Race Park
NORTHWEST FWY
Jersey Village
Paradise Cemetery
HARDY TOLL RD
E BELTWAY 8
Sheldon
CROSBY FWY
Channelview
SAM HOUSTON TWY
Pine Crest Country Club
WEST HOUSTON AIRPORT
Spring Valley
HOUSTON HEIGHTS
Cloverleaf
Houston
DOWNTOWN
MIDTOWN
Galleria
Jacinto City
Galena Park
UPTOWN/ GALLERIA
Rice University & Stadium
TSU
Univ of Houston
WESTPARK TOLLWAY
W PASADENA FWY
Mission Bend
Pasadena
Deer Park
Reliant Astrodome
MEYERLAND
South Houston
LA PORTE MUNICIPAL AIRPORT
Four Corners
Sugar Land
WILLIAM P HOBBY AIRPORT
Missouri City
Stafford
SUGAR LAND REGIONAL AIRPORT
SOUTH FWY
SAM HOUSTON TWY
S BELTWAY 8
ELLINGTON AIRPORT
Taylor Lake Village
Fifth Street
Brookside Village
SOUTHWEST FWY
Pearland
Nassau Bay
Webster
Greatwood
Fresno
Friendswood
Arcola
HOUSTON SOUTHWEST AIRPORT
League City
Manvel
Thompsons
Sienna Plantation
Iowa Colony
Alvin
CARTIFACT

TEXAS INDUSTRIAL PORTFOLIO · HOUSTON

1	8000 Market Street	8000 Market Street	Houston, TX	77029
2	Plaza Del Oro	8275 El Rio Street	Houston, TX	77054
		8285 El Rio Street	*Houston, TX*	
		900 South Loop West	*Houston, TX*	
3	Westchase Business Center	3700 - 3798 Westchase Drive	Houston, TX	77042

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C14

Texas Industrial Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$73,400,000	Title:	Fee
Cut-off Date Principal Balance:	$73,400,000	Property Type - Subtype:	Industrial - Various
% of Pool by IPB:	6.4%	Net Rentable Area (SF):	2,329,423
Loan Purpose:	Acquisition	Location:	Various, TX
Borrowers(1):	Various	Year Built / Renovated:	Various / N/A
Sponsor:	Greenfield Acquisition Partners VI, L.P.	Occupancy:	89.0%
		Occupancy Date(2):	Various
Interest Rate:	4.83960%	Number of Tenants:	72
Note Date:	7/22/2013	2010 NOI:	$6,122,041
Maturity Date:	8/1/2018	2011 NOI:	$7,246,011
Interest-only Period:	None	2012 NOI:	$7,035,162
Original Term:	60 months	UW Economic Occupancy:	85.5%
Original Amortization:	360 months	UW Revenues:	$11,363,088
Amortization Type:	Balloon	UW Expenses:	$3,713,707
Call Protection(3):	L(25),Grtr1%orYM(10),O(25) / L(25),Grtr1%orYM(22),O(13)	UW NOI(4):	$7,649,381
		UW NCF:	$6,875,005
Lockbox:	Hard	Appraised Value / Per SF:	$106,960,000 / $46
Additional Debt:	Yes	Appraisal Date:	June 2013
Additional Debt Balance:	$7,418,500
Additional Debt Type:	Mezzanine Loan

Escrows and Reserves(5)	Financial Information
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$32
Taxes:	$1,283,316	$171,109	N/A	Maturity Date Loan / SF:	$29
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	68.6%
Replacement Reserves:	$19,412	$19,412	N/A	Maturity Date LTV:	63.1%
TI/LC:	$77,083	$77,083	N/A	UW NCF DSCR:	1.48x
Other:	$1,071,299	$0	N/A	UW NOI Debt Yield:	10.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$73,400,000	69.4%	Acquisition Cost	$102,310,000	96.7%
Mezzanine Loan	7,418,500	7.0	Upfront Reserves	2,451,111	2.3
Sponsor Equity	25,000,826	23.6	Closing Costs	1,058,215	1.0
Total Sources	$105,819,326	100.0%	Total Uses	$105,819,326	100.0%
(1)	For a full description of the borrowers, please refer to “The Borrowers” below.
(2)	Occupancy Dates are as of May 31, 2013 and June 1, 2013.
(3)	Please refer to “Release of Properties” below for a full description of the call protection.
(4)	UW NOI is higher than the 2012 NOI primarily due to nine new leases, totaling 170,089 square feet, which account for $636,605 in base rent.
(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Texas Industrial Portfolio loan has an outstanding principal balance of $73.4 million and is secured by a first mortgage lien on a portfolio of 19 industrial properties totaling approximately 2.3 million square feet that are located in the Dallas and Houston, Texas metropolitan areas. The loan has a five-year term and amortizes on a 30-year schedule. The portfolio was acquired in two separate transactions on the same day. Of the 19 properties, eight were acquired from TIAA for approximately $55.5 million and 11 properties were acquired from Cobalt Industrial REIT for $46.9 million.

The Borrowers. The borrowing entities for the loan are 3700 Eagle, L.P., 10990 Petal, L.P., 1255 Champion, L.P., 2115 Valley View, L.P., 5510-5520 South Westmoreland, L.P., 5610 Redbird, L.P., 5556 Redbird, L.P., 5310 Redbird, L.P., 5380 Redbird, L.P., 5440-5450 Redbird, L.P., 5565 Redbird, L.P., Plaza Del Oro Green, L.P., Westchase Business Green, L.P., Perimeter Distribution Green, L.P., Jupiter West Green, L.P., 2727 West Airport Green, L.P., Forest Lane Green, L.P., Riverside Business Green, L.P. and Market Street Green, L.P., each a Delaware limited partnership and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C14

Texas Industrial Portfolio

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Greenfield Acquisition Partners VI, L.P. (“GAP VI”). GAP VI was formed in March 2011 and currently maintains a portfolio consisting of a mix of office, multifamily, hotel, industrial and land properties. GAP VI is a fund controlled by Greenfield Partners. Since its inception in 1997, Greenfield Partners, a real estate private equity firm based in Norwalk, Connecticut, has launched five opportunity funds and three land funds totaling approximately $4.4 billion.

The Properties. The Texas Industrial Portfolio loan is backed by a 19-property portfolio consisting of industrial, flex and warehouse/distribution buildings located in the greater Dallas and Houston, Texas areas. 16 of the properties, accounting for approximately 77.4% of the net rentable area, are located in the Dallas/Fort Worth market with the remainder located in the Houston MSA. The portfolio consists of five single tenant properties and 14 multi-tenant properties totaling approximately 2,329,423 square feet of net rentable area. Six of the properties consist of multi-building industrial parks located in Dallas and Houston, seven properties are located within the Red Bird Business Center in Dallas, Texas and the remaining six properties consist of stand-alone buildings. The buildings in the portfolio were constructed between 1974 and 1999 and have a current combined occupancy of 89.0%.

Portfolio Summary
Property	Location	Net Rentable Area (SF)	Year Built / Renovated	Allocated Loan Balance	% of Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow
Riverside Business Center	Grand Prairie	214,600	1999	$10,290,000	14.0%	$15,600,000	$876,216
8000 Market Street	Houston	355,404	1977	$8,225,000	11.2%	$12,000,000	$806,799
2115 Valley View Lane	Farmers Branch	259,100	1978	$7,242,375	9.9%	$10,300,000	$773,265
Plaza Del Oro	Houston	92,338	1982	$5,404,000	7.4%	$7,100,000	$300,501
1255 Champion Circle	Carrollton	153,632	1980	$4,992,375	6.8%	$7,000,000	$460,592
5510 & 5520 South Westmoreland Road	Dallas	85,033	1985	$4,272,375	5.8%	$6,550,000	$562,803
10990 Petal Street	Dallas	144,480	1983	$3,957,375	5.4%	$6,000,000	$360,847
5310 Red Bird Center Drive	Dallas	31,050	1990	$3,956,250	5.4%	$5,275,000	$379,986
Forest Lane Service Center	Garland	139,485	1986	$3,500,000	4.8%	$5,005,000	$241,087
3700 Eagle Place Drive	Dallas	145,593	1986	$3,409,875	4.6%	$5,100,000	$327,686
Jupiter West	Dallas	148,444	1985	$3,311,000	4.5%	$4,930,000	$300,587
Westchase Business Center	Houston	79,011	1979	$3,220,000	4.4%	$5,100,000	$358,041
5610 Red Bird Center Drive	Dallas	50,000	1986	$2,772,375	3.8%	$3,750,000	$207,023
2727 West Airport Freeway	Irving	91,800	1981	$2,327,500	3.2%	$3,600,000	$236,940
Perimeter Distribution Center	Dallas	169,113	1974	$1,977,500	2.7%	$3,200,000	$288,435
5535 & 5565 Red Bird Center Drive	Dallas	64,838	1986, 1989	$1,922,250	2.6%	$2,625,000	$165,125
5556 Red Bird Center Drive	Dallas	51,000	1986	$1,264,875	1.7%	$2,000,000	$154,033
5440 Red Bird Center Drive	Dallas	36,102	1987	$787,500	1.1%	$1,050,000	$14,942
5380 Red Bird Center Drive	Dallas	18,400	1987	$567,375	0.8%	$775,000	$60,097
Total		2,329,423		$73,400,000	100.0%	$106,960,000	$6,875,005

Red Bird Business Center (5510 & 5520 South Westmoreland Road, 5310 Red Bird Center Drive, 5610 Red Bird Center Drive, 5556 Red Bird Center Drive, 5535 & 5565 Red Bird Center Drive, 5440 Red Bird Center Drive, 5380 Red Bird Center Drive). Located in Dallas, Texas and constituting 21.2% of allocated loan amount, the seven property business park that serves as collateral consists of eight buildings (two buildings constitute one property) that were constructed between 1985 and 1990. The eight buildings total approximately 336,423 square feet and are 85.7% occupied by 16 tenants. The improvements feature, in aggregate, 53 loading docks and approximately 16 to 24 foot clear heights. Of the total property square footage, approximately 44.3% of the net rentable area is office space. The largest tenant at the property, J&G Trybus Corporation, occupies 25.6% of the park and 3.7% of net rentable area of the total portfolio and has a lease expiration of October 2013. J&G Trybus Corporation produces clothing with a focus on tailored clothing. J&G Trybus Corporation, which uses the property as its national distribution center, has occupied the property since 1988 and is currently in negotiations with the borrower to renew its lease. The second largest tenant at the property, American Airlines, Inc., leases 1.5% of the total portfolio net rentable area through January 2019. American Airlines, Inc. uses the property as office space to support their operations at the Dallas Fort Worth International Airport. Red Bird Business Center is located in southwest Dallas less than five miles east of Interstate 35, which provides north/south regional access to downtown Dallas, Waco and Austin, and Interstate 20, providing east/west regional access to Fort Worth, Abilene and Shreveport. According to the appraisal, the properties are located in the Red Bird industrial submarket which reported a vacancy rate of 10.6% with asking rents of $2.64 per square foot as of the first quarter of 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C14

Texas Industrial Portfolio

Riverside Business Center. Located in Grand Prairie, Texas, approximately 17 miles from downtown Dallas, and constituting 14.0% of allocated loan amount, Riverside Business Center consists of two buildings which were constructed in 1999. The two buildings total 214,600 square feet and are 69.0% occupied by two tenants. The buildings are primarily used for a mix of warehouse, distribution and office space. The improvements feature, in aggregate, 39 loading docks and approximately 24 to 30 foot clear heights. Of the total property square footage, approximately 62.8% of the net rentable area is office space. The largest tenant at the property, Neos Therapeutics LP, occupies 45.3% of the center and 4.2% of net rentable area of the total portfolio and has a lease expiration of December 2019. Neos Therapeutics LP is a privately owned drug delivery and manufacturing company serving prescription pharmaceutical and consumer healthcare markets. The second largest tenant at the property, Delta Group occupies 23.3% of the center and 2.1% of the net rentable area of the total portfolio and has a lease expiration of May 2021. Delta Group is an electronic manufacturing services provider that provides assembly of custom wiring harness, cable and turnkey electronic assemblies for its business partners throughout the southern half of the United States. Riverside Business Center is located off of State Highway 360 and is approximately three miles north of Interstate 30, which provides east/west access to downtown Dallas and Fort Worth, respectively. According to the appraisal, the properties are located in the Great SW/Arlington industrial submarket which reported a vacancy rate of 9.0% with asking rents of $4.01 per square foot as of the first quarter of 2013.

8000 Market Street. Located in Houston, Texas and constituting 11.2% of allocated loan amount, the property was constructed in 1977 and totals 355,404 square feet. The property is 100.0% occupied by five tenants. The building is primarily used for distribution with improvements that include 60 loading docks and approximately 22 foot clear heights. Of the total property square footage, approximately 11.0% of the net rentable area is office space. The largest tenant at the property, CFC Canadoil, Inc., occupies 31.5% of the property and has a lease expiration of June 2014. CFC Canadoil, Inc. is a manufacturer and supplier of customized pipes, fittings, products, and solutions to the energy and environmental industry. The second largest tenant at the property, W&O Supply Inc., occupies 26.3% of the net rentable area of the property and has a lease expiration of January 2018. W&O Supply, Inc. is a supplier of pipes, valves, fittings engineered products, and automated-valve and data-management systems to the marine, oil and gas industries. 8000 Market Street is located less than one mile from Interstate 10 and is approximately two miles west of Interstate 610. According to the appraisal, the property is located in the Southeast Corridor industrial submarket which reported a vacancy rate of 6.1% with asking rents of $4.71 per square foot as of the first quarter of 2013.

Historical and Current Occupancy
Property	Net Rentable Area (SF)	Single Tenant (Yes / No)	2010	2011	2012	Current(1)
Riverside Business Center	214,600	No	76.5%	73.8%	69.1%	69.0%
8000 Market Street	355,404	No	100.0%	90.0%	97.0%	100.0%
2115 Valley View Lane	259,100	Yes	100.0%	100.0%	100.0%	100.0%
Plaza Del Oro	92,338	No	99.0%	96.0%	82.0%	57.1%
1255 Champion Circle	153,632	No	74.5%	83.0%	100.0%	100.0%
5510 & 5520 South Westmoreland Road	85,033	No	91.2%	91.2%	97.8%	100.0%
10990 Petal Street	144,480	No	89.8%	61.6%	75.9%	100.0%
5310 Red Bird Center Drive	31,050	Yes	100.0%	100.0%	100.0%	100.0%
Forest Lane Service Center	139,485	No	68.0%	80.5%	56.6%	60.6%
3700 Eagle Place Drive	145,593	Yes	100.0%	100.0%	100.0%	100.0%
Jupiter West	148,444	No	88.0%	98.0%	81.0%	81.8%
Westchase Business Center	79,011	No	57.0%	53.0%	72.0%	100.0%
5610 Red Bird Center Drive	50,000	No	87.5%	77.3%	76.8%	65.0%
2727 West Airport Freeway	91,800	No	54.8%	72.4%	80.1%	91.9%
Perimeter Distribution Center	169,113	No	100.0%	65.0%	64.0%	93.6%
5535 & 5565 Red Bird Center Drive	64,838	No	100.0%	100.0%	100.0%	83.3%
5556 Red Bird Center Drive	51,000	No	100.0%	100.0%	100.0%	100.0%
5440 Red Bird Center Drive	36,102	Yes	56.9%	27.7%	63.1%	45.2%
5380 Red Bird Center Drive	18,400	Yes	100.0%	100.0%	100.0%	100.0%
Total/Weighted Average	2,329,423		88.3%	84.0%	85.2%	89.0%
(1)	Current Occupancy dates are as of May 31, 2013 and June 1, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C14

Texas Industrial Portfolio

Property Summary
Property	Building Type / Subtype	Clear Heights	% Office	Largest Tenant	Largest Tenant Expiration	Largest Tenant % of NRA
Riverside Business Center	Industrial - Flex	24’ - 30’	62.8%	Neos Therapeutics LP	12/31/2019	4.2%
8000 Market Street	Industrial - Warehouse/Distribution	22’	11.0%	CFC Canadoil, Inc.	6/30/2014	4.8%
2115 Valley View Lane	Industrial - Warehouse/Distribution	23’	9.0%	Huttig Texas	12/31/2016	11.1%
Plaza Del Oro	Industrial - Flex	15’	93.1%	KS Management Services LLC	11/30/2013	0.7%
1255 Champion Circle	Industrial - Warehouse/Distribution	22’	9.0%	Tegrant Diversified Brands, Inc.	3/31/2016	4.4%
5510 & 5520 South Westmoreland Rd.	Industrial - Flex	16’ - 21’	83.0%	American Airlines, Inc.	1/31/2019	1.5%
10990 Petal Street	Industrial - Warehouse/Distribution	24’	8.0%	The Printer Depot(1)	9/30/2014	1.7%
5310 Red Bird Center Drive	Industrial - Flex	16’	97.0%	Dallas Police	7/31/2022	1.3%
Forest Lane Service Center	Industrial - Flex	14’ - 22’	32.4%	The Body Shop	7/1/2018	1.1%
3700 Eagle Place Drive	Industrial - Warehouse/Distribution	25’	12.0%	Pratt Industries	11/30/2017	6.3%
Jupiter West	Industrial - Warehouse/Distribution	18’	17.1%	Forbo Flooring, Inc.	3/31/2023	1.8%
Westchase Business Center	Industrial - Flex	18’	35.0%	HTI Ltd.	2/28/2016	0.7%
5610 Red Bird Center Drive	Industrial - Flex	21’	29.0%	City of Dallas	7/31/2022	1.2%
2727 West Airport Freeway	Industrial - Warehouse/Distribution	18’	15.0%	Raw Materials Corporation	9/30/2015	0.8%
Perimeter Distribution Center	Industrial - Warehouse/Distribution	22’	4.0%	Clarcor Air Filtration Product	7/31/2015	6.2%
5535 & 5565 Red Bird Center Drive	Industrial - Flex	16’ - 21’	26.7%	J&G Trybus Corporation	10/31/2013	1.7%
5556 Red Bird Center Drive	Industrial - Flex	21’	10.0%	J&G Trybus Corporation	10/31/2013	1.3%
5440 Red Bird Center Drive	Industrial - Flex	24’	22.0%	J&G Trybus Corporation	10/31/2013	0.4%
5380 Red Bird Center Drive	Industrial - Flex	20’	19.0%	The Dallas Morning News	1/31/2018	0.8%
(1)
The Printer Depot has multiple leases at the property and the lease expiration date listed above reflects the expiration date of the largest space that The Printer Depot occupies. In total, The Printer Depot has 26,880 square feet expiring in September 2014 and 13,440 square feet expiring in February 2018.

Tenant Summary(1)
Tenant	Property Name	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Huttig Texas	2115 Valley View Lane	NA / NA / NA	259,100	11.1%	$3.55	12/31/2016
Pratt Industries	3700 Eagle Place Drive	NA / NA / NA	145,593	6.3%	$2.80	11/30/2017
Clarcor Air Filtration Product	Perimeter Distribution Center	NA / NA / NA	144,824	6.2%	$2.10	7/31/2015
CFC Canadoil, Inc.	8000 Market Street	NA / NA / NA	112,050	4.8%	$2.46	6/30/2014
Tegrant Diversified Brands, Inc.	1255 Champion Circle	Baa2 / BBB+ / NA	101,382	4.4%	$3.60	3/31/2016
Neos Therapeutics LP	Riverside Business Center	NA / NA / NA	97,282	4.2%	$9.22	12/31/2019
W&O Supply, Inc.	8000 Market Street	NA / NA / NA	93,600	4.0%	$3.12	1/31/2018
J&G Trybus Corporation	Red Bird Business Center	NA / NA / NA	86,314	3.7%	$3.32	10/31/2013
Smart Rags Recyclers, Inc.	8000 Market Street	NA / NA / NA	75,354	3.2%	$2.76	8/31/2017
Murray A. Goldenberg Textiles, Inc.	1255 Champion Circle	NA / NA / NA	52,250	2.2%	$3.77	6/30/2021
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C14

Texas Industrial Portfolio

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	255,352	11.0%	NAP	NAP	255,352	11.0%	NAP	NAP
2013 & MTM	7	128,762	5.5	$555,125	6.5%	384,114	16.5%	$555,125	6.5%
2014	8	193,110	8.3	700,600	8.2	577,224	24.8%	$1,255,725	14.6%
2015	12	269,539	11.6	826,120	9.6	846,763	36.4%	$2,081,845	24.2%
2016	13	491,473	21.1	1,894,084	22.0	1,338,236	57.4%	$3,975,929	46.3%
2017	9	310,246	13.3	1,009,608	11.8	1,648,482	70.8%	$4,985,537	58.0%
2018	12	302,317	13.0	1,019,648	11.9	1,950,799	83.7%	$6,005,185	69.9%
2019	2	133,028	5.7	1,207,349	14.1	2,083,827	89.5%	$7,212,534	84.0%
2020	2	23,200	1.0	167,232	1.9	2,107,027	90.5%	$7,379,766	85.9%
2021	2	102,250	4.4	369,483	4.3	2,209,277	94.8%	$7,749,249	90.2%
2022	3	69,018	3.0	661,133	7.7	2,278,295	97.8%	$8,410,382	97.9%
2023	2	51,128	2.2	180,600	2.1	2,329,423	100.0%	$8,590,982	100.0%
2024 & Beyond	0	0	0.0	0	0.0	2,329,423	100.0%	$8,590,982	100.0%
Total	72	2,329,423	100.0%	$8,590,982	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$7,491,979	$8,053,156	$8,099,358	$8,590,982	$3.69	64.7%
Vacant Income	0	0	0	1,205,841	0.52	9.1
Gross Potential Rent	$7,491,979	$8,053,156	$8,099,358	$9,796,823	$4.21	73.8%
Total Reimbursements	2,380,919	2,468,026	2,360,903	3,477,522	1.49	26.2
Net Rental Income	$9,872,898	$10,521,182	$10,460,261	$13,274,346	$5.70	100.0%
(Vacancy/Credit Loss)	0	0	0	(1,921,457)	(0.82)	(14.5)
Other Income	21,673	46,722	31,117	10,200	0.00	0.1
Effective Gross Income	$9,894,571	$10,567,904	$10,491,378	$11,363,088	$4.88	85.6%

Total Expenses	$3,772,530	$3,321,894	$3,456,215	$3,713,707	$1.59	32.7%

Net Operating Income	$6,122,041	$7,246,010	$7,035,162	$7,649,381	$3.28	67.3%

Total TI/LC, Capex/RR	0	0	0	774,376	0.33	6.8
Net Cash Flow	$6,122,041	$7,246,011	$7,035,162	$6,875,005	$2.95	60.5%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Underwritten Rents in Place is higher than 2012 primarily due to nine new leases, totaling 170,089 square feet, and accounting for $636,605 in base rent.

Property Management. The portfolio is managed by Stream Realty Partners-DFW, L.P. and Stream Realty Partners-Houston, L.P. Stream Realty Partners, which was founded in 1996, currently manages more than 100 million square feet of industrial, office and retail space.

Escrows and Reserves. At origination, the borrower deposited into escrow $1,283,316 for real estate taxes, $625,567 for immediate repairs, $445,732 for outstanding tenant improvements and leasing commissions, $77,083 for ongoing tenant improvement and leasing commissions and $19,412 for ongoing replacement reserves.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $171,109.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured under a blanket policy as set forth in the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $19,412 (approximately $0.10 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $77,083 (approximately $0.40 per square foot annually) into a reserve for tenant improvement and leasing commissions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C14

Texas Industrial Portfolio

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent (i) the DSCR as calculated in the loan documents based on the immediately preceding trailing three-month period falls below 1.10x, (ii) there is an event of default under the loan documents or (iii) the borrower or property manager (subject to certain qualifications set forth in the loan documents) becomes the subject of a bankruptcy, insolvency or similar action, all excess cash flow will be held as additional collateral for the loan.

Release of Properties. The borrower may release one or more individual properties from the collateral for the loan provided that, among other things, (i) no event of default exists; (ii) the borrower pays a release price of 115% of the applicable allocated loan amount and the applicable yield maintenance premium; (iii) the mezzanine borrowers pay a release price of 115% of the applicable allocated mezzanine loan amount and the applicable yield maintenance premium; (iv) the DSCR as calculated in the loan documents (including the mezzanine loans) for the properties then remaining subject to the lien of the mortgage after giving effect to such release is equal to or greater than the greater of (a) 1.25x and (b) the DSCR as calculated in the loan documents of the properties immediately preceding the release of the individual property; and (v) after giving effect to the release for the applicable individual property, the LTV for the properties then remaining is equal to or less than 75.55%.

The loan may not be prepaid, in whole or in part, on or prior to September 30, 2015, but may be prepaid, in whole or in part, at any time after September 30, 2015 with the payment of a yield maintenance premium. After July 31, 2016 a portion of the loan equal to $36.7 million may be prepaid without premium, and the remaining portion, equal to $36.7 million, may be prepaid without premium after July 31, 2017.

Additional Debt. A mezzanine loan of approximately $7.4 million secured by the equity interests in the borrower was provided by JPMCB and is anticipated to be sold to a third party investor. We cannot assure you that the mezzanine loan will be sold to a third party investor or at all. The mezzanine loan has a coterminous maturity with the mortgage loan. The mezzanine loan is interest-only for the term of the loan and has a 10.2000% coupon. Including the mezzanine loan, the Cut-off Date LTV is 75.6%, the UW NCF DSCR is 1.27x and the UW NOI Debt Yield is 9.5%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C14

Plaza La Cienega

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C14

Plaza La Cienega

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C14

Plaza La Cienega

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C14

Plaza La Cienega

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$61,100,000	Title:	Fee
Cut-off Date Principal Balance:	$61,100,000	Property Type - Subtype:	Mixed Use - Retail/Office
% of Pool by IPB:	5.3%	Net Rentable Area (SF):	308,143
Loan Purpose:	Refinance	Location:	Los Angeles, CA
Borrowers(1):	Various	Year Built / Renovated:	1970 / 2010
Sponsor:	Rubin Pachulski Properties 36, LLC	Occupancy:	98.7%
Interest Rate:	5.19600%	Occupancy Date:	6/30/2013
Note Date:	7/16/2013	Number of Tenants:	33
Maturity Date:	8/6/2023	2010 NOI:	$5,349,744
Interest-only Period:	60 months	2011 NOI:	$5,496,748
Original Term:	120 months	2012 NOI:	$5,665,948
Original Amortization:	360 months	UW Economic Occupancy:	96.5%
Amortization Type:	IO-Balloon	UW Revenues:	$7,606,063
Call Protection:	L(24),Def(92),O(4)	UW Expenses:	$2,035,769
Lockbox:	CMA	UW NOI:	$5,570,293
Additional Debt:	N/A	UW NCF:	$5,339,563
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$95,000,000 / $308
Additional Debt Type:	N/A	Appraisal Date:	5/23/2013

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$198
Taxes:	$135,973	$45,324	N/A	Maturity Date Loan / SF:	$183
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	64.3%
Replacement Reserves:	$0	$3,852	$138,664	Maturity Date LTV:	59.5%
TI/LC:	$0	$12,839	$462,214	UW NCF DSCR:	1.33x
Other:	$0	$0	N/A	UW NOI Debt Yield:	9.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$61,100,000	100.0%	Payoff Existing Debt	$56,548,542	92.6%
			Return of Equity	3,278,245	5.4
			Closing Costs	1,137,239	1.9
			Upfront Reserves	135,973	0.2
Total Sources	$61,100,000	100.0%	Total Uses	$61,100,000	100.0%
(1)	For a full description of the borrowers, please refer to “The Borrowers” below.
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Plaza La Cienega loan has an outstanding principal balance of $61.1 million and is secured by a first mortgage lien on a 308,143 square foot mixed use Class A anchored retail center and office located in Los Angeles, California. The loan has a 10-year term and, subsequent to a 60 month interest-only period, amortizes on a 30-year schedule.

The Borrowers. The borrowing entities for the loan are Rains, LLC, a California limited liability company and LaCienega - Sawyer Ltd., a California limited partnership, each a special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Rubin Pachulski Properties 36, LLC. The parent company for Rubin Pachulski Properties 36, LLC is RP Realty Partners, LLC. RP Realty Partners, LLC is headquartered in California and has owned and operated real estate for over twenty years with a specific focus on retail and mixed-use properties ranging in size from 100,000 to 600,000 square feet and in value from $10 million to $100 million. As of July 2013, RP Realty Partners, LLC owns and operates 16 properties throughout eight states, with a majority of their properties located on the east and west coasts.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C14

Plaza La Cienega

The Property.  Plaza La Cienega is a 308,143 square foot mixed use Class A anchored retail center and office property. The property, located in Los Angeles, California, was originally constructed in 1970 and renovated in 2010. The collateral consists of two anchored multi-tenant retail buildings, a two-tenant pad site, a freestanding restaurant and a three-story office building situated on a 14.8 acre site. The office portion of the property comprises 52,230 square feet (16.9% of net rentable area, 20.0% of underwritten base rent). The retail portion of the property (83.1% of net rentable area, 80.0% of underwritten base rent) is anchored by LA Fitness (65,000 square feet) whose lease expires in 2037 and Toys R Us (61,965 square feet) whose lease expires in 2020. LA Fitness elected to negotiate an early renewal of its lease in May 2011 and extended their lease maturity date to 2037. Additionally, the collateral includes 1,160 surface and garage parking spaces, resulting in a parking ratio of 3.76 spaces per 1,000 square feet of net rentable area.

As of June 30, 2013, the collateral was approximately 98.7% occupied by 33 tenants and has averaged 99.5% occupancy since 2010. In addition to the two anchors, there are two junior anchors, Ross Dress for Less (27,003 square feet) and Staples (24,000 square feet). The pad sites and restaurant space are occupied by McDonald’s, Coffee Bean and El Pollo Loco. Six of the 33 tenants, Ross Dress for Less, Staples, CVS, McDonald’s, Verizon Wireless and Wells Fargo Bank are rated investment grade and represent 22.8% of the total net rentable area and 30.5% of the total underwritten base rent. Toys R Us and five in-line tenants reported sales of approximately $22.9 million in 2012. The five in-line tenants reported sales of $374 and $388 per square foot and occupancy costs of 10.4% and 10.1% in 2011 and 2012, respectively. Toys R Us reported sales of approximately $13.6 million or $220 per square foot for the twelve-month period ending in November 2012 with occupancy costs of approximately of 5.8%. No other tenants reported sales. Based on 2012 third-party sales estimates, Ross Dress for Less, Staples, CVS and Smart & Final Store had estimated sales per square foot of $433, $271, $1,282 and $806, respectively. Based on these estimated sales, the occupancy costs for these tenants were 8.3%, 8.4%, 2.1% and 2.8%, respectively.

Plaza La Cienega is located at the southwest corner of La Cienega Boulevard and West 18th Street (traffic count of 68,439 cars per day), just north of Interstate 10 (traffic count of 221,079 cars per day) in the western region of Los Angeles, California. The property’s general area is bordered by Culver City to the south, Rancho Park and West Los Angeles to the north and Mar Vista to the west. According to the appraisal, the property’s population and median household income within one, three and five mile radii was 40,170, 331,761 and 927,799 and $84,514, $86,766 and $80,296 respectively. On average, income within the one, three and five mile radii of the property is 58.2% higher than the national average.

The appraisal concluded anchor space market rents of $15.00 per square foot, junior anchor space market rent ranging from $21.00 to $27.00 per square foot, in-line space market rent ranging from $24.00 to $42.00 per square foot and office rents of $21.00 per square foot. The property’s weighted average rent per square foot for anchor, junior anchor, in-line and office spaces are $12.53, $25.69, $23.91 and $24.05 per square foot, respectively. According to a third party commercial real estate information company, as of the second quarter of 2013, the property’s retail market and submarket vacancies were 1.8% and 3.0%, respectively. The property’s office market and submarket vacancies were 13.2% and 8.7%, respectively. There was no new construction underway in each respective market. According to the appraisal, the property’s primary competition consists of the five properties detailed in the table below.

Competitive Set Summary(1)
Property	Year Built	Total GLA	Est. 2012 Occ.	Proximity	Anchor Tenants
Venice Crossroads	1975	155,792	99.0%	1.7 miles	Albertson’s Supermarket
Culver Center	1950	218,530	94.0%	2.8 miles	Ralph’s Supermarket, Rite Aid, Bank of America and Ballys
Cheviot Hills Shopping Center	1967	50,306	100.0%	2.3 miles	Vons Supermarket and Rite Aid
Raintree Shopping Center	1980	86,408	98.0%	3.7 miles	Ralph’s Supermarket
Midtown Shopping Center	1999	186,265	98.0%	2.8 miles	Ralph’s Supermarket, CVS and Orchard Supply Hardware
Total / Weighted Average		697,301	97.1%
(1)	Per the appraisal.

Historical and Current Occupancy(1)
2010	2011	2012	Current(2)
99.7%	99.7%	99.7%	98.7%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of June 30, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C14

Plaza La Cienega

Historical In-line Sales and Occupancy Costs(1)
	2010	2011	2012
In-line Sales PSF	N/A	$374	$388
Occupancy Costs	N/A	10.4%	10.1%
(1)	In-line Sales PSF and Occupancy Costs are as of the twelve month period ending December 31 of each respective year for those tenants reporting sales.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs	Lease Expiration Date
LA Fitness	NA / NA / NA	65,000	21.1%	$15.71	N/A	N/A	1/31/2037
Toys R Us	NA / NA / NA	61,965	20.1%	$9.19	$220	5.8%	11/29/2020
Ross Dress for Less	NA / A- / NA	27,003	8.8%	$32.40	$433	8.3%	1/31/2020
Staples	Baa2 / BBB / BBB	24,000	7.8%	$20.15	$271	8.4%	12/31/2016
Career Colleges of America(4)	NA / NA / NA	20,420	6.6%	$20.08	N/A	N/A	Various
National Stores & J & M Sales	NA / NA / NA	19,325	6.3%	$24.54	N/A	N/A	1/31/2020
Smart & Final Store	NA / NA / NA	14,510	4.7%	$17.94	$806	2.8%	4/30/2018
CVS	Baa2 / BBB+ / BBB+	14,200	4.6%	$22.38	$1,282	2.1%	10/31/2021
Kaiser Foundation Health Plan	NA / NA / NA	11,436	3.7%	$33.43	N/A	N/A	12/31/2018
Kidney Dialysis Center of West L.A.	NA / NA / NA	7,500	2.4%	$24.17	N/A	N/A	12/31/2014
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
Sales PSF and Occupancy Costs represent sales for the twelve-month period ending December 31, 2012, for all tenants, except for sales for Toys R Us, which is for the twelve-month period ending November 2012. Sales PSF and Occupancy Costs for Ross Dress for Less, Staples and CVS were based on 2012 third party estimates.

(4)
Career Colleges of America occupies 20,420 square feet of office space of which 3,009 square feet expires September 2014, 8,334 square feet expires November 2014 and 9,077 square feet expires March 2015.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring (SF)	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	3,990	1.3%	NAP	NAP	3,990	1.3%	NAP	NAP
2013 & MTM	1	196	0.1	$20,400	0.3%	4,186	1.4%	$20,400	0.3%
2014	7	27,209	8.8	734,182	11.7	31,395	10.2%	$754,582	12.0%
2015	5	17,901	5.8	409,656	6.5	49,296	16.0%	$1,164,238	18.5%
2016	7	30,615	9.9	725,928	11.5	79,911	25.9%	$1,890,166	30.1%
2017	2	2,923	0.9	81,617	1.3	82,834	26.9%	$1,971,783	31.4%
2018	3	29,017	9.4	708,652	11.3	111,851	36.3%	$2,680,435	42.6%
2019	0	0	0.0	0	0.0	111,851	36.3%	$2,680,435	42.6%
2020	3	108,293	35.1	1,918,515	30.5	220,144	71.4%	$4,598,951	73.2%
2021	2	16,872	5.5	379,312	6.0	237,016	76.9%	$4,978,262	79.2%
2022	2	6,127	2.0	286,716	4.6	243,143	78.9%	$5,264,979	83.8%
2023	0	0	0.0	0	0.0	243,143	78.9%	$5,264,979	83.8%
2024 & Beyond	1	65,000	21.1	1,021,378	16.2	308,143	100.0%	$6,286,356	100.0%
Total	33	308,143	100.0%	$6,286,356	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C14

Plaza La Cienega

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	Underwritten	Per Square Foot	%(1)
Rents in Place	$5,885,266	$5,978,147	$6,129,336	$6,286,356	$20.40	80.1%
Vacant Income	0	0	0	83,790	0.27	1.1
Overage Rent	47,889	39,367	50,014	45,000	0.15	0.6
Gross Potential Rent	$5,933,155	$6,017,514	$6,179,350	$6,415,146	$20.82	81.7%
Total Reimbursements	1,420,599	1,419,561	1,449,584	1,436,784	4.66	18.3
Net Rental Income	$7,353,754	$7,437,075	$7,628,934	$7,851,930	$25.48	100.0%
(Vacancy/Credit Loss)	(3,069)	0	0	(275,868)	(0.90)	(3.5)
Other Income	7,879	50,569	23,401	30,000	0.10	0.4
Effective Gross Income	$7,358,564	$7,487,644	$7,652,335	$7,606,063	$24.68	96.9%

Total Expenses	$2,008,820	$1,990,896	$1,986,387	$2,035,769	$6.61	26.8%

Net Operating Income	$5,349,744	$5,496,748	$5,665,948	$5,570,293	$18.08	73.2%

Total TI/LC, Capex/RR	0	0	0	230,730	0.75	3.0
Net Cash Flow	$5,349,744	$5,496,748	$5,665,948	$5,339,563	$17.33	70.2%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The property is self-managed by the borrower.

Escrows and Reserves. At origination, the borrowers deposited into escrow $135,973 for real estate taxes.

Tax Escrows - The borrowers are required to escrow 1/12 of the annual estimated real estate tax payments monthly, which currently equates to $45,324.

Insurance Escrows - At the option of the lender, if the liability or casualty policies maintained by the borrowers do not constitute an approved blanket or umbrella policy (or if the lender otherwise requires the borrowers to obtain separate policies in accordance with the loan agreement), the borrowers are required to escrow 1/12 of the annual estimated insurance premiums monthly.

Replacement Reserves - On a monthly basis, the borrowers are required to escrow $3,852 (approximately $0.15 per square foot annually) for replacement reserves. The replacement reserve is subject to a cap of $138,664 and must be replenished if drawn upon.

TI/LC Reserves - On a monthly basis, the borrowers are required to escrow $12,839 (approximately $0.50 per square foot annually) for TI/LC reserves. The TI/LC reserve is subject to a cap of $462,214 and must be replenished if drawn upon.

Environmental Insurance.  The Phase I environmental report recommended that a limited subsurface investigation be conducted to evaluate certain environmental concerns associated with the historical use of the property. The borrower obtained a $10 million environmental insurance policy from Zurich Insurance with a 13-year term. See “Risk Factors - Environmental Risks Relating to the Mortgaged Properties” in the free writing prospectus.

Lockbox / Cash Management.  The loan is structured with a CMA lockbox. The borrowers were required to send notice to all tenants instructing them to deposit all rents and other payments into the lockbox account. The funds are then returned to an account controlled by the borrowers until the occurrence of a Triggering Event Period. During the continuance of a Triggering Event Period, all rents will be swept to a segregated cash management account under control of the lender and disbursed in accordance with the loan documents with excess cash flow after debt service, required reserves and operating expenses held as additional security for the loan. A “Triggering Event Period” is the period following: (i) the DSCR as calculated in the loan documents based on the trailing twelve-month period falling below 1.12x or (ii) the occurrence of an event of default, until cured.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C14

Embassy Suites Glendale

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C14

Embassy Suites Glendale

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C14

Embassy Suites Glendale

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$50,000,000	Title:	Fee
Cut-off Date Principal Balance:	$49,939,536	Property Type - Subtype:	Hotel - Full Service
% of Pool by IPB:	4.3%	Rooms:	272
Loan Purpose:	Refinance	Location:	Glendale, CA
Borrower:	Newage Glendale LLC	Year Built / Renovated:	2008 / N/A
Sponsor:	Ronnie Lam	Occupancy:	72.0%
Interest Rate:	4.43500%	Occupancy Date:	4/30/2013
Note Date:	6/12/2013	Number of Tenants:	N/A
Maturity Date:	7/1/2018	2010 NOI:	$3,471,854
Interest-only Period:	None	2011 NOI:	$3,945,356
Original Term:	60 months	2012 NOI:	$5,152,620
Original Amortization:	360 months	TTM NOI (as of 4/2013):	$5,114,062
Amortization Type:	Balloon	UW Economic Occupancy:	72.0%
Call Protection:	L(25),Def(34),O(1)	UW Revenues:	$14,247,509
Lockbox:	CMA	UW Expenses:	$9,010,499
Additional Debt:	N/A	UW NOI:	$5,237,010
Additional Debt Balance:	N/A	UW NCF:	$5,237,010
Additional Debt Type:	N/A	Appraised Value / Per Room:	$77,200,000 / $283,824
		Appraisal Date:	4/26/2013

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$183,601
Taxes:	$369,976	$61,663	N/A	Maturity Date Loan / Room:	$168,041
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	64.7%
FF&E Reserves:	$48,942	4% of Gross Revenue	N/A	Maturity Date LTV:	59.2%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.74x
Other:	$0	$0	N/A	UW NOI Debt Yield:	10.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$50,000,000	100.0%	Payoff Existing Debt	$36,991,349	74.0%
			Return of Equity	12,128,566	24.3
			Closing Costs	461,167	0.9
			Upfront Reserves	418,918	0.8
Total Sources	$50,000,000	100.0%	Total Uses	$50,000,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Embassy Suites Glendale has an outstanding principal balance of approximately $49.9 million and is secured by a first mortgage lien on a 272-room full service hotel in Glendale, California. The loan has a five-year term and amortizes on a 30-year schedule.  A portion of the previously existing debt was securitized in the COMM 2011-FL1 transaction.

The Borrower. The borrowing entity for the loan is Newage Glendale LLC, a California limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and non-recourse carve-out guarantor is Ronnie Lam. Mr. Lam is the founder and current CEO of Kam Sang Company, Inc. (“Kam Sang”). Kam Sang, established in 1979, is a privately held real estate development management firm with a portfolio consisting of hospitality, retail, residential, restaurant and mixed use properties. Kam Sang currently owns and manages a portfolio of 15 properties, all of which are located in the greater Los Angeles, California area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C14

Embassy Suites Glendale

The Property. The Embassy Suites Glendale is a 272-room, 12-story, full service hotel located in Glendale, California. The property was built in 2008 by the sponsor for approximately $72.3 million and is the newest property in the hotel’s competitive set. Amenities at the hotel include a fitness center, outdoor swimming pool, business center, guest laundry, approximately 7,000 square feet of meeting space, gift shop, restaurant and lounge. A complimentary hot breakfast and evening cocktail reception is provided for guests. The hotel features a variety of suite-style guest room configurations on floors two through twelve of the property. All guestrooms feature a bedroom and separate living area. The living room area is furnished with a sleeper sofa, lounge chair, side table and a flat panel television. There is also a granite topped wet bar with a refrigerator and microwave. The bedroom portion of the guestroom includes nightstands, armoire and an additional flat panel television.

The property is located approximately 10 miles north of downtown Los Angeles in Glendale, California. The city of Glendale is located within the Tri-Cities area in the foothills of the San Gabriel Mountains. The “Tri-Cities” area includes the cities of Burbank, Glendale and Pasadena, which are situated along the path of the Ventura Freeway (State Highway 134), a major east/west freeway through the north central portion of Los Angeles County. Glendale is served by four major arterial freeways including the Glendale Freeway (Route 2), the Ventura Freeway (State Highway 134), the Golden State Freeway (Interstate 5) and the Foothill Freeway (Interstate 210).

Commercial and group demand is generated primarily by a wide variety of corporate tenants in the surrounding area. Many of these firms are located in Glendale, along North Los Robles Avenue in Pasadena, and in University City. Nestle, Kaiser Permanente, Disney’s Marvel Studios, Deloitte and Touche, PriceWaterhouseCoopers, Parsons Corporation and Fannie Mae are among the businesses located in the surrounding area. According to the appraisal, demand is also driven by the Pasadena Convention Center which is located approximately eight miles east of the property. Leisure demand is driven by local attractions including the Rose Bowl in Pasadena, the Pasadena Civic Auditorium, Pasadena Playhouse and the Ambassador Auditorium.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Embassy Suites Glendale(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2010	77.5%	$129.54	$100.41	49.3%	$156.05	$76.90	63.6%	120.5%	76.6%
2011	80.6%	$131.93	$106.29	64.6%	$152.85	$98.81	80.2%	115.9%	93.0%
2012	83.6%	$136.75	$114.28	72.6%	$163.54	$118.67	86.9%	119.6%	103.8%
TTM(4)	83.6%	$138.44	$115.80	72.0%	$166.22	$119.67	86.1%	120.1%	103.3%
(1)
Data provided by Smith Travel Research. The competitive set contains the following properties: Sheraton Hotel Pasadena, Marriott Los Angeles Burbank Airport, Hilton Pasadena, Hilton Los Angeles North Glendale, Courtyard Los Angeles Pasadena Old Town and Residence Inn Burbank Downtown.

(2)	Based on operating statements provided by the borrower.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and borrower provided operating statements for the property.
(4)	TTM represents the trailing twelve-month period ending April 30, 2013.

The Embassy Suites Glendale’s primary competitive set, as defined in the appraisal, consists of eight hotels totaling 2,466 rooms. Additionally, according to the appraisal, there is a 94-room Hampton Inn & Suites proposed for development approximately one mile south of the property. The table below provides a summary of the Embassy Suites Glendale and the properties in the competitive set’s estimated performance.

Competitive Hotels Profile(1)
				2012 Estimated Market Mix			2012 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Embassy Suites Glendale	272	2008	6,998	63%	6%	31%	73%	$163.54	$118.67
Hilton Glendale	351	1991	15,036	75%	10%	15%	89%	$132.00	$117.48
Sheraton Pasadena	311	1975	12,461	80%	15%	5%	84%	$118.00	$99.12
Hilton Pasadena	296	1970	24,183	75%	20%	5%	82%	$137.00	$112.34
Westin Pasadena	350	1989	17,429	61%	20%	19%	82%	$160.00	$131.20
Courtyard Pasadena	314	2000	5,747	65%	10%	25%	83%	$147.00	$122.01
Courtyard Burbank Airport	190	2002	1,622	40%	35%	25%	88%	$137.00	$120.56
Residence Inn Burbank	166	2007	1,362	75%	15%	10%	90%	$162.00	$145.80
Marriott Burbank	488	1982	50,000	65%	25%	10%	82%	$136.00	$111.52
Total	2,738
(1)	Based on the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C14

Embassy Suites Glendale

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	49.3%	64.6%	72.6%	72.0%	72.0%
ADR	$156.05	$152.85	$163.54	$166.22	$166.22
RevPAR	$76.90	$98.81	$118.67	$119.67	$119.68

Room Revenue	$7,634,289	$9,809,547	$11,814,186	$11,881,174	$11,881,939	$43,684	83.4%
Food and Beverage	1,040,345	1,099,405	1,573,912	1,627,981	1,627,981	5,985	11.4
Other Department Revenues	1,036,819	837,717	720,304	737,589	737,589	2,712	5.2
Total Revenue	$9,711,453	$11,746,669	$14,108,402	$14,246,744	$14,247,509	$52,381	100.0%

Room Expense	$1,605,569	$1,974,583	$2,351,219	$2,397,401	$2,360,099	$8,677	19.9
Food and Beverage Expense	954,778	1,135,205	1,346,106	1,398,811	1,398,811	5,143	85.9
Other Departmental Expenses	68,676	74,853	80,046	84,127	84,127	309	11.4
Departmental Expenses	$2,629,023	$3,184,641	$3,777,371	$3,880,339	$3,843,037	$14,129	27.0%

Departmental Profit	$7,082,430	$8,562,028	$10,331,031	$10,366,405	$10,404,472	$38,252	73.0%

Operating Expenses	$2,301,166	$2,711,899	$3,287,006	$3,364,703	$3,419,476	$12,572	24.0%
Gross Operating Profit	$4,781,264	$5,850,129	$7,044,025	$7,001,702	$6,984,996	$25,680	49.0%

Fixed Expenses	$892,833	$1,237,102	$986,916	$887,687	$865,952	$3,184	6.1%
Management Fee	132,135	245,238	295,341	297,030	312,134	1,148	2.2
FF&E	284,442	422,433	609,148	702,923	569,900	2,095	4.0
Total Other Expenses	$1,309,410	$1,904,773	$1,891,405	$1,887,640	$1,747,987	$6,426	12.3%

Net Operating Income	$3,471,854	$3,945,356	$5,152,620	$5,114,062	$5,237,010	$19,254	36.8%
Net Cash Flow	$3,471,854	$3,945,356	$5,152,620	$5,114,062	$5,237,010	$19,254	36.8%
(1)	TTM column represents the trailing twelve-month period ending April 30, 2013.
(2)	Per Room values based on 272 guest rooms.
(3)	% of Total Revenue column for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line item.

Property Management. The hotel is managed by Kam Sang, an affiliate of the sponsor. The management agreement is dated June 1, 2001, and has an initial 15-year term and is automatically renewed for two five-year periods. The agreement calls for a management fee of 3.0% of gross revenues per year.

Franchise Agreement. The property has a franchise agreement with HLT Existing Franchise Holding LLC, a subsidiary of Hilton Hotels Corporation, for use of the Embassy Suites flag through June 12, 2023 with no extension options. The franchise agreement provides for an aggregate program and royalty fee of 8.0% of the hotel’s gross rooms revenue.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $369,976 for real estate taxes and $48,942 for FF&E reserves.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to a monthly payment of $61,663.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

FF&E Reserves - The borrower is required to escrow a monthly amount equal to one twelfth of 4.0% of gross revenue for the trailing twelve-months for FF&E monthly. In addition, the borrower is required to escrow $4.17 per parking space at the property (approximately $17,412 annually).

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower and the manager were required to direct all credit card companies to send all revenues directly to the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event. During a Cash Sweep Event, all rents will be swept to a segregated cash management account set up at origination and held in trust for the benefit of the lender. The lender will have a first priority security interest in the cash management account. A “Cash Sweep Event” means: (i) the occurrence of an event of default; (ii) any bankruptcy action of the borrower or the manager or (iii) the DSCR as calculated in the loan documents based on the trailing twelve-month period immediately preceding the date of such determination falls below 1.25x. Upon the occurrence of a Cash Sweep Event, all excess cash flow deposited into the cash management account will be held as additional security for the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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 THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C14

Sand Creek Crossing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C14

Sand Creek Crossing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C14

Sand Creek Crossing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C14

Sand Creek Crossing

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$35,033,813	Title:	Fee
Cut-off Date Principal Balance:	$34,947,365	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	3.0%	Net Rentable Area (SF):	251,614
Loan Purpose:	Refinance	Location:	Brentwood, CA
Borrower:	Sand Creek Crossing LLC	Year Built / Renovated:	2002 / N/A
Sponsor:	Michael J. Smith	Occupancy:	96.0%
Interest Rate:	4.59200%	Occupancy Date:	6/4/2013
Note Date:	5/29/2013	Number of Tenants:	34
Maturity Date:	6/6/2023	2010 NOI:	$3,171,712
Interest-only Period:	None	2011 NOI:	$3,117,819
Original Term:	120 months	2012 NOI:	$3,244,498
Original Amortization:	360 months	UW Economic Occupancy:	94.5%
Amortization Type:	Balloon	UW Revenues:	$4,754,109
Call Protection:	L(26),Def(90),O(4)	UW Expenses:	$1,338,296
Lockbox:	CMA	UW NOI(1):	$3,415,813
Additional Debt:	N/A	UW NCF:	$3,137,083
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$53,280,000 / $212
Additional Debt Type:	N/A	Appraisal Date:	2/11/2013

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$139
Taxes:	$111,021	$37,007	N/A	Maturity Date Loan / SF:	$113
Insurance:	$113,769	$8,751	N/A	Cut-off Date LTV:	65.6%
Replacement Reserves:	$0	$4,194	N/A	Maturity Date LTV:	53.3%
TI/LC:	$0	$15,726	$600,000	UW NCF DSCR:	1.46x
Other:	$0	$0	N/A	UW NOI Debt Yield:	9.8%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$35,033,813		100.0%	Payoff Existing Debt	$34,306,576	97.9%
				Closing Costs	462,230	1.3
				Upfront Reserves	224,790	0.6
				Return of Equity	40,218	0.1
Total Sources	$35,033,813		100.0%	Total Uses	$35,033,813	100.0%
(1)	UW NOI is higher than 2012 NOI primarily due to the execution of new leases. Since October 2012, six new leases representing approximately $350,000 of annual revenue have been executed.
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Sand Creek Crossing loan has an outstanding principal balance of approximately $34.9 million and is secured by a first mortgage lien on a 251,614 square foot Class A, grocery anchored retail center located in Brentwood, California. The loan has a 10-year term and amortizes on a 30-year schedule. The previously existing debt consisted of a securitized loan and a balance sheet loan. The previously securitized loan had an original balance of approximately $37.0 million and was securitized in the GCCFC 2003-C2 transaction. The property was indirectly acquired by the sponsor in 2003 for approximately $50.0 million and the sponsor has since invested approximately $2.2 million to develop pad sites, resulting in a total estimated cost basis of approximately $52.2 million. Based on the estimated total cost basis, upfront reserves and closing costs, the borrower has approximately $17.9 million of equity remaining.

The Borrower. The borrowing entity for the loan is Sand Creek Crossing LLC, a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Sand Creek Crossing

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Michael J. Smith. Michael J. Smith has been involved in the development of real property, as a planning commissioner, a developer and a vice president of a real estate brokerage company and currently as a principal of Waterford Associates. Waterford Associates is a real estate acquisition and development company with offices in San Francisco and Marin County, California.

The Property. Sand Creek Crossing is a 251,614 square foot grocery anchored retail center located in Brentwood, California. The property was constructed in 2002, and is comprised of five parcels located on approximately 22.8 acres.  The property is anchored by a Raley’s grocery store (65,100 square feet) as well as traditional power center junior anchor tenants including Ross Stores (30,187 square feet), TJ Maxx (28,000 square feet), HomeGoods (25,000 square feet), Tuesday Morning (14,861 square feet) and Party City (12,000 square feet). The largest tenant, Raley’s (25.9% of total square feet), has a lease through June 2028 and has averaged sales of $333 per square foot over the last three years and in 2012 reported sales per square foot and occupancy costs of $340 and 4.9%, respectively. Additionally, there are 1,233 surface and garage parking spaces at the property that constitute collateral, resulting in a parking ratio of 4.9 spaces per 1,000 square feet of net rentable area.

As of June 4, 2013, the property was approximately 96.0% occupied by 34 tenants. The property had occupancy averaging 93.9% between 2010 and 2012. Additionally, six new leases have been executed since October 2012, and 19 renewals were executed between 2012 and 2013. Gross sales for all tenants that reported as of the 2012 calendar year were approximately $43.0 million. The weighted average sales per square foot was $283 for those tenants occupying greater than 10,000 square feet and $233 for those tenants occupying less than 10,000 square feet, for the 2012 calendar year. Occupancy costs for reporting tenants were 7.1% during the same time period.

Sand Creek Crossing is located approximately 50 miles east of San Francisco on the northwest side of the city of Brentwood,at the southeast corner of the intersection of Sand Creek Road and Highway 4. According to the sponsor, more than 45,000 cars pass through this intersection daily and Highway 4 serves as the primary transportation route between the community of Brentwood and the employment centers to the west. Within a one-mile, three-mile, and five-mile radius there is a population of 10,082, 74,398 and 148,171, and median household income of $93,862, $84,903 and $85,118, respectively.

According to the appraisal, the property is classified as a Class A community shopping center located in the East Bay market and the Highway 4 Corridor submarket. Per the appraisal, shopping center market vacancy and submarket vacancy were 6.2% and 7.1%, respectively, as of year-end 2012. The appraisal concluded that rents in the market average approximately $21.40 per square foot and range from $12.60 to $32.40 per square foot and specifically $21.00 to $25.80 for in-line suites, $15.60 for larger in-line suites, $13.20 for junior anchors and $12.60 for the anchor space. The appraisal concluded that, with the exception of tenants Tuesday Morning and Truck Sports Performance, both of which are considered to be below market rents, recently executed lease rental rates at the property are consistent with rental comparables and market rental rates. The property’s primary competition in the city of Brentwood consists of the six properties detailed in the table below.

Competitive Property Set (1)
Property	Year Built / Renovated	Total GLA	Proximity	Anchor Tenants
Brentwood Town Center	1990/NA	120,000	2.5 miles	Safeway, CVS
Food Maxx Center	2000/NA	84,300	3.5 miles	Food Maxx
The Streets of Brentwood	2008/NA	460,000	0.5 miles	REI, AMC 14, Old Navy, Banana Republic
Lone Tree Plaza – Lone Tree & Heidorn Ranch	2004/NA	462,286	2.1 miles	Home Depot, Kohl’s
Safeway Center (Safeway)	2004/NA	101,500	2.2 miles	Safeway
The Shops at Fairview	2006/2007	90,520	2.3 miles	Fresh & Easy, CVS
Total / Weighted Average		1,318,606
(1)	Competing centers in Brentwood, California, per the appraisal.

Historical Occupancy
	2010	2011	2012	Current(1)
Occupancy(2)	93.4%	93.4%	94.8%	96.0%
(1)	Current Occupancy is as of June 4, 2013.
(2)	Historical Occupancies are as of December 31 of each respective year.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Sand Creek Crossing

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs	Lease Expiration Date
Raley’s	NA / NA / NA	65,100	25.9%	$13.86	$340	4.9%	6/24/2028
Ross Stores	NA / A- / NA	30,187	12.0%	$13.75	N/A	N/A	1/31/2019
TJ Maxx	A3 / A / NA	28,000	11.1%	$13.00	$260	6.4%	8/31/2017
HomeGoods	A3 / A / NA	25,000	9.9%	$13.25	$213	8.0%	8/31/2017
Tuesday Morning	NA / NA / NA	14,861	5.9%	$8.48	N/A	N/A	7/31/2015
Party City	NA / NA / NA	12,000	4.8%	$18.32	$173	13.1%	1/31/2018
Trucks Sports Performance	NA / NA / NA	8,250	3.3%	$4.20	N/A	N/A	12/31/2017
Kelly-Moore Paints	NA / NA / NA	7,500	3.0%	$18.87	N/A	N/A	4/30/2018
Prudential CA Realty	Baa2 / A / BBB+	5,000	2.0%	$22.80	N/A	N/A	7/31/2015
Mikado Asian Bistro	NA / NA / NA	3,300	1.3%	$20.80	$349	8.4%	2/28/2015
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF represents sales for the 2012 calendar year for all tenants.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	10,160	4.0%	NAP	NAP	10,160	4.0%	NAP	NAP
2013 & MTM	2	3,400	1.4	$67,200	1.8%	13,560	5.4%	$67,200	1.8%
2014	3	5,460	2.2	122,736	3.3	19,020	7.6%	$189,936	5.1%
2015	5	27,211	10.8	396,315	10.7	46,231	18.4%	$586,251	15.8%
2016	5	9,088	3.6	235,249	6.3	55,319	22.0%	$821,500	22.1%
2017	11	73,500	29.2	1,031,214	27.7	128,819	51.2%	$1,852,714	49.8%
2018	5	24,808	9.9	494,299	13.3	153,627	61.1%	$2,347,013	63.1%
2019	1	30,187	12.0	415,071	11.2	183,814	73.1%	$2,762,084	74.2%
2020	0	0	0.0	0	0.0	183,814	73.1%	$2,762,084	74.2%
2021	0	0	0.0	0	0.0	183,814	73.1%	$2,762,084	74.2%
2022	1	2,700	1.1	56,700	1.5	186,514	74.1%	$2,818,784	75.8%
2023	0	0	0.0	0	0.0	186,514	74.1%	$2,818,784	75.8%
2024 & Beyond	1	65,100	25.9	902,286	24.2	251,614	100.0%	$3,721,070	100.0%
Total	34	251,614	100.0%	$3,721,070	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	Underwritten	Per Square Foot	%(1)
Rents in Place	$3,403,590	$3,473,952	$3,727,450	$3,721,070	$14.79	75.6%
Vacant Income	0	0	0	213,360	0.85	4.3
Gross Potential Rent	$3,403,590	$3,473,952	$3,727,450	$3,934,430	$15.64	80.0%
Total Reimbursements	944,494	911,657	833,347	984,805	3.91	20.0
Net Rental Income	$4,348,084	$4,385,609	$4,560,797	$4,919,235	$19.55	100.0%
(Vacancy/Credit Loss)	0	0	0	(276,694)	(1.10)	(5.6)
Other Income(2)	53,303	0	20,775	111,569	0.44	2.3
Effective Gross Income	$4,401,387	$4,385,609	$4,581,572	$4,754,109	$18.89	96.6%

Total Expenses	$1,229,675	$1,267,790	$1,337,074	$1,338,296	$5.32	28.2%

Net Operating Income(3)	$3,171,712	$3,117,819	$3,244,498	$3,415,813	$13.58	71.8%

Total TI/LC, Capex/RR	0	0	0	278,730	1.11	5.9

Net Cash Flow	$3,171,712	$3,117,819	$3,244,498	$3,137,083	$12.47	66.0%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)
Underwritten Other Income primarily includes $97,500 from Raley’s and $11,274 from Wells Fargo Bank ATM, reflecting additional rent annually for tenant allowance reimbursements. Historically, Other Income is included in Rents in Place.

(3)
Underwritten Net Operating Income is higher than 2012 Net Operating Income primarily due to the execution of six new leases. Since October 2012, six new leases, representing approximately $350,000 of annual rent, have been executed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C14

Sand Creek Crossing

Property Management. The property is managed by Colliers International Asset Management, Inc.

Escrows and Reserves. At origination, the borrower deposited into escrow $113,769 for insurance premiums and $111,021 for real estate taxes.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to a monthly payment of $37,007.

Insurance Escrows - The borrower is required to escrow 1/12 of the annual estimated insurance premiums monthly, which currently equates to a monthly payment of $8,751.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $4,194 (approximately $0.20 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $15,726 (approximately $0.75 per square foot annually) for tenant improvement and leasing commissions. The reserve is subject to a cap of $600,000 ($2.38 per square foot) and is replenishable if drawn upon.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. The funds are then returned to an account controlled by the borrower on a monthly basis until the occurrence of a Sand Creek Triggering Event. During the continuance of a Sand Creek Triggering Event, all rents will be swept into a segregated cash management account held in trust and for the benefit of the lender until a Sand Creek Triggering Event cure as described in the loan agreement. The lender will have a first priority security interest in the cash management account. To the extent a Sand Creek Triggering Event has occurred and is continuing, then all excess cash flow will be deposited into the cash management account and will be held as additional collateral for the loan.

A “Sand Creek Triggering Event” means the occurrence of: (i) the DSCR as calculated in the loan documents based on the trailing twelve-month period falling below 1.15x, (ii) an event of default, (iii) Raley’s failing to be in possession or going “dark”, (iv) any termination or cancellation of Raley’s and/or Ross Stores lease, or (v) Ross Stores failing to renew its lease 180 days prior to lease expiration.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C14

Republic Services Corporate Headquarters

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Republic Services Corporate Headquarters

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Republic Services Corporate Headquarters

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$28,000,000	Title:	Fee
Cut-off Date Principal Balance:	$28,000,000	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	2.4%	Net Rentable Area (SF):	152,162
Loan Purpose:	Acquisition	Location:	Phoenix, AZ
Borrower:	Scottsdale Property II, LLC	Year Built / Renovated:	2005 / N/A
Sponsor:	H25A, LLC	Occupancy:	100.0%
Interest Rate:	4.10000%	Occupancy Date:	7/26/2013
Note Date:	6/27/2013	Number of Tenants:	1
Maturity Date:	7/1/2023	2010 NOI:	$3,179,813
Interest-only Period:	42 months	2011 NOI:	$3,290,835
Original Term:	120 months	2012 NOI:	$3,247,871
Original Amortization:	360 months	TTM NOI (as of 4/2013):	$3,267,609
Amortization Type:	IO-Balloon	UW Economic Occupancy:	90.0%
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Revenues:	$4,503,368
Lockbox:	CMA	UW Expenses:	$1,701,039
Additional Debt:	N/A	UW NOI:	$2,802,328
Additional Debt Balance:	N/A	UW NCF:	$2,577,513
Additional Debt Type:	N/A	Appraised Value / Per SF:	$48,600,000 / $319
		Appraisal Date:	6/10/2013

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$184
Taxes:	$272,879	$45,480	N/A	Maturity Date Loan / SF:	$162
Insurance:	$5,206	$5,206	N/A	Cut-off Date LTV:	57.6%
Replacement Reserves:	$2,537	$2,537	N/A	Maturity Date LTV:	50.6%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.59x
Other:	$0	Springing	N/A	UW NOI Debt Yield:	10.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,000,000	57.8%	Funds to Borrower	$47,600,000	98.3%
Sponsor Equity	20,433,756	42.2	Closing Costs	553,134	1.1
			Upfront Reserves	280,622	0.6
Total Sources	$48,433,756	100.0%	Total Uses	$48,433,756	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Republic Services Corporate Headquarters loan has an outstanding principal balance of $28.0 million and is secured by a first mortgage lien on a 152,162 square foot office building located in Phoenix, Arizona. The loan has a 10-year term, and subsequent to a 42-month interest-only period, amortizes on a 30-year schedule.

The Borrower. The borrowing entity for the loan is Scottsdale Property II, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is H25A, LLC. H25A, LLC is wholly owned by Bruce Karsh, the co-founder and president of Oaktree Capital Management. Mr. Karsh currently serves as a portfolio manager for Oaktree’s distressed debt funds and has a net worth of approximately $1.7 billion as of March 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C14

Republic Services Corporate Headquarters

The Property. Republic Services Corporate Headquarters is a four-story, 152,162 square foot, Class A office building in the North Scottsdale neighborhood of Phoenix, Arizona. The building was constructed in 2005 and is 100.0% leased to an affiliate of Republic Services (NYSE: RSG) through April 2022. Republic Services, Inc. (“Republic Services”) is a leading provider waste management services company in the United States and currently operates its U.S. headquarters at the property. Departments located at the property include engineering, accounting, payroll, human resources and employee relations. Republic Services provides non-hazardous solid waste collection services for commercial, industrial, municipal and residential customers through 332 collection operations in 38 states and Puerto Rico. Republic Services was ranked #314 on the Fortune 500 list for 2012.

The property is located in Phoenix, Arizona in the Scottsdale Airpark Office submarket of North Scottsdale. As of the end of the first quarter of 2013, the metropolitan Phoenix office market had an average overall vacancy rate of approximately 23.6% and average asking rents of $24.94 per square foot for Class A space.  According to the appraisal, the Scottsdale Airpark Office submarket reported an average vacancy rate of approximately 25.9% and average asking rents of $22.52 per square foot for all property classes, as of first quarter 2013. The appraisal identified eight competitive properties ranging from 81,734 to 439,070 square feet that reported an average occupancy of 96.7%.

Historical Occupancy
	2010	2011	2012	Current(1)
Occupancy(2)	100.0%	100.0%	100.0%	100.0%
(1)	Current Occupancy is as of July 26, 2013.
(2)	Historical Occupancies are as of December 31 of each respective year.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Republic Services	Baa3 / BBB / BBB	152,162	100.0%	$22.01	4/30/2022
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2013 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2014	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2015	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2016	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2017	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	1	152,162	100.0	3,348,340	100.0	152,162	100.0%	$3,348,340	100.0%
2023	0	0	0.0	0	0.0	152,162	100.0%	$3,348,340	100.0%
2024 & Beyond	0	0	0.0	0	0.0	152,162	100.0%	$3,348,340	100.0%
Total	1	152,162	100.0%	$3,348,340	100.0%
(1) Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C14

Republic Services Corporate Headquarters

Operating History and Underwritten Net Cash Flow
	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$3,298,437	$3,297,874	$3,266,538	$3,348,340	$22.01	66.9%
Vacant Income	0	0	0	0	0.00	0.0
Gross Potential Rent	$3,298,437	$3,297,874	$3,266,538	$3,348,340	$22.01	66.9%
Total Reimbursements	1,612,963	1,490,506	1,584,352	1,655,402	10.88	33.1
Net Rental Income	$4,911,399	$4,788,380	$4,850,890	$5,003,742	$32.88	100.0%
(Vacancy/Credit Loss)	0	0	0	(500,374)	(3.29)	(10.0)
Other Income	0	0	0	0	0.00	0.0
Effective Gross Income	$4,911,399	$4,788,380	$4,850,890	$4,503,368	$29.60	90.0%

Total Expenses	$1,620,564	$1,540,509	$1,583,281	$1,701,039	$11.18	37.8%

Net Operating Income	$3,290,835	$3,247,871	$3,267,609	$2,802,328	$18.42	62.2%

Total TI/LC, Capex/RR	0	0	0	224,815	1.48	5.0
Net Cash Flow	$3,290,835	$3,247,871	$3,267,609	$2,577,513	$16.94	57.2%
(1)	TTM represents the trailing twelve-month period ending April 30, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The property is managed by Signature Real Estate Services, Inc., which is a third party management company.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $272,879 for real estate taxes, $5,206 to the insurance reserve and $2,537 for ongoing replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $45,480.

Insurance Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance premiums, which currently equates to $5,206.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $2,537 (approximately $0.20 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, beginning on July 1, 2018, the borrower is required to deposit $15,850 per month ($1.25 per square foot annually) for TI/LC reserves. The reserve is subject to a cap of $1.0 million ($6.57 per square foot).

Future Tenant Improvements Reserve - On a monthly basis, beginning on January 1, 2014, the borrower is required to deposit $115,000 per month ($9.07 per square foot annually) for a future tenant improvements reserve. The reserve is subject to a cap of approximately $1.45 million ($9.55 per square foot).

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower and the manager were required to send tenant direction letters to all tenants at the property instructing them to deposit all rents and payments into the lockbox account. Additionally, the borrower and property manager are required to deposit all rents received into the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event. After a Cash Sweep Event, all rents will be swept into a segregated cash management account set up at such time and excess cash flow will be held in trust for the benefit of the lender as additional security for the loan. The lender will have a first priority security interest in the cash management account.

A “Cash Sweep Event” means: (i) the DSCR as calculated in the loan documents falling below 1.25x based on the trailing three-month period, (ii) the occurrence of an event of default, (iii) the borrower or property manager becomes the subject of a bankruptcy, insolvency or similar action, (iv) Republic Services vacates the property, gives notice that it intends to terminate the lease or becomes the subject of a bankruptcy, insolvency or similar proceeding or (v) the occurrence of the due date that is 24 months prior to the expiration of Republic Services’ lease, if the lease has not been renewed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C14

Copper Creek Portfolio

200
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$27,760,000	Title:	Fee
Cut-off Date Principal Balance:	$27,760,000	Property Type - Subtype:	Industrial - Warehouse
% of Pool by IPB:	2.4%	Net Rentable Area (SF):	674,209
Loan Purpose:	Acquisition	Location:	Various, IL
Borrowers:	1300 West Bartlett Road Fee, LLC and 2645 Federal Signal Drive Fee, LLC	Year Built / Renovated:	Various / Various
		Occupancy:	100.0%
Sponsor:	Neal Shalom	Occupancy Date:	7/1/2013
Interest Rate:	5.19172%	Number of Tenants:	2
Note Date:	6/28/2013	2010 NOI:	$3,113,654
Maturity Date:	7/1/2023	2011 NOI:	$3,038,511
Interest-only Period:	24 months	2012 NOI:	$2,929,135
Original Term:	120 months	UW Economic Occupancy:	90.0%
Original Amortization:	360 months	UW Revenues:	$3,919,928
Amortization Type:	IO-Balloon	UW Expenses:	$939,667
Call Protection:	L(25),Def(92),O(3)	UW NOI:	$2,980,261
Lockbox:	Hard	UW NCF:	$2,823,718
Additional Debt:	Yes	Appraised Value / Per SF:	$39,800,000 / $59
Additional Debt Balance:	$6,000,000	Appraisal Date:	6/5/2013
Additional Debt Type:	Mezzanine Loan

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$41
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$36
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	69.7%
Replacement Reserves:	$5,620	$2,809	N/A	Maturity Date LTV:	60.6%
TI/LC(1):	$25,000	$25,000	N/A	UW NCF DSCR:	1.55x
Other(2):	$98,875	$0	N/A	UW NOI Debt Yield:	10.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$27,760,000	68.8%	Funds to Borrower	$39,174,496	97.2%
Sponsor Equity	6,562,054	16.3	Closing Costs	1,018,063	2.5
Mezzanine Loan	6,000,000	14.9	Upfront Reserves	129,495	0.3
Total Sources	$40,322,054	100.0%	Total Uses	$40,322,054	100.0%
(1)
Monthly TI/LC Reserves are in the amount of $25,000 for the period from July 1, 2013 until June 1, 2015, $33,333 from July 1, 2015 until June 1, 2020, $41,667 from July 1, 2020 until June 1, 2021 and $100,000 from July 1, 2021 until June 1, 2023.

(2)	Initial Other Reserves includes an environmental reserve of $15,000, $25,000 for post closing matters, and a reserve in the amount of $58,875 for parking lot repairs.

The Loan. The Copper Creek Portfolio loan has an outstanding principal balance of approximately $27.8 million and is secured by a first mortgage lien on two industrial buildings that are 100.0% leased to Federal Signal Corporation (NYSE: FSS) and Elgin Sweeper Company, a subsidiary of Federal Signal Corporation. Proceeds of the loan along with sponsor equity were used to acquire the properties for approximately $39.2 million. The sponsor is Neal Shalom, a co-founder and principal of Copper Creek Capital Partners (“Copper Creek”). Copper Creek, based in Needham, Massachusetts, is a national real estate development, acquisition, and management company specializing in industrial properties and shopping centers. The retail portion of Copper Creek controls 29 retail properties with over 2.1 million square feet as of January 1, 2013. Neal Shalom is also a principal of Equity Industrial Partners, which owns and manages over 40 properties encompassing over 12.5 million square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C14

Copper Creek Portfolio

The Properties. The properties, comprised of 2645 Federal Signal Drive and 1300 West Bartlett Road, are warehouse properties constructed in 1972 and 1967 and renovated in 1997 and 1995, respectively, and contain an aggregate 674,209 square feet.

2645 Federal Signal Drive is a 457,198 square foot warehousing and office facility located in University Park, Illinois. The property includes 14 dock-high and eight drive-in doors, 30-foot clear ceiling heights, and 673 parking spaces with a parking ratio of 1.47 spaces per 1,000 square feet. Of the total property square footage, approximately 13.0% of the net rentable area is office space. The property is 100% leased as of July 1, 2013 to Federal Signal Corporation, which designs and manufactures products and integrated solutions for municipal, government, industrial and commercial customers.

1300 West Bartlett Road is a 217,011 square foot warehousing and office facility located in Elgin, Illinois. The property includes four dock-high and 13 drive-in doors, 18-foot clear ceiling heights and 313 parking spaces with a parking ratio of 1.44 spaces per 1,000 square feet. Of the total property square footage, approximately 16.1% of the net rentable area is office space. The property is 100% leased as of July 1, 2013 to Elgin Sweeper Company, a subsidiary of Federal Signal Corporation. Elgin Sweeper Company develops and manufactures municipal roadway cleaning equipment and supplies replacement parts and solutions to municipal and industrial vehicle repair centers. The tenants at both properties have lease expirations of June 30, 2023, the day prior to the loan’s maturity date. A tenant improvements and leasing commissions reserve is structured starting July 1, 2013 that will accumulate up to $5.5 million ($8.16 per square foot) by the loan maturity date.

The Market. The properties are located within the Chicago region, in the Chicago-Naperville-Joliet Metropolitan division in northeast Illinois. The Chicago region is the largest industrial market in the United States, with over 1.1 billion square feet of inventory. 27 Fortune 500 companies are headquartered in the Chicago region, including Walgreens, Boeing, Kraft Foods, Sears Holdings, Abbott Laboratories, Allstate and Motorola. According to the appraisal, the overall Chicago region vacancy rate at year-end 2012 was 8.7%, with net absorption of approximately 14.9 million square feet and an average asking rental rate of $4.00 per square foot.

Tenant Summary(1)
Tenant	Property	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Federal Signal Corporation	2645 Federal Signal Drive	457,198	67.8%	$4.51	6/30/2023
Elgin Sweeper Company	1300 West Bartlett Road	217,011	32.2%	$6.46	6/30/2023
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	Underwritten	Per Square Foot	%(1)
Rents in Place	$3,104,694	$3,123,738	$3,114,218	$3,463,609	$5.14	79.5%
Vacant Income	0	0	0	0	0.00	0.0
Gross Potential Rent	$3,104,694	$3,123,738	$3,114,218	$3,463,609	$5.14	79.5%
Total Reimbursements	652,515	843,650	639,326	891,866	1.32	20.5
Net Rental Income	$3,757,209	$3,967,388	$3,753,544	$4,355,475	$6.46	100.0%
(Vacancy/Credit Loss)	0	0	0	(435,548)	(0.65)	(10.0)
Other Income	0	0	0	0	0.00	0.0
Effective Gross Income	$3,757,209	$3,967,388	$3,753,544	$3,919,928	$5.81	90.0%

Total Expenses	$643,555	$928,877	$824,409	$939,667	$1.39	24.0%

Net Operating Income	$3,113,654	$3,038,511	$2,929,135	$2,980,261	$4.42	76.0%

Total TI/LC, Capex/RR	0	0	0	156,543	0.23	4.0
Net Cash Flow	$3,113,654	$3,038,511	$2,929,135	$2,823,718	$4.19	72.0%

Occupancy	100.0%	100.0%	100.0%	90.0%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Additional Debt. A mezzanine loan of $6.0 million secured by the equity interests in the borrowers was provided by JPMCB and is anticipated to be sold to a third party investor. We cannot assure you that the mezzanine loan will be sold to a third party investor or at all. The mezzanine loan has a coterminous maturity with the mortgage loan. The mezzanine loan is interest-only for the term of the loan and has an 11.00000% coupon. Including the mezzanine loan, the Cut-off Date LTV is 84.8%, the UW NCF DSCR is 1.13x and the UW NOI Debt Yield is 8.8%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C14

575 Maryville Centre Drive

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$26,400,000	Title:	Fee
Cut-off Date Principal Balance:	$26,371,384	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	2.3%	Net Rentable Area (SF):	258,441
Loan Purpose:	Refinance	Location:	St. Louis, MO
Borrower:	575 Maryville Corporate Center, LLC	Year Built / Renovated:	1999 / N/A
Sponsor:	R. Ramin Kamfar	Occupancy:	97.4%
Interest Rate:	4.92000%	Occupancy Date:	7/1/2013
Note Date:	6/21/2013	Number of Tenants:	3
Maturity Date:	7/1/2023	2010 NOI:	$3,946,509
Interest-only Period:	None	2011 NOI:	$4,175,633
Original Term:	120 months	2012 NOI:	$3,261,497
Original Amortization(1):	360 months	TTM NOI (as of 3/2013):	$3,022,481
Amortization Type:	Balloon	UW Economic Occupancy:	90.1%
Call Protection:	L(25),Def(91),O(4)	UW Revenues:	$5,482,924
Lockbox:	Hard	UW Expenses:	$2,369,855
Additional Debt:	Yes	UW NOI:	$3,113,068
Additional Debt Balance:	$2,600,000	UW NCF:	$2,497,979
Additional Debt Type:	Mezzanine Loan	Appraised Value / Per SF:	$40,000,000 / $155
		Appraisal Date:	5/16/2013

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$102
Taxes:	$502,116	$62,765	N/A	Maturity Date Loan / SF:	$83
Insurance:	$4,971	$4,971	N/A	Cut-off Date LTV:	65.9%
Replacement Reserves:	$0	$8,139	N/A	Maturity Date LTV:	53.7%
TI/LC(2)(3):	$520,829	$110,000	$4,620,000	UW NCF DSCR(4):	1.48x
Other:	$0	$0	N/A	UW NOI Debt Yield:	11.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$26,400,000	86.6%	Payoff Existing Debt	$28,297,857	92.9%
Mezzanine Loan	2,600,000	8.5	Closing Costs	1,149,220	3.8
Sponsor Equity	1,474,993	4.8	Upfront Reserves	1,027,916	3.4
Total Sources	$30,474,993	100.0%	Total Uses	$30,474,993	100.0%
(1)
The 575 Maryville Centre Drive loan is structured with a fixed amortization schedule based on a 360 month amortization period for the mortgage loan together with the related mezzanine loan. See Annex F of the Free Writing Prospectus.

(2)
Commencing on January 1, 2014 through June 1, 2017, a leasing reserve equal to $1,320,000 per annum will be collected, up to a cap of $4,620,000, to fund future leasing commission and tenant improvement obligations at the property. The obligation to fund the reserve will be suspended upon the reserve reaching the cap, and will be reinstated in an amount equal to $516,000 per annum, upon the reserve balance falling below $750,000.

(3)	The initial tenant improvement and leasing commission reserve is related to the Savvis expansion space.
(4)	The UW NCF DSCR is calculated using the first twelve monthly payments following the Cut-off Date.

The Loan. The 575 Maryville Centre Drive loan has an outstanding principal balance of approximately $26.4 million and is secured by a first mortgage lien on a 258,441 square foot office building located in St. Louis, Missouri. The loan has a 10-year term and amortizes on a 30-year schedule that is based on the aggregate mortgage loan and mezzanine loan attached as Annex F in the Free Writing Prospectus. The loan’s sponsor and non-recourse guarantor is R. Ramin Kamfar. Mr. Kamfar is the founder of BlueRock Real Estate, LLC and has served as the Chairman and Chief Executive Officer since its inception in 2002.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C14

575 Maryville Centre Drive

The Property. 575 Maryville Centre Drive is a six-story, 258,441 square foot, Class A office building in the Town and Country neighborhood of St. Louis, Missouri. The building was constructed in 1999 and as of July 1, 2013 was 97.4% leased to three tenants. Solutia, Inc., a subsidiary of Eastman Chemical (NYSE: EMN) leases 120,516 square feet (46.6% of rentable square feet), Savvis Communication Corp, a subsidiary of Centurylink (NYSE: CTL) leases 91,932 square feet (35.6% of rentable square feet), and State Farm (S&P rated AA) leases 39,354 square feet (15.2% of rentable square feet) in each case as of July 1, 2013. The property’s current occupancy is reflective of recent leasing transactions, the most recent of which occurred in July 2013, when Savvis expanded their expiring lease from 45,807 square feet to 91,932 square feet, while simultaneously extending through June 2017.

The Market. The property is located in St. Louis, Missouri in the Maryville Centre office park within the Highway 40 Corridor submarket. As of the end of the first quarter of 2013, the Highway 40 Corridor submarket had an average overall vacancy rate of approximately 11.7% and average asking rents of $19.34 per square foot.  According to the appraisal, Class A properties in the Highway 40 Corridor submarket reported an average vacancy rate of approximately 9.4% and average asking rents of $25.89 per square foot as of first quarter 2013.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Solutia, Inc.	Baa2 / BBB / BBB	120,516	46.6%	$25.50	6/30/2018
Savvis Communication Corp	Ba1 / BB / BB+	91,932	35.6%	$23.25	6/30/2017
State Farm	Aa1 / AA / NA	39,354	15.2%	$22.50	9/30/2017
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

Operating History and Underwritten Net Cash Flow
	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$6,212,777	$5,134,350	$5,094,740	$6,096,043	$ 23.59	95.3%
Vacant Income	0	0	0	156,017	0.60	2.4
Gross Potential Rent	$6,212,777	$5,134,350	$5,094,740	$6,252,060	$24.19	97.8%
Total Reimbursements Income	230,924	287,470	264,774	143,036	0.55	2.2
Net Rental Income	$6,443,701	$5,421,820	$5,359,514	$6,395,095	$24.74	100.0%
(Vacancy/Credit Loss)	0	0	0	(915,171)	(3.54)	(14.3)
Other Income	97,703	193,372	1,868	3,000	0.01	0.0
Effective Gross Income	$6,541,405	$5,615,192	$5,361,382	$5,482,924	$21.22	85.7%

Total Expenses	$2,365,772	$2,353,695	$2,338,902	$2,369,855	$9.17	43.2%

Net Operating Income	$4,175,633	$3,261,497	$3,022,481	$3,113,068	$12.05	56.8%

Total TI/LC, Capex/RR	0	0	0	615,090	2.38	11.2
Net Cash Flow	$4,175,633	$3,261,497	$3,022,481	$2,497,979	$9.67	45.6%

Occupancy	98.6%	87.7%	86.7%	90.1%
(1)	TTM represents the trailing twelve-month period ending March 31, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Additional Debt. A mezzanine loan of $2.6 million secured by the equity interests in the borrowers was provided by RAIT Funding, LLC. We cannot assure you that the mezzanine loan will be sold to a third party investor or at all. The mezzanine loan has a coterminous maturity with the mortgage loan. The mezzanine loan is interest-only for the term of the loan and has an 9.06679% coupon. Including the mezzanine loan, the Cut-off Date LTV is 72.4%, the UW NCF DSCR is 1.29x and the UW NOI Debt Yield is 10.7%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C14

Country Club Mall

200
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$26,150,000	Title:	Fee
Cut-off Date Principal Balance:	$26,150,000	Property Type - Subtype:	Retail - Regional Mall
% of Pool by IPB:	2.3%	Net Rentable Area (SF):	393,889
Loan Purpose:	Refinance	Location:	LaVale, MD
Borrower:	LaVale Associates II, LLC	Year Built / Renovated:	1981 / 1995
Sponsor:	Andrew D. Gumberg	Occupancy:	98.8%
Interest Rate:	5.07100%	Occupancy Date:	6/30/2013
Note Date:	7/19/2013	Number of Tenants:	56
Maturity Date:	8/1/2023	2010 NOI:	$2,694,340
Interest-only Period:	None	2011 NOI:	$2,737,240
Original Term:	120 months	2012 NOI:	$2,835,040
Original Amortization:	300 months	UW Economic Occupancy:	95.0%
Amortization Type:	Balloon	UW Revenues:	$5,213,529
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW Expenses:	$2,238,992
Lockbox:	Hard	UW NOI:	$2,974,537
Additional Debt:	N/A	UW NCF:	$2,332,743
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$40,000,000 / $102
Additional Debt Type:	N/A	Appraisal Date:	5/17/2013

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$66
Taxes:	$34,639	$34,639	N/A	Maturity Date Loan / SF:	$50
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	65.4%
Replacement Reserves:	$6,585	$6,585	$237,060	Maturity Date LTV:	49.0%
TI/LC:	$20,000	$20,000	$720,000	UW NCF DSCR:	1.26x
Other(1)(2):	$134,516	Springing	N/A	UW NOI Debt Yield:	11.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$26,150,000	100.0%	Payoff Existing Debt	$22,514,206	86.1%
			Return of Equity	2,208,321	8.4
			Closing Costs	1,231,733	4.7
			Upfront Reserves	195,739	0.7
Total Sources	$26,150,000	100.0%	Total Uses	$26,150,000	100.0%
(1)	Upfront Other Reserves includes an deferred maintenance reserve of $63,250 and a free rent reserve of $71,266.
(2)	Monthly Other Reserves represents a springing future major tenant reserve.

The Loan. The Country Club Mall loan has an outstanding principal balance of approximately $26.2 million and is secured by a first mortgage lien on Country Club Mall, a 596,896 square foot regional mall, of which 393,889 square feet serves as collateral. Country Club Mall is anchored by Wal-Mart, Sears, The Bon-Ton and JCPenney, and is located in LaVale, Maryland. The loan has a 10-year term and amortizes on a 25-year schedule. The loan’s sponsor and non-recourse carve-out guarantor is Andrew D. Gumberg, who collectively with his brothers own approximately 5.7 million square feet of retail space primarily in Pennsylvania, Florida, Maryland and Ohio. The previously existing debt was securitized in MSC 2003-IQ6.

The Property. The property was 98.8% occupied by 56 tenants as of June 30, 2013 and is anchored by Wal-Mart, Sears (90,097 square feet with a lease expiration of October 2017), The Bon-Ton (74,241 square feet with a lease expiration of January 2015) and JCPenney (69,125 square feet with a lease expiration of March 2016). No other tenant occupies more than 6.1% of the net rentable area. The property was constructed in 1981, renovated in 1995, and underwent an expansion in 2004 to include Wal-Mart, which is not part of the collateral, and owns its own store and land. Sales figures as of May 31, 2013 for reporting tenants were approximately $147 per square foot with occupancy costs of 6.4%. The property has an average historical occupancy of 99.0% since 2007.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C14

Country Club Mall

The Market. Country Club Mall is located in LaVale, Maryland, approximately five miles west of downtown Cumberland, and is the only regional mall within an approximately 50 mile radius. The property is located on the southeast corner of Winchester Road (MD 53) and Vocke Road (MD 658), the primary north/south and east/west arterials in the area. According to the appraiser, the property is located in the Cumberland MSA in the northwestern corner of Maryland, with its largest employers coming from a variety of industries including healthcare, manufacturing and transportation/utilities. The appraisal identified six competitive properties that range in size from 470,562 square feet to 1,171,743 square feet, with sales ranging from $270 to $371 per square foot that reported a weighted average occupancy of 95.0%. In addition, the appraisal identified no new construction in the immediate area of the property.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs	Lease Expiration Date
Sears	NA / CCC+ / NA	90,097	22.9%	$2.15	$137	2.2%	10/31/2017
The Bon-Ton	Caa2 / B- / NA	74,241	18.8%	$3.35	$106	4.0%	1/31/2015
JCPenney	NA / CCC+ / NA	69,125	17.5%	$2.95	$86	4.0%	3/31/2016
TJ Maxx	A3 / A / NA	24,000	6.1%	$9.00	N/A	N/A	3/31/2023
Country Club Cinemas(4)	NA / NA / NA	22,326	5.7%	$7.25	$217,577	17.6%	7/31/2031
DEB	NA / NA / NA	9,375	2.4%	$12.50	$109	24.8%	1/31/2015
The Shoe Department	NA / NA / NA	5,700	1.4%	$14.00	$208	11.6%	1/31/2016
AE Outfitters	NA / NA / NA	5,500	1.4%	$28.66	$438	7.5%	1/31/2021
Aber’s Cards & Gifts	NA / NA / NA	5,369	1.4%	$16.20	$156	19.3%	1/31/2014
FYE	NA / NA / NA	5,215	1.3%	$12.66	$257	4.9%	7/31/2013
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF represents sales as of June 2013 for all tenants reporting sales.
(4)	Sales PSF reflects sales per screen for Country Club Cinemas. Sales per screen is based on a total of eight screens.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$3,199,956	$3,247,179	$3,261,571	$3,521,670	$8.94	64.3%
Vacant Income	0	0	0	141,375	0.36	2.6
Gross Potential Rent	$3,199,956	$3,247,179	$3,261,571	$3,663,045	$9.30	66.9%
Total Reimbursements	1,767,325	1,750,417	1,866,611	1,813,722	4.60	33.1
Net Rental Income	$4,967,281	$4,997,596	$5,128,182	$5,476,767	$13.90	100.0%
(Vacancy/Credit Loss)	0	0	0	(274,396)	(0.70)	(5.0)
Other Income	0	0	0	11,158	0.03	0.2
Effective Gross Income	$4,967,281	$4,997,596	$5,128,182	$5,213,529	$13.24	95.2%

Total Expenses	$2,272,941	$2,260,356	$2,293,142	$2,238,992	$5.68	42.9%

Net Operating Income	$2,694,340	$2,737,240	$2,835,040	$2,974,537	$7.55	57.1%

Total TI/LC, Capex/RR	0	0	0	641,794	1.63	12.3
Net Cash Flow	$2,694,340	$2,737,240	$2,835,040	$2,332,743	$5.92	44.7%

Occupancy	99.4%	99.3%	98.3%	95.0%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)
Underwritten Rents in Place are higher than 2012 due to rent steps through January 1, 2014 for Spencer’s Gifts and Things Remembered. AE Outfitters, Justice, Maurices and Country Club Cinema are all currently in abatement periods but were underwritten with full rent.

Future Additional Debt. A mezzanine loan may be obtained by the borrower’s affiliates, provided certain terms and conditions are satisfied, including, but not limited to: (i) no event of default exists, (ii) the LTV of the mortgage and mezzanine loans does not exceed 67.5% based on a recent appraisal, (iii) the debt service coverage ratio (taking into account the mezzanine loan and as calculated in the loan documents) is not less than 1.35x, (iv) the maturity date of the mezzanine loan is no earlier than the final maturity date of the mortgage loan and (v) the borrower delivers a rating agency confirmation with respect to the mezzanine loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C14

Pittsburgh Hyatt Place

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$24,175,000	Title:	Fee
Cut-off Date Principal Balance:	$24,147,146	Property Type - Subtype:	Hotel - Limited Service
% of Pool by IPB:	2.1%	Rooms:	178
Loan Purpose:	Acquisition	Location:	Pittsburgh, PA
Borrower:	Chatham Pittsburgh HP LLC	Year Built / Renovated:	2010 / N/A
Sponsor:	Chatham Lodging Trust	Occupancy:	68.1%
Interest Rate:	4.65000%	Occupancy Date:	4/30/2013
Note Date:	6/17/2013	Number of Tenants:	N/A
Maturity Date:	7/6/2023	2011 NOI:	$2,689,506
Interest-only Period:	None	2012 NOI:	$3,143,947
Original Term:	120 months	TTM NOI (as of 4/2013):	$3,250,442
Original Amortization:	360 months	UW Economic Occupancy:	68.1%
Amortization Type:	Balloon	UW Revenues:	$7,691,368
Call Protection:	L(25),Def(91),O(4)	UW Expenses:	$4,918,598
Lockbox:	CMA	UW NOI:	$2,772,770
Additional Debt:	N/A	UW NCF:	$2,772,770
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$40,100,000 / $225,281
Additional Debt Type:	N/A	Appraisal Date:	5/30/2013

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$135,658
Taxes:	$0	$44,005	N/A	Maturity Date Loan / Room:	$110,369
Insurance:	$63,874	Springing	N/A	Cut-off Date LTV:	60.2%
FF&E Reserve:	$0	4% of Gross Revenue	N/A	Maturity Date LTV:	49.0%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.85x
Other(1):	$175,000	Springing	N/A	UW NOI Debt Yield:	11.5%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,175,000		58.2%	Funds to Borrower	$40,000,000	96.3%
Sponsor Equity	17,349,283		41.8	Closing Costs	1,285,409	3.1
				Upfront Reserves	238,874	0.6
Total Sources	$41,524,283		100.0%	Total Uses	$41,524,283	100.0%
(1)
Initial Other Reserve is a seasonality reserve for potential monthly debt service payment shortfalls. If at any time during the term of the loan, the balance of the seasonality reserve account is less than $175,000, the borrower is required to replenish the account until the seasonality reserve account contains $175,000.

The Loan. The Pittsburgh Hyatt Place loan has an outstanding principal balance of approximately $24.1 million and is secured by a first mortgage lien on a 178-room limited service hotel located in Pittsburgh, Pennsylvania. The 10-year loan amortizes on a 30-year schedule. The sponsor and nonrecourse guarantor is Chatham Lodging Trust (“Chatham”). Chatham is a self-advised real estate investment trust organized to invest in extended-stay hotels and premium-branded select service hotels. As of March 31, 2013, Chatham owned 20 hotels with an aggregate of 2,733 rooms located in 11 states and the District of Columbia and held a 10.3% non-controlling interest in a joint venture which owns 54 hotels comprising an aggregate of 7,154 rooms.

The Property. Pittsburgh Hyatt Place is a 178-room limited service hotel that was constructed in 2010 and is located in Pittsburgh, Pennsylvania. The property is operated under the Hyatt flag with a franchise agreement that expires in 2030, which is seven years after the loan maturity date. The improvements consist of a single, seven-story building totaling 108,388 square feet.  In connection with the loan, the property was indirectly acquired by the sponsor for a total cost of approximately $41.5 million, resulting in a loan to cost ratio of 58.2%.  Guestrooms are located on the second through seventh floors and feature suite style rooms with separate living and sleeping areas as well as Wi-Fi internet access and 42-inch flat-panel televisions capable of accepting inputs from computers and smartphones. Amenities include 2,628 square feet of meeting space, a fitness center, a swimming pool, a guest kitchen and dining area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C14

Pittsburgh Hyatt Place

North Shore Drive, State Highway 65, and Interstates 279, 376 and 579 facilitate travel between the property and the principal concentrations of business activity and population in the region. The property is visible within its neighborhood, including North Shore Drive and the surrounding roadways, due to its identifiable signage and its frontage along North Shore Drive and Interstate 279. The property has had increasing historical occupancy over the past few years, growing from 55.1% as of December 31, 2011 to 68.1% as of the trailing twelve months ended April 30, 2013. RevPAR at the property has also increased from $86.55 in 2011 to $102.94 as of the trailing twelve-month period ending April 30, 2013.

The Market. Pittsburgh Hyatt Place is located directly north of downtown Pittsburgh in the North Shore district, and approximately 13 miles southeast of the Pittsburgh International Airport. According to the appraisal, the neighborhood is characterized by restaurants, hotels, retail venues, a casino, sports and entertainment complexes, office buildings and multifamily residences. Some specific businesses and entities in the area include Heinz Field (home of the Pittsburgh Steelers football team), PNC Park (home of the Pittsburgh Pirates baseball team), Carnegie Science Center, The Rivers Casino, Starkist and Alcoa. Restaurants located near the subject property include Hyde Park Prime Steakhouse, McFadden’s, Tilted Kilt Pub & Eatery, Jerome Bettis Grille 36 and Mullen’s Bar & Grill.

Below is a chart showing the historical performance of the property versus its competitive set.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Pittsburgh Hyatt Place(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	59.2%	$139.42	$82.57	55.1%	$157.19	$86.55	93.1%	112.7%	104.8%
2012	64.9%	$141.53	$91.85	64.7%	$152.24	$98.47	99.7%	107.6%	107.2%
TTM(4)	68.9%	$150.96	$103.96	68.1%	$151.25	$102.94	98.8%	100.2%	99.0%
(1)
Data provided by Smith Travel Research. Competitive set contains the following properties: Doubletree Hotel Pittsburgh Downtown, Courtyard Pittsburgh Downtown, Springhill Suites Pittsburgh North Shore, Hampton Inn Suites Pittsburgh Downtown, Residence Inn Pittsburgh North Shore and Cambria Suites Pittsburgh at Consol Energy Center.

(2)	Based on operating statements provided by the borrower.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and on operating statements provided by the borrower for the property.
(4)	TTM represents the trailing twelve-month period ending April 30, 2013.

Operating History and Underwritten Net Cash Flow
	2011	2012	TTM(1)	Underwritten	Per Room(2)	%(3)
Occupancy	55.1%	64.7%	68.1%	68.1%
ADR	$157.19	$152.24	$151.25	$151.25
RevPAR	$86.55	$98.47	$102.94	$102.94

Room Revenue	$5,623,314	$6,415,169	$6,688,163	$6,688,163	$37,574	87.0%
Other Revenue	850,506	960,866	1,003,205	1,003,205	5,636	13.0
Total Revenue	$6,473,821	$7,376,035	$7,691,368	$7,691,368	$43,210	100.0%

Departmental Expenses	1,670,408	1,851,696	1,926,362	1,926,362	10,822	25.0
Departmental Profit	$4,803,413	$5,524,338	$5,765,006	$5,765,006	$32,388	75.0%

Operating Expenses	1,566,513	1,746,310	1,841,788	1,802,476	10,126	23.4
Gross Operating Profit	$3,236,900	$3,778,029	$3,923,218	$3,962,530	$22,261	51.5%

Fixed Expenses	320,810	375,920	442,035	651,364	3,659	8.5
Management Fee	226,584	258,161	230,741	230,741	1,296	3.0
FF&E	0	0	0	307,655	1,728	4.0
Total Other Expenses	$547,394	$634,082	$672,776	$1,189,760	$6,684	15.5%

Net Operating Income	$2,689,506	$3,143,947	$3,250,442	$2,772,770	$15,577	36.1%
Net Cash Flow	$2,689,506	$3,143,947	$3,250,442	$2,772,770	$15,577	36.1%
(1)	TTM represents the trailing twelve-month period ending April 30, 2013.
(2)	Per Room values based on 178 guestrooms.
(3)	Percentage column represents percent of Total Revenue.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

112 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C14

Embassy Suites Birmingham-Hoover

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$22,750,000	Title:	Fee
Cut-off Date Principal Balance:	$22,750,000	Property Type - Subtype:	Hotel - Full Service
% of Pool by IPB:	2.0%	Rooms:	208
Loan Purpose:	Refinance	Location:	Hoover, AL
Borrower:	Hari Hospitality, LLC	Year Built / Renovated:	2010 / N/A
Sponsors:	Chiman S. Patel	Occupancy:	63.1%
Interest Rate:	4.84000%	Occupancy Date:	4/30/2013
Note Date:	7/12/2013	Number of Tenants:	N/A
Maturity Date:	8/1/2018	2011 NOI:	$1,824,343
Interest-only Period:	None	2012 NOI:	$2,313,355
Original Term:	60 months	TTM NOI (as of 4/2013):	$2,407,676
Original Amortization:	360 months	UW Economic Occupancy:	63.1%
Amortization Type:	Balloon	UW Revenues:	$8,049,509
Call Protection:	L(24),Def(33),O(3)	UW Expenses:	$5,650,732
Lockbox:	CMA	UW NOI:	$2,398,777
Additional Debt:	N/A	UW NCF:	$2,398,777
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$35,000,000 / $168,269
Additional Debt Type:	N/A	Appraisal Date:	5/1/2013

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$109,375
Taxes:	$305,841	$38,230	N/A	Maturity Date Loan / Room:	$100,624
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	65.0%
FF&E Reserves(1):	$26,832	4% of Gross Revenues	$620,000	Maturity Date LTV:	59.8%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.67x
Other:	$0	$0	N/A	UW NOI Debt Yield:	10.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,750,000	97.9%	Payoff Existing Debt	$22,391,057	96.3%
Sponsor Equity	492,732	2.1	Closing Costs	519,002	2.2
			Upfront Reserves	332,673	1.4
Total Sources	$23,242,732	100.0%	Total Uses	$23,242,732	100.0%
(1)	FF&E Reserve Cap is the greater of $620,000 or 24 months of the current FF&E monthly deposit as calculated each March.

The Loan. The Embassy Suites Birmingham-Hoover loan has an outstanding balance of approximately $22.8 million and is secured by a 208-room, full service hotel located in Hoover, Alabama, approximately 15 miles outside of downtown Birmingham and across from the Riverchase Galleria Mall. The loan has a five-year term and amortizes on a 30-year schedule. The loan’s sponsor and non-recourse guarantor is Chiman S. Patel, the founder and co-owner of HP Hotels. HP Hotels owns and operates a portfolio of 24 hotels consisting of over 3,000 rooms across 10 different states and its subsidiary, HP Properties, focuses exclusively on hotel development, planning and design projects. The previously existing debt was securitized in S2H 2012-LV1.

The Property. The property, which opened in 2010, is an eight-story 208-room full service hotel operated under a franchise agreement with Hilton Hotels Corporation that expires on August 21, 2028. The hotel is managed by Kana Hotels, Inc., a hotel development and management company based in Knoxville, Tennessee. Kana Hotels currently manages a portfolio of 34 hotels in ten states. The Embassy Suites Birmingham-Hoover is located directly off John Hawkins Parkway/Route 150, approximately 1.5 miles north of Interstate 459 and 3.1 miles southwest of Interstate 65. The hotel features complimentary breakfast, a full-service restaurant, a 24-hour fitness center, indoor swimming pool, guest laundry and three conference rooms for a total of 11,590 square feet of dedicated meeting space. In addition, the property has 197 surface parking spaces in front of the hotel’s main entrance, as well as a three-story, 71-space parking garage which is adjacent to the south of the property, which is part of the collateral.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

113 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C14

Embassy Suites Birmingham-Hoover

The Market. The Embassy Suites Birmingham-Hoover is located in Hoover, Alabama which is in Jefferson County within the Birmingham MSA. The Birmingham MSA is located in central Alabama, approximately 150 miles west of Atlanta and has an estimated compounded annual growth rate of 1.0% through 2016. Leading employment in the area is spread across various sectors including government, education and health services, business services, retail, leisure and hospitality, with top employers including the University of Alabama at Birmingham, Regions Financial Corporation, AT&T, St.Vincent’s Hospital and the Baptist Health System. The property is located directly across from the Riverchase Galleria Mall, a 1.6 million square foot super-regional mall. The appraisal identified six competitive properties that range in size from 126 rooms to 329 rooms with an average occupancy of 57% and average ADR of $115 as of year end 2012.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Embassy Suites Birmingham-Hoover(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	61.6%	$114.15	$70.29	62.2%	$122.81	$76.41	101.0%	107.6%	108.7%
2012	57.4%	$115.16	$66.08	62.7%	$124.09	$77.85	109.2%	107.8%	117.8%
TTM(4)	55.9%	$116.40	$65.12	63.1%	$127.72	$80.57	112.9%	109.7%	123.7%
(1)
Data provided by Smith Travel Research. Competitive set contains the following properties: Hilton Birmingham Perimeter Park, Courtyard Birmingham Hoover, Marriott Birmingham, The Wynfrey Hotel, Embassy Suites Birmingham and Hyatt Place Birmingham Hoover.

(2)	Based on operating statements provided by the borrower.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and borrower provided operating statements for the property.
(4)	TTM row represents the trailing twelve-months ending April 30, 2013.

Operating History and Underwritten Net Cash Flow
	2011	2012	TTM(1)	Underwritten	Per Room	% of Total Revenue(2)
Occupancy	62.2%	62.7%	63.1%	63.1%
ADR	$122.81	$124.09	$127.72	$127.72
RevPAR	$76.41	$77.85	$80.57	$80.57

Room Revenue	$5,801,419	$5,926,505	$6,116,851	$6,116,851	$29,408	76.0%
Food and Beverage	1,443,256	1,672,268	1,903,803	1,903,803	9,153	23.7
Other Revenue	51,787	37,189	28,855	28,855	139	0.4
Total Revenue	$7,296,462	$7,635,962	$8,049,509	$8,049,509	$38,700	100.0%

Room Expense	1,713,223	1,696,907	1,693,887	1,693,887	8,144	27.7%
Food and Beverage Expense	920,409	1,032,882	1,167,813	1,086,684	5,224	57.1
Other Departmental Expenses	49,449	66,270	56,781	56,781	273	196.8
Departmental Profit	$4,613,381	$4,839,903	$5,131,028	$5,212,157	$25,058	64.8%

Operating Expenses	1,852,784	1,613,546	1,769,887	1,774,184	8,530	22.0
Gross Operating Profit	$2,760,597	$3,226,357	$3,361,141	$3,437,973	$16,529	42.7%

Fixed Expenses	425,502	378,485	390,000	475,731	2,287	5.9
Management Fee	218,894	229,079	241,485	241,485	1,161	3.0
FF&E	291,858	305,438	321,980	321,980	1,548	4.0
Total Other Expenses	$936,254	$913,002	$953,465	$1,039,197	$4,996	12.9%

Net Operating Income	$1,824,343	$2,313,355	$2,407,676	$2,398,777	$11,533	29.8%
Net Cash Flow	$1,824,343	$2,313,355	$2,407,676	$2,398,777	$11,533	29.8%
(1)	TTM column represents the trailing twelve-month period ending April 30, 2013.
(2)	% of Total Revenue column for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line item.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C14

Contacts

J.P. Morgan CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Jonathan Strain Managing Director	jonathan.m.strain@jpmorgan.com	(212) 834-5022

Kunal Singh Executive Director	kunal.k.singh@jpmorgan.com	(212) 834-5467

Michael Brunner Executive Director	michael.j.brunner@jpmorgan.com	(404) 264-2520

Brad Horn Vice President	bradley.j.horn@jpmorgan.com	(212) 834-9708

J.P. Morgan CMBS Trading
Contact	E-mail	Phone Number
Andy Taylor Managing Director	andrew.b.taylor@jpmorgan.com	(212) 834-3813

J.P. Morgan Securitized Products Syndicate
Contact	E-mail	Phone Number
Andy Cherna Managing Director	andy.cherna@jpmorgan.com	(212) 834-4154

Mick Wiedrick Executive Director	mick.k.wiedrick@jpmorgan.com	(212) 834-4154
Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Vinson Managing Director	daniel.vinson@barclays.com	(212) 528-8224

Luke Adovasio Vice President	luke.adovasio@barclays.com	(212) 526-5248

Barclays CMBS Trading
Contact	E-mail	Phone Number
Max Baker Director	max.baker@barclays.com	(212) 526-4223

David Kung Director	david.kung@barclays.com	(212) 528-7374

Barclays Securitized Products Syndicate
Contact	E-mail	Phone Number
Brian Wiele Managing Director	brian.wiele@barclays.com	(212) 412-5780

Kenneth Rosenberg Director	kenneth.rosenberg@barclays.com	(212) 412-5780

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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